EXECUTION COPY

LEASE AGREEMENT
by and between
AGNL CLINIC, L.P.,
a Delaware limited partnership,
as LANDLORD
and
MOLINA HEALTHCARE, INC.,
a Delaware corporation,
as TENANT
Premises:     200 & 300 Oceangate Blvd., Long Beach, CA
3000 Corporate Exchange, Columbus, OH

Dated as of: June 13, 2013

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TABLE OF CONTENTS
Page

1.	Demise of Premises 1

2.	Certain Definitions. 2

3.	Title and Condition . 14

4.	Use of Leased Premises; Quiet Enjoyment. 17

5.	Term. 18

6.	Basic Rent. 19

7.	Additional Rent. 20

8.	Net Lease: Non-Terminability. 21

9.	Payment of Impositions. 21

10.	Compliance with Laws and Easement Agreements; Environmental Matters. 24

11.	Liens; Recording. 27

12.	Maintenance and Repair. 28

13.	Alterations and Improvements. 30

14.	Permitted Contests. 31

15.	Indemnification. 32

16.	Insurance. 33

17.	Casualty and Condemnation. 37

18.	Termination Events. 38

19.	Restoration. 39

20.	Intentionally Omitted. 41

21.	Assignment and Subletting; Prohibition Against Leasehold Financing. 41

22.	Events of Default. 46

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23.	Remedies and Damages Upon Default. 48

24.	Notices. 52

25.	Estoppel Certificate. 53

26.	Surrender. 54

27.	No Merger of Title. 54

28.	Books and Records. 54

29.	Non-Recourse as to Landlord. 55

30.	Financing. 55

31.	Subordination, Non-Disturbance and Attornment. 56

32.	Tax Treatment; Reporting. 56

33.	Security Deposit. 57

34.	Permitted Leasehold Mortgages. 58

35.	Tenant Bankruptcy. 59

36.	Miscellaneous. 60

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SCHEDULES
Schedule 10(h)    Environmental Violations
Schedule 12(a)    Immediate Repairs
Schedule 13(a)    Pending Alterations and Improvements
Schedule 16(a)    Existing Insurance Policies

EXHIBITS
Exhibit A-1    -     Columbus Real Property
Exhibit A-2    -    Long Beach Real Property
Exhibit B-1    -     Columbus Property Other Assets
Exhibit B-1-A -    Columbus Property Excluded Items
Exhibit B-2 -    Long Beach Property Other Assets
Exhibit B-2-A-    Long Beach Property Excluded Items
Exhibit C    -     Permitted Encumbrances
Exhibit D    -     Basic Rent Payments
Exhibit D-1    -    Determination of Fair Market Basic Rent
Exhibit E    -    Acquisition Costs
Exhibit F    -    Percentage Allocation of Basic Rent per Leased Premises
Exhibit G    -     Certification Related to the USA Patriot Act
Exhibit H    -    Form of ACH Authorization Agreement
Exhibit I     -    Form of Subordination Agreement
Exhibit J     -    Form of SNDA

Exhibit K	- List of Existing Subleases, Access Agreements and License Agreements

Exhibit L	- Form of Sublease SNDA

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This LEASE AGREEMENT (as amended, supplemented or modified, this “Lease”), made as of this 13th day of June, 2013 (the “Effective Date”), between AGNL CLINIC, L.P., a Delaware limited partnership (together with its successors and assigns “Landlord”), with an address at c/o Angelo, Gordon & Co., L.P., 245 Park Avenue, 26th Floor New York, New York 10167-0094, and MOLINA HEALTHCARE, INC., a Delaware corporation (together with its successors and permitted assigns, “Tenant”, collectively with Landlord the “Parties” and each individually a “Party”) with an address at 300 Oceangate Blvd., Suite 950, Long Beach, CA 90802.
In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant hereby covenant and agree as follows:
1.Demise of Premises. Landlord hereby demises and lets to Tenant, and Tenant hereby takes and leases from Landlord, for the term and upon the provisions hereinafter specified, the following described property (collectively and individually, as the context may require, the “Leased Premises”):
(a)    The “Columbus Leased Premises,” which means:
(i)    the real property located in Columbus, Ohio particularly described in Exhibit A-1 (the “Columbus Real Property”);
(ii)    the buildings and all other structures and improvements situated on, or affixed or appurtenant to the Columbus Real Property, including any Parking Facilities owned by Landlord in each case except to the extent owned by subtenants or licensees at the Columbus Real Property (collectively, the “Columbus Improvements”);
(iii)    all tenements, hereditaments, easements, rights-of-way, rights, privileges appurtenant to the Columbus Real Property, including (A) easements over other lands granted by any easement agreement benefiting the Columbus Real Property, including any Parking Easement, and (B) Landlord’s right, title and interest in and to any streets, ways, alleys, vaults, gores or strips of land adjoining the Columbus Real Property (collectively, the “Columbus Appurtenances”); and
(iv)    all Columbus Property Other Assets.
(b)    The “Long Beach Leased Premises,” which means:
(i)    the real property located in Long Beach, CA particularly described in Exhibit A-2 (the “Long Beach Real Property”);
(ii)    the buildings and all other structures and improvements situated on, or affixed or appurtenant to the Long Beach Real Property, including any Parking Facilities owned by Landlord in each case except to the extent owned by subtenants or licensees at the Long Beach Real Property (collectively, the “Long Beach Improvements”);
(iii)    all tenements, hereditaments, easements, rights-of-way, rights, privileges appurtenant to the Long Beach Real Property, including (A) easements over other lands granted by any easement agreement benefiting the Long Beach Real Property, including any Parking Easement,

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and (B) Landlord’s right, title and interest in and to any streets, ways, alleys, vaults, gores or strips of land adjoining the Long Beach Real Property (collectively, the “Long Beach Appurtenances”); and
(iv)    all Long Beach Property Other Assets.
2.    Certain Definitions.
“AAA” is defined in Exhibit D-1.
“Acquisition Cost” means, with respect to any Leased Premises, the Acquisition Cost specified in Exhibit E for such Leased Premises.
“Action” is defined in Paragraph 35(b)(i).
“Additional Rent” is defined in Paragraph 7(a).
“Affiliate” means in relation to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, the first Person (and, for purposes of this definition, “controlling”, “controlled by” and “under common control with” means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise).
“Alterations” means all alterations, changes, additions, improvements, reconstructions, restorations, renewals, repairs, replacements or removals of, and all substitutions or replacements for, any of the Improvements, Fixtures or Equipment, both interior and exterior, structural and non-structural, capital and non-capital, and ordinary and extraordinary.
“Appurtenances” means the Columbus Appurtenances and the Long Beach Appurtenances.
“Asset Transfer” is defined in Paragraph 21(c).
“Assignment” means any assignment of rents and leases by Landlord that encumbers any of the Leased Premises, as the same may be amended, supplemented or modified from time to time.
“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1998, as amended, or any similar law or statute of the United States or any state thereof.
“Basic Rent” is defined in Paragraph 6(a).
“Basic Rent Adjustment Date” is defined in Exhibit D.
“Basic Rent Payment Date” is defined in Exhibit D.
“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

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“Casualty” means any loss of or damage to or destruction of all or any portion of any of the Leased Premises by fire or other casualty event.
“Code” is defined in Paragraph 32.
“Columbus Appraisers” is defined in Exhibit D-1.
“Columbus Appurtenances” is defined in Paragraph 1(a)(iii).
“Columbus FMBR” is defined in Exhibit D-1.
“Columbus Improvements” is defined in Paragraph 1(a)(ii).
“Columbus Leased Premises” is defined in Paragraph 1(a).
“Columbus Property Equipment” is defined in Exhibit B-1.
“Columbus Property Excluded Items” is defined in Exhibit B-1.
“Columbus Property Other Assets” is defined in Exhibit B-1.
“Columbus Real Property” is defined in Paragraph 1(a)(i).
“Commencement Date” is defined in Paragraph 5(a).
“Condemnation” means (a) any taking of all or a portion of any of the Leased Premises (i) in or by condemnation or other eminent domain proceedings pursuant to any Law, (ii) by reason of any agreement with any condemning authority in settlement of or under threat of any such condemnation or other eminent domain proceeding, or (iii) Requisition. A Condemnation shall be considered to have taken place as of the later of the date actual physical possession is taken by the condemning authority, or the date on which the right to compensation and damages accrues under the applicable Law.
“Condemnation Notice” means notice or knowledge of the institution of or any threatened institution of any proceeding for Condemnation.
“Control” is defined in Paragraph 21(d).
“Control Person” is defined in Paragraph 21(d).
“Costs” of a Person directly related to a specified transaction or occurrence means all reasonable third-party out-of-pocket costs and expenses incurred by such Person or associated with such transaction, including without limitation, reasonable attorneys’ fees and expenses, reasonable consultants’ fees and expenses, reasonable travel costs, court costs, reasonable real estate brokerage fees, title insurance premiums and expenses, recording taxes and fees, and transfer taxes, but excluding (in the case of Costs of Landlord) (i) all costs, expenses, and fees associated with the day-to-day management of the Leased Premises and the Lease, and (ii) all costs, expenses and fees associated with any Note or Loan including, without limitation, any Prepayment Premium (provided,

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however, that the foregoing shall not limit any express obligation in this Lease of Tenant to pay a Prepayment Premium).
“CPI” means the Consumer Price Index for All Urban Consumers (CPI-U) for the U.S. City Average for All Items (1982-84=100), published by the Bureau of Labor Statistics of the U.S. Department of Labor. If the CPI is not published for any month during the Term, Landlord, in its reasonable discretion, shall substitute a comparable index published by the Bureau of Labor Statistics of the U.S. Department of Labor. If such an index is not published by the Bureau of Labor Statistics, Landlord, in its reasonable discretion, shall select a comparable index published by a nationally recognized responsible financial periodical.
“Credit Entity” means any Person that has a publicly traded debt rating of “Baa” or better from Moody’s or a rating of “BBB” or better from S&P (or, if such Person does not then have publicly traded rated debt, a determination by either of such Rating Agencies that such Person’s unsecured senior debt would be so rated by such Rating Agency and will not be on “Negative Credit Watch”), and in the event both such Rating Agencies cease to furnish such ratings, then a comparable rating by any rating agency acceptable to Landlord.
“Default Rate” is defined in Paragraph 7(a)(iii).
“Diesel Tank” is defined in Paragraph 10(l).
“Easement Agreement” means any condition, covenant, restriction, easement, declaration, right of way, license or other agreement listed as a Permitted Encumbrance or as may hereafter affect any of the Leased Premises.
“EBITDA” means, for any Person, Net Income plus, to the extent deducted from revenues in determining Net Income, (i)  Interest Expense, (ii) expense for income taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) non-cash expenses, charges, or losses and (vi) extraordinary or non-recurring charges or losses realized other than in the ordinary course of business minus, to the extent included in Net Income, (1) income tax credits and refunds (to the extent not netted from tax expense), (2) any cash payments made during such period in respect of items described in clause (v) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were incurred, (3) extraordinary or non-recurring income or gains realized other than in the ordinary course of business and (4) non-cash income or gains, all calculated for such Person in accordance with GAAP on a consolidated basis.
“EBITDAR” means, for any Person, for the most recent twelve (12) month period where applicable financial information is reasonably available, EBITDA plus, to the extent deducted from revenues in determining Net Income, Rental Expense, calculated in accordance with GAAP on a consolidated basis for such period.
“Effective Date” is defined in the introductory Paragraph.
“Environmental Adverse Condition” means the presence or likely presence of any Hazardous Substances on a property under conditions that indicate an existing release, a past release, or material threat of a release of any Hazardous Substances into structures at any of the Leased Premises or

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into or on the ground, ground water, or surface water of the Real Property, or the presence or likely presence of any environmental condition that could adversely affect in a material manner business operations at any of the Leased Premises.
“Environmental Law” means (a) whenever enacted or promulgated, any applicable federal, state, or local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, consent, court order, judgment, decree, injunction, code, requirement or agreement with any governmental entity, (i) relating to pollution (or the cleanup thereof), or the protection of air, water vapor, surface water, groundwater, drinking water supply, land (including land surface or subsurface), plant, aquatic and animal life from injury caused by a Hazardous Substance or (ii) concerning exposure to, or the use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, handling, labeling, production, disposal or remediation of any Hazardous Substance, Hazardous Condition or Hazardous Activity, as now or hereafter in effect, and (b) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to or threatened as a result of the presence of, exposure to, or inadvertent ingestion of, any Hazardous Substance. The term Environmental Law includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), the Clean Air Act, the Clean Water Act, the Solid Waste Disposal Act, the Toxic Substance Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Occupational Safety and Health Act, the National Environmental Policy Act and the Hazardous Materials Transportation Act, each as amended and hereafter in effect and any similar state or local Law.
“Environmental Violation” means (a) any direct or indirect discharge, disposal, spillage, emission, escape, pumping, pouring, injection, leaching, release, seepage, filtration presence or transporting of any Hazardous Substance at, upon, under, onto or within any of the Leased Premises, or from any of the Leased Premises to the environment, in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which could result in any liability to any federal, state or local government or any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (b) any deposit, storage, dumping, placement or use of any Hazardous Substance at, upon, under or within any of the Leased Premises or which extends to any adjoining property in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which could result in any liability to any federal, state or local government or to any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (c) the abandonment or discarding at the Leased Premises of any drums, barrels, containers or other receptacles containing any Hazardous Substances in violation of any Environmental Laws, (d) any activity, occurrence or condition which could reasonably be expected to result in any liability, cost or expense under any Environmental Law to Landlord, Tenant or Lender or any other owner or occupier of any of the Leased Premises, or which could reasonably be expected to result in a creation of a lien on any of the Leased Premises under any Environmental Law or (e) any material violation of or noncompliance with any Environmental Law at the Leased Premises.

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“Equipment” means, collectively, the Columbus Property Equipment and the Long Beach Property Equipment.
“Escrow Charges” is defined in Paragraph 9(g).
“Escrow Payment” is defined in Paragraph 9(g).
“Event of Default” is defined in Paragraph 22(a).
“Exchange Act” is defined in Paragraph 36(n).
“Excluded Claims” is defined in Paragraph 17(a).
“Exempt Person” means (i) any of the following: any Affiliate of Tenant; any Credit Entity; and any Qualified Transferee, (ii) any of the following, and any successor to any of the following: The Molina Foundation; Joseph M. Molina, M.D., Professional Association - Florida, a Florida professional medical corporation; Joseph M. Molina, M.D., Professional Corporation – Southern California; and Joseph M. Molina, M.D., Professional Corporation – Northern California, and (iii) any Subsidiary of any Credit Entity or any Qualified Transferee that enters into a Sublease, provided that such Credit Entity or Qualified Transferee provides a Guaranty with regard to such Sublease.
“Exempt Sublease” means any Existing Sublease, and any extension or non-material modification thereof.
“Existing Insurance Policies” is defined in Paragraph 16(a).
“Existing Sublease” means any of the existing Subleases listed in Exhibit K attached hereto.
“Expiration Date” is defined in Paragraph 5(a).
“Fair Market Basic Rent” is defined in Exhibit D-1.
“First Full Basic Rent Payment Date” is defined in Exhibit D.
“Fitch” means Fitch Ratings Ltd.
“Force Majeure” is defined in Paragraph 36(p).
“GAAP” is defined in Paragraph 28(a).
“Governmental Authority” means any federal, state or local government, authority, agency or regulatory body.
“Governmental Entity” means the United States of America, and any organization, political subdivision or territory thereof, including without limitation any state, county, locality or municipality therein, and any court, commission, administrative agency, department, regulatory body, instrumentality, authority or other entity (in each case whether federal, state, county, local or municipal) exercising executive, legislative, judicial, regulatory or administrative functions.

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“Guarantor” means any person who enters into a Guaranty.
“Guaranty” means any guaranty entered into between Landlord and any assignee of Tenant under this Lease, together with any Replacement Guaranty, if any, in each case, as amended, restated, modified and supplemented from time to time.
“Hazardous Activity” means any activity, process, procedure or undertaking which directly or indirectly: (a) procures, generates or creates any Hazardous Substance; (b) causes or results in (or threatens to cause or result in) the release, seepage, spill, leak, flow, discharge presence or emission of any Hazardous Substance into the environment (including the air, soil, ground water, watercourses or water systems); (c) involves the containment or storage of any Hazardous Substance; or (d) would cause any of the Leased Premises or any portion thereof to become a hazardous waste treatment, recycling, reclamation, processing, storage or disposal facility within the meaning of any Environmental Law.
“Hazardous Condition” means any condition which would support any material claim or liability under any Environmental Law, including the presence of underground storage tanks.
“Hazardous Substance” means (a) any substance, material, product, petroleum, petroleum product, derivative, compound or mixture, mineral (including asbestos), chemical, gas, solid, medical waste, or other pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous or acutely hazardous to the environment or public health or safety or (b) any substance supporting a claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law. Hazardous Substances include, without limitation, any toxic or hazardous waste, pollutant, contaminant, industrial waste, petroleum or petroleum-derived substances or waste, radon, radioactive materials, asbestos, asbestos containing materials, urea formaldehyde foam insulation, lead, mold and other microbial contamination, and polychlorinated biphenyls.
“Immediate Repairs” is defined in Paragraph 12(a).
“Impositions” is defined in Paragraph 9(a).
“Improvements” means the Columbus Improvements and the Long Beach Improvements.
“Indemnitee” means (a) Landlord, (b) Lender, (c) any director, member, officer, general partner, limited partner, shareholder, employee or agent of Landlord or Lender (or any legal representative, heir, estate, successor or assign of any thereof), (d) any predecessor or successor partnership, corporation, limited liability company (or any other entity) of Landlord or Lender, or any of its general partners, members or shareholders, or (e) any affiliate of Landlord or Lender.
“Information” is defined in Paragraph 36(n).
“Initial Term” is defined in Paragraph 5(a).
“Insurance Requirements” means the requirements of all insurance policies required to be maintained in accordance with this Lease.

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“Interest Expense” means, for any Person, with reference to any period, the interest expense (including without limitation interest expense under capital lease obligations that is treated as interest in accordance with GAAP) of such Person calculated on a consolidated basis for such period with respect to all outstanding indebtedness of such Person allocable to such period in accordance with GAAP.
“Landlord” is defined in the introductory Paragraph.
“Late Charge” is defined in Paragraph 7(a)(ii).
“Law” means any constitution, statute, rule of law, code, ordinance, order, judgment, decree, injunction, rule, regulation, policy, requirement or administrative or judicial determination, even if unforeseen or extraordinary, of every duly constituted governmental authority, court or agency, now or hereafter enacted or in effect.
“Lease” is defined in the introductory Paragraph.
“Lease Adjusted Funded Debt” means, for any Person (on a consolidated basis) at the time of any determination, without duplication, all obligations, contingent or otherwise, of such Person that, in accordance with GAAP, should be classified upon the balance sheet of such Person as indebtedness, but in any event including the following: (a) all obligations for borrowed money; (b) all obligations arising from installment purchases of property or representing the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business); (c) all obligations evidenced by notes, bonds, debentures, acceptances or instruments, or arising out of letters of credit (other than trade letters of credit) or bankers’ acceptances issued for such Person’s account; (d) all obligations, whether or not assumed, secured by any lien or payable out of the proceeds or production from any property or assets now or hereafter owned or acquired by such Person (but only up to the value of such property or assets); (e) the capitalized portion of lease obligations under any capital lease; (f) all obligations for which such Person is obligated pursuant to any derivative agreements or arrangements; (g) all obligations of such Person upon which interest charges are customarily paid or accrued; (h) all obligations of the types listed in clauses (a) through (g) of this paragraph, for which such Person is obligated pursuant to a Guaranty; and (i) the Basic Rent payable under this Lease for the immediately following twelve (12) month period capitalized at a rate of a multiple of eight (8).
“Leased Premises” is as defined in Paragraph 1.
“Leasehold Mortgage” is defined in Paragraph 34.
“Leasehold Mortgagee” is defined in Paragraph 34.
“Legal Requirements” means the requirements of all present and future Laws applicable during the Term, including all applicable permit and licensing requirements and all covenants, restrictions and conditions, including all Easement Agreements, now or hereafter of record which may be applicable to Tenant or to any of the Leased Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of any of the Leased Premises.

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“Lender” means any Person which may, on or after the date hereof, make a Loan to Landlord or be the holder of a Note, together with its successors, transferees and assigns.
“Letter of Credit” means an irrevocable, transferable standby letter of credit that provides for automatic renewal sixty (60) days prior to the expiration thereof, in form and substance satisfactory to Landlord, issued by a bank or financial institution acceptable to Landlord (a) that is chartered under the laws of the United States, any state thereof or the District of Columbia, and which is insured by the Federal Deposit Insurance Corporation, (b) whose long-term debt ratings on bank level senior debt obligations are rated at least the second highest category by at least two of Fitch, Moody’s (and S&P or any other Rating Agency (which shall mean AA from Fitch, Aa from Moody’s and AA from S&P) and (c) that has a short-term deposit rating at the bank level in the highest category from at least two Rating Agencies (which shall mean F1 from Fitch, P-1 from Moody’s and A-1 from S&P).
“Loan” means any loan made by one or more Lenders to Landlord, which loan is secured by a Mortgage and an Assignment and evidenced by a Note.
“Long Beach Appraisers” is defined in Exhibit D-1.
“Long Beach Appurtenances” is defined in Paragraph 1(b)(iii).
“Long Beach Equipment” is defined in Exhibit B-2.
“Long Beach FMBR” is defined in Exhibit D-1.
“Long Beach Improvements” is defined in Paragraph 1(b)(ii).
“Long Beach Leased Premises” is defined in Paragraph 1(b).
“Long Beach Property Excluded Items” is defined in Exhibit B-2.
“Long Beach Property Other Assets” is defined in Exhibit B-2.
“Long Beach Real Property” is defined in Paragraph 1(b)(i).
“Losses” is defined in Paragraph 15(a).
“MAI” means Member, Appraisal Institute.
“Moody’s” means Moody’s Investors Service, Inc.
“Moody’s Credit Rating” means the credit rating assigned by Moody’s Investors Service to the highest rated publicly issued debt securities of the assignee.
“Mortgage” means any mortgage or deed of trust entered into by Landlord that encumbers any of the Leased Premises, as the same may be amended, supplemented or modified from time to time.

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“Net Award” means, with respect to any of the Leased Premises, (a) the entire award payable by reason of a Condemnation, less any sums paid pursuant to a separate claim by Tenant as described in Paragraph 17(b); or (b) the entire proceeds of any insurance policy by reason of a Casualty, in each case, less any expenses incurred by Landlord in collecting such award or proceeds.
“Net Income” means, for any Person, with reference to any period, the net income (or loss) of such Person calculated in accordance with GAAP on a consolidated basis (without duplication) for such period.

“Note” means any promissory note evidencing Landlord’s obligation to repay a Loan, as the same may be amended, supplemented or modified.
“Parking Easement” means, with respect to either of the Leased Premises, a permanent parking easement for the benefit of such Leased Premises.
“Parking Facilities” means, with respect to either of the Leased Premises, any and all on-site, satellite or off-site parking facilities to be utilized by Tenant or its employees, agents, invitees or contractors in connection with the use and operation of such Leased Premises.
“Partial Casualty” means any Casualty which does not constitute a Termination Event.
“Partial Condemnation” means any Condemnation which does not constitute a Termination Event.
“Party” and “Parties” are defined in the first paragraph of this Lease.
“Permits” is defined in Paragraph 3(d).
“Permitted Asset Transfer” is defined in Paragraph 21(c).
“Permitted Change of Control” is defined in Paragraph 21(d).
“Permitted Encumbrances” means those covenants, restrictions, reservations, liens, conditions and easements and other encumbrances, other than any Mortgage or Assignment, listed on Exhibit C.
“Permitted Use” is defined in Paragraph 4(a).
“Permitted Violations” is defined in Paragraph 14.
“Person” means an individual, corporation, partnership, joint venture, association, joint-stock company, trust, estate, limited liability company, non-incorporated organization or association, or any other entity, any government authority or any agency or political subdivision thereof.
“Portfolio Rent Adjustment Factor” is defined in Exhibit D-1.
“Preapproved Assignment” is defined in Paragraph 21(b).

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“Preapproved Sublease” is defined in Paragraph 21(e).
“Prepayment Premium” means any payment required to be made by Landlord to a Lender under a Note or other document evidencing or securing a Loan (other than payments of principal and/or interest) solely by reason of any prepayment or defeasance by Landlord of any principal due under such Loan, and which may, without limitation, take the form of (a) a “make whole” or yield maintenance clause requiring a prepayment premium or (b) a defeasance payment (such defeasance payment to be an amount equal to the positive difference between (i) the total amount required to defease a Loan and (ii) the outstanding principal balance of the Loan as of the date of such defeasance plus Costs of Landlord and Lender).
“Present Value” of any amount means such amount discounted by a rate per annum which is the lower of (a) the Prime Rate at the time such present value is determined or (b) six percent (6%) per annum.
“Prime Rate” means the interest rate per annum as published, from time to time, in The Wall Street Journal as the “Prime Rate” in its column entitled “Money Rate”. The Prime Rate may not be the lowest rate of interest charged by any “large U.S. money center commercial banks” and Landlord makes no representations or warranties to that effect. In the event The Wall Street Journal ceases publication or ceases to publish the “Prime Rate” as described above, the Prime Rate shall be the average per annum discount rate (the “Discount Rate”) on ninety-one (91) day bills (“Treasury Bills”) issued from time to time by the United States Treasury at its most recent auction, plus three hundred (300) basis points. If no such 91-day Treasury Bills are then being issued, the Discount Rate shall be the discount rate on Treasury Bills then being issued for the period of time closest to ninety-one (91) days.
“Property Action” is defined in Paragraph 10(b).
“Property Condition Report” is defined in Paragraph 12(c).
“Purchase and Sale Agreement” means the Purchase and Sale Agreement dated as of June 12, 2013 between Tenant and Molina Center, LLC, as Seller, and Landlord, as Buyer.
“Qualified Institutional Purchaser” means a bank, savings and loan association, insurance company, investment company, employee benefit plan, or investment advisor registered under the Investment Advisors Act, that has at least Five Billion Dollars ($5,000,000,000) in discretionary assets under management, or a private equity, venture capital or similar buyout fund with at least Five Billion Dollars ($5,000,000,000) of equity capital under management.
“Qualified Transferee” means (a) a Qualified Institutional Purchaser or Strategic Buyer; provided that, on a pro forma basis, after giving effect to the applicable transaction, Tenant together with such Qualified Institutional Purchaser or Strategic Buyer, on a consolidated basis, have (i) a tangible net worth of not less than Two Billion Five Hundred Million Dollars ($2,500,000,000), (ii) a ratio of Lease Adjusted Funded Debt to EBITDAR of not more than 2.5 to 1.0, and (iii) EBITDAR of not less than Four Hundred Fifty Million Dollars ($450,000,000.00); (b) in the case of a Control Person that acquires Control of Tenant by purchasing equity interests in Tenant through the “over-

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the-counter market” or through any recognized exchange, a Control Person who delivers to Landlord, upon Landlord’s request, after notice from Tenant of such Change of Control, a Letter of Credit equal to twelve (12) months of Basic Rent; or (c) any other Person who delivers to Landlord (or, the case of a sublease, to Tenant) a Letter of Credit equal to eighteen (18) months of Basic Rent.
“Rating Agencies” means, collectively, Fitch, Moody’s, and S&P, and any successor of any of them.
“Real Property” means the Columbus Real Property and the Long Beach Real Property.
“Record” is defined in Paragraph 11(b).
“Remaining Obligations” is defined in Paragraph 18(e).
“Remaining Sum” is defined in Paragraph 19(c).
“Renewal Date” is defined in Paragraph 5(a).
“Renewal Term” is defined in Paragraph 5(a).
“Rent” means, collectively, Basic Rent and Additional Rent.
“Rental Expense” means, for any Person, with reference to any period, the aggregate fixed amounts payable by such Person under any operating leases, calculated on a consolidated basis for such period in accordance with GAAP.
“Replacement Guarantor” means the Guarantor under any Replacement Guaranty.
“Replacement Guaranty” is defined in Paragraph 21(c).
“Requesting Party” is defined in Paragraph 25.
“Required Sublease Provisions” is defined in Paragraph 21(e).
“Requisition” means a temporary requisition or confiscation of the use or occupancy of all or a portion of any of the Leased Premises by any governmental authority, civil or military, whether pursuant to an agreement with such governmental authority in settlement of or under threat of any such requisition or confiscation.
“Responding Party” is defined in Paragraph 25.
“Restoration Fund” is defined in Paragraph 19(a).
“Review Criteria” means all of the following with respect to any proposed subtenant or assignee of Tenant’s interest in the Lease: (i) creditworthiness, (ii) ownership structure, (iii) management experience, and (iv) operating history, if applicable.
“S&P” means Standard & Poor’s Rating Service.

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“S&P Credit Rating” means the credit rating assigned by Standard & Poor’s Rating Group to the highest rated publicly issued debt securities of the assignee.
“Secured Lender” is defined in Paragraph 31(b).
“Secured Property” is defined in Paragraph 31(b).
“Securities Act” is defined in Paragraph 36(n).
“Security Deposit” is defined in Paragraph 33(a).
“Seller” means Molina Healthcare, Inc., a Delaware corporation, and Molina Center, LLC, a Delaware limited liability company, individually or collectively, as the case may be.
“Senior Credit Facility” means, with respect to any Person, any credit facility with an outstanding and drawn principal balance not less than $500,000,000, where such Person is the borrower, and where such facility is secured by all or substantially all of the assets of such Person.
“Set-Off” is defined in Paragraph 8(a).
“Site Assessment” is defined in Paragraph 10(d).
“Site Reviewers” is defined in Paragraph 10(d).
“SNDA” is defined in Paragraph 31(a).
“Specially Designated National or Blocked Person” is defined in Paragraph 36(m).
“Sponsor” is defined in Paragraph 6(c).
“State” means the State of California or the State of Ohio, as the case may be.
“Strategic Buyer” means a domestic exchange-traded public company doing business in the healthcare industry and/or the insurance industry.
“Sublease” means any sublease of any of the Leased Premises and any modifications, amendments, extensions, supplements, restatements or replacements thereof.
“Sublease SNDA” is defined in Paragraph 21(f).
“Subleasing Threshold” is defined in Paragraph 21(e).
“Subsidiary(ies)” means, as to any Person, any corporation, partnership, limited liability company, association, or other business entity of which such Person directly or indirectly owns more than 50% of the capital stock or other equity interests.
“Tenant” is defined in the introductory Paragraph.

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“Term” is defined in Paragraph 5(a).
“Termination Amount” means, with respect to any of the Leased Premises, the sum of (i) the Net Award (if received by Tenant), (ii) any Costs incurred by Landlord in collecting such Net Award (to the extent such Costs have not already been reimbursed), and (iii) any insurance deductible payable in connection such Net Award related to a Casualty.
“Termination Date” is defined in Paragraph 18(d).
“Termination Event” means a Casualty or Condemnation regarding which a Termination Notice may be delivered pursuant to Paragraph 18.
“Termination Notice” is defined in Paragraph 18(a).
“Third Party Purchaser” is defined in Paragraph 21(k).
“UCC” means the Uniform Commercial Code as adopted by the State of New York.
“Warranties” is defined in Paragraph 3(d).
“Water Tank” is defined in Paragraph 10(l).
“Work” is defined in Paragraph 13(b).
3.    Title and Condition .
(a)    Each of the Leased Premises is demised and let subject to (i) any Mortgage and Assignment in effect from time to time (pursuant to and subject to Paragraph 31), (ii) the rights of any Persons in possession of such Leased Premises as of the date hereof, (iii) the state of title of such Leased Premises as of the date hereof, including any Permitted Encumbrances, (iv) any circumstances or conditions which an accurate survey or physical inspection of such Leased Premises might show, (v) all Legal Requirements, including any existing violation thereof, and (vi) the condition of such Leased Premises as of the date hereof (without representation or warranty by Landlord regarding such condition).
(b)    Tenant acknowledges that each of the Leased Premises is in good condition and repair as of the date of executing this Lease and that Tenant has owned the Columbus Leased Premises since December 20, 2012 and the Long Beach Leased Premises since December 8, 2011. SUBJECT TO THE TERMS OF THIS LEASE, LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE EACH OF THE LEASED PREMISES IN ITS AS IS CONDITION, WHERE IS AND WITH ALL FAULTS. TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OR REPRESENTATION AS TO (i) THE FITNESS, DESIGN OR CONDITION OF SUCH LEASED PREMISES FOR ANY PARTICULAR USE OR PURPOSE,

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(ii) THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, (iii) THE EXISTENCE OF ANY DEFECT, INCLUDING ANY LATENT OR PATENT DEFECT, (iv) LANDLORD’S TITLE THERETO, (v) VALUE, (vi) COMPLIANCE WITH SPECIFICATIONS, (vii) LOCATION, (viii) USE, (ix) CONDITION, (x) MERCHANTABILITY, (xi) QUALITY, (xii) DESCRIPTION, (xiii) DURABILITY (xiv) OPERATION, (xv) THE EXISTENCE OR PRESENCE OF ANY HAZARDOUS SUBSTANCE, OR (xvi) COMPLIANCE OF THE LEASED PREMISES WITH ANY LEGAL REQUIREMENT; AND, WITHOUT LIMITING THE EXPRESS TERMS OF THIS LEASE, ALL RISKS RELATED TO ANY OF THE FOREGOING ARE TO BE BORNE BY TENANT. TENANT ACKNOWLEDGES THAT THE LEASED PREMISES ARE OF ITS SELECTION AND TO ITS SPECIFICATIONS AND THAT THE LEASED PREMISES HAVE BEEN INSPECTED BY TENANT AND ARE SATISFACTORY TO IT. WITHOUT LIMITING THE EXPRESS TERMS OF THIS LEASE, IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY OF THE LEASED PREMISES OF ANY NATURE, LANDLORD SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO AND LANDLORD SHALL NOT BE RESPONSIBLE FOR ANY SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT). THE PROVISIONS OF THIS PARAGRAPH 3(b) HAVE BEEN NEGOTIATED, AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS, IMPLIED OR CREATED BY APPLICABLE LAW, WITH RESPECT TO THE CONDITION OF THE LEASED PREMISES.
With respect to the claims released in this Paragraph 3(b), Tenant expressly waives any rights or benefits available to it under the provisions of Section 1542 of the California Civil Code, which provides as follows:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”
Tenant acknowledges that its attorney at law has explained to it the meaning and effect of this statute. Tenant understands fully the statutory language of California Civil Code Section 1542, and, with this understanding, Tenant nevertheless elects to, and does, assume all risk for claims released by it under this Agreement whether arising before or after this Agreement and whether now known or unknown, and Tenant specifically waives any rights it may have under California Civil Code Section 1542 and any successive sections or statutes of a similar nature. Tenant fully understands that if the facts with respect to which this Agreement is executed are

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later found to be other than or different from the facts now believed by it to be true, it expressly accepts and assumes the risk of that possible difference in facts and agrees that this Agreement shall be and remain effective notwithstanding that difference in facts.
The provisions of this Paragraph 3(b) shall survive the termination of this Agreement.
_________________                _______________
Tenant’s Initials                Landlord’s Initials
(c)    Tenant acknowledges that Tenant has examined the title to each of the Leased Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory for all of the purposes permitted under this Lease. Tenant represents and warrants to Landlord that, with respect to each of the Leased Premises, except as disclosed in any document recorded against title to either of the Leased Premises, or otherwise disclosed in writing to Landlord, as of the Effective Date (i) Tenant and any subtenants at the Leased Premises have only the leasehold right of possession and use of such Leased Premises, as provided herein, and (ii) neither Tenant nor any agent, officer, employee, principal or affiliate of Tenant has granted or knowingly suffered to exist any unrecorded deeds, mortgages, land contracts, leases, subleases, licenses, options to purchase, agreements or other instruments adversely affecting title to such Leased Premises or any lien, encumbrance, transfer of interest, constructive trust, or other equity in such Leased Premises, and (iii) Tenant has received no notice of any Casualty, Condemnation or pending or threatened special assessments affecting such Leased Premises. The foregoing representations and warranties and the representations and warranties contained in the Purchase and Sale Agreement (subject to the terms thereof) shall survive the date on which this Lease is fully executed.
(d)    Landlord hereby assigns to Tenant, without recourse or warranty whatsoever, in conjunction with Landlord, the non-exclusive right to enforce all assignable warranties, guaranties, indemnities, contract rights, causes of action and similar rights (collectively “Warranties”) that Landlord may have against any manufacturer, seller, architect, engineer, contractor, builder or other counterparty in respect of any of the Leased Premises, including without limitation in connection with any building plans, specifications or drawings with respect to the Improvements. Such assignment shall remain in effect and be irrevocable until the expiration or earlier termination of this Lease (unless Tenant or its affiliate or designee acquires such Leased Premises, in which instance such assignment shall become permanent and irrevocable with respect to such Leased Premises), whereupon such assignment shall cease and all of the Warranties shall automatically revert to Landlord. In confirmation of such reversion Tenant shall execute and deliver promptly any certificate or other document reasonably required or requested by Landlord. Landlord shall also retain the right to enforce any Warranties upon the occurrence and during the continuance of an Event of Default. Tenant shall use commercially reasonable efforts to enforce the Warranties in accordance with their respective terms, Landlord shall cooperate with Tenant to the extent necessary to permit Tenant to enforce such Warranties prior to the expiration or earlier termination of this Lease. Tenant shall cooperate with Landlord to the extent necessary to permit Landlord to enforce such Warranties after the expiration or earlier termination of this Lease (to the extent not transferred to Tenant). Landlord shall also reasonably cooperate with Tenant in connection with any permits, licenses, and approvals held by Landlord, if any, that are mandated or necessary to operate the

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Properties (collectively, the “Permits”), including exercising rights thereunder and pursuing modifications thereof that Tenant determines would be beneficial to its operations at any of the Leased Premises, and pursuing any additional Permit that Tenant determines would be beneficial to its operations at any of the Leased Premises. The foregoing provisions shall survive the expiration or earlier termination of this Lease.
(e)    LANDLORD AND TENANT AGREE THAT IT IS THEIR MUTUAL INTENT TO CREATE, AND THAT THIS LEASE CONSTITUTES, A MASTER LEASE WITH RESPECT TO EACH AND EVERY PARCEL OF REAL PROPERTY AND THE IMPROVEMENTS INCLUDED IN ANY AND ALL OF THE LEASED PREMISES (WHEREVER LOCATED), THAT THIS LEASE IS NOT INTENDED AND SHALL NOT BE CONSTRUED TO BE SEPARATE LEASES AND THAT ALL THE TERMS AND CONDITIONS HEREOF SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF LANDLORD AND TENANT WITH RESPECT THERETO.
(f)    TENANT, ON BEHALF OF ITSELF AND ANY TRUSTEE OR LEGAL REPRESENTATIVE (UNDER THE FEDERAL BANKRUPTCY CODE OR ANY SIMILAR STATE INSOLVENCY PROCEEDING) EXPRESSLY ACKNOWLEDGES AND AGREES THAT, NOTWITHSTANDING THE PROVISIONS OF PARAGRAPH 18 HEREOF OR ANY OTHER PROVISION IN THIS LEASE TO THE CONTRARY, IT IS THE EXPRESS INTENT OF LANDLORD AND TENANT TO CREATE, AND THAT THIS LEASE CONSTITUTES, A SINGLE LEASE WITH RESPECT TO EACH AND EVERY PARCEL OF LAND, THE IMPROVEMENTS AND OTHER PROPERTY INCLUDED IN EACH OF THE RELATED PREMISES (WHEREVER LOCATED) AND SHALL NOT BE (OR BE DEEMED TO BE) DIVISIBLE OR SEVERABLE INTO SEPARATE LEASES FOR ANY PURPOSE WHATSOEVER, AND TENANT, ON BEHALF OF ITSELF AND ANY SUCH TRUSTEE OR LEGAL REPRESENTATIVE, HEREBY WAIVES ANY RIGHT TO CLAIM OR ASSERT A CONTRARY POSITION IN ANY ACTION OR PROCEEDING; IT BEING FURTHER UNDERSTOOD AND AGREED BY TENANT THAT THE ALLOCATIONS OF ACQUISITION COST AND PERCENTAGE ALLOCATION OF BASIC RENT AS RESPECTIVELY SET FORTH ON EXHIBIT E AND EXHIBIT F HEREOF ARE INCLUDED TO PROVIDE A FORMULA FOR RENT ADJUSTMENT AND LEASE TERMINATION UNDER CERTAIN CIRCUMSTANCES AND AS AN ACCOMMODATION TO TENANT. ANY EVENT OF DEFAULT HEREUNDER IN CONNECTION WITH ANY PORTION OF THE LEASED PREMISES SHALL BE DEEMED TO BE AN EVENT OF DEFAULT WITH RESPECT TO THE ENTIRE LEASED PREMISES. THE FOREGOING AGREEMENTS AND WAIVERS BY TENANT IN THIS PARAGRAPH 3(f) ARE MADE AS A MATERIAL INDUCEMENT TO LANDLORD TO ENTER INTO THE TRANSACTION CONTEMPLATED BY THIS LEASE AND THAT, BUT FOR THE FOREGOING AGREEMENTS AND WAIVERS BY TENANT, LANDLORD WOULD NOT CONSUMMATE THIS LEASE TRANSACTION.
4.    Use of Leased Premises; Quiet Enjoyment.
(a)    Tenant may occupy and use each of the Leased Premises for general office use (including parking) (the “Permitted Use”) and for no other purpose without the prior written consent of Landlord. Tenant shall be responsible for obtaining and maintaining all permits, licenses, certificates of occupancy, or any other items required by any Legal Requirement with respect to

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Tenant’s use and occupancy of each of the Leased Premises. Without limiting Tenant’s express rights under this Lease (including without limitation with respect to Alterations), Tenant shall not use or occupy or permit any of the Leased Premises to be used or occupied, nor do or permit anything to be done in or on any of the Leased Premises, in a manner that (i) violates any Legal Requirement or Permitted Encumbrance, (ii) makes void or voidable or causes any insurer to cancel any insurance required by this Lease, or could be reasonably expected to make it difficult or impossible to obtain any such insurance at commercially reasonable rates, (iii) makes void or voidable, cancels or causes to be cancelled or releases any of the Warranties (except in the ordinary course of business, including obtaining, where applicable, replacement or similar Warranties for those canceled), (iv) causes structural injury to any of the Improvements, (v) diminishes the market value or impairs the usefulness of such Leased Premises, or (vi) constitutes a public or private nuisance or waste. Without limiting any of Tenant’s express rights to terminate the Lease set forth herein, if during the Term Tenant’s use or occupancy of any of the Leased Premises is no longer permitted by Law or any Legal Requirement, Tenant shall not have the right to terminate this Lease by reason of same.
(b)    Subject to the provisions hereof, so long as no Event of Default has occurred and is continuing, Tenant shall quietly hold, occupy and enjoy each of the Leased Premises throughout the Term, without any hindrance, ejection or molestation by Landlord with respect to matters that arise after the date hereof; provided that Landlord or its agents may enter upon and examine any of the Leased Premises at such reasonable times as Landlord may select and upon reasonable notice to Tenant (except in the case of any emergency, in which event no notice shall be required) for the purpose of inspecting such Leased Premises, verifying compliance or non-compliance by Tenant with its obligations hereunder and the existence or non-existence of an Event of Default or event which with the passage of time and/or notice would constitute an Event of Default, showing such Leased Premises to prospective Lenders and purchasers, making any repairs and taking such other action with respect to such Leased Premises as is permitted by any provision hereof. Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s operations and business in connection with any entry upon the Leased Premises by Landlord. Tenant shall permit inspection of any of the Leased Premises by any federal, state, county or municipal officer or representative to determine if such Leased Premises or any portion thereof comply with any Legal Requirement.
5.    Term.
(a)    Subject to the provisions hereof, Tenant shall have and hold the Leased Premises for an initial term (the “Initial Term”, and as extended or renewed in accordance with the provisions hereof, including any exercised Renewal Term, the “Term”) commencing on the Effective Date (the “Commencement Date”) and ending on the last day of the three hundredth (300th) full calendar month next following the Effective Date (the “Expiration Date”); provided that if, on or prior to the Expiration Date or any other Renewal Date (as hereinafter defined) this Lease shall not have been terminated pursuant to any provision hereof, and no Events of Default are continuing under this Lease, then on the Expiration Date and on the fifth (5th), tenth (10th), fifteenth (15th), twentieth (20th) and twenty-fifth (25th) anniversaries of the Expiration Date (each such date, a “Renewal Date”), the Term shall be extended for an additional period of five (5) years (each of the extension periods, a “Renewal Term”); provided that Tenant shall have notified Landlord in writing at least eighteen (18) months prior to such Renewal Date that Tenant has elected to so extend this Lease as of such Renewal Date. At Landlord’s request at any time after the giving of a notice of renewal,

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Tenant shall execute a notice in recordable form confirming such Renewal Date. Any such extension of the Term shall be subject to all of the provisions of this Lease (except that Tenant shall not have the right to any additional Renewal Terms except as otherwise provided herein).
(b)    If Tenant does not exercise any of its options pursuant to Paragraph 5(a) to extend the Term for an additional Renewal Term, or if an Event of Default occurs and is continuing, then Landlord shall have the right during the remainder of the Term then in effect and, in any event, Landlord shall have the right during the last eighteen (18) months of the Term, to (i) advertise the availability of any of the Leased Premises for sale or reletting and to erect upon such Leased Premises signs indicating such availability and (ii) show such Leased Premises to prospective purchasers or tenants or their agents at such reasonable times as Landlord may select and upon five (5) Business Days’ prior written notice to Tenant. Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s operations and business in connection with any entry upon the Leased Premises by Landlord.
6.    Basic Rent.
(a)    On each Basic Payment Date, Tenant shall pay to Landlord for the Leased Premises basic rent the amounts described in Exhibit D (“Basic Rent”). Each payment of Basic Rent shall be made to Landlord (or one or more other Persons as Landlord may designate) on each Basic Rent Payment Date, without set-off, abatement (except as otherwise provided in this Lease), or deduction, pursuant to subparagraph (b) below.
(b)    Each payment of Basic Rent shall be made to Landlord (or one or more other Persons as Landlord may designate) via wire transfer of immediately available funds on each Basic Rent Payment Date pursuant to wire transfer instructions delivered to Tenant from Landlord. Upon Landlord's request following an Event of Default, Tenant shall deliver to Landlord a complete ACH Authorization Agreement – Pre-Arranged Payments substantially in the form of Exhibit H, together with a voided check for account verification, establishing arrangements whereby payments of Rent are transferred by automated clearing house debit initiated by Landlord from an account established by Tenant (and such account not being subject to any control agreement or other lien or encumbrance) at a bank reasonably acceptable to Landlord that is chartered under the laws of the United States, any state thereof or the District of Columbia, and which is insured by the Federal Deposit Insurance Corporation, to such account as Landlord may designate. Following any such Landlord's request to establish an automated clearing house account, Tenant shall continue to pay all Rent by automated clearing house debit until otherwise directed in writing by Landlord.
(c)    If, at any time, Tenant and/or Guarantor, if any, is owned directly or indirectly by one or more private equity funds or other financial sponsors which receive a management fee or other comparable distribution (“Sponsor”), Tenant and/or such Guarantor, as the case may be, shall cause each such Sponsor to enter into a Subordination Agreement substantially in the form of Exhibit I, subordinating Sponsor’s right to collect its management fee to Landlord’s right to collect Basic Rent under this Lease.
(d)    The collection or application of any rent or other amounts directly from any subtenant at the Leased Premises by Landlord shall be subject to Paragraph 21(h) and shall not (i) be deemed

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a waiver of any term, covenant or condition of this Lease, or (ii) relieve Tenant from its obligation to fully observe and perform the terms, covenants and conditions of this Lease.
7.    Additional Rent.
(a)    Tenant shall pay and discharge, as additional rent (collectively, “Additional Rent”) the following costs and expenses:
(i)    except as otherwise specifically provided herein (including without limitation Paragraph 36(q)), all Costs of Landlord not caused by Landlord’s gross negligence, willful misconduct or breach of its obligations under this Lease, and which are incurred in connection with (A) the use, non-use, occupancy, possession, operation, condition, design, construction, maintenance, alteration, repair or restoration of any of the Leased Premises, (B) the Landlord’s performance of any of Tenant’s obligations under this Lease (if and to the extent permitted under the terms of this Lease), (C) any Condemnation proceedings, (D) the adjustment, settlement or compromise of any insurance claims involving or arising from any of the Leased Premises, (E) the prosecution, defense or settlement of any litigation (1) involving or arising from any of the Leased Premises or this Lease or the sale of any of the Leased Premises by Landlord following an Event of Default or (2) brought by any third-party directly against Landlord related to this Lease, any of the Leased Premises or Tenant’s use or occupancy thereof, (F) the exercise or enforcement by Landlord of any of its rights under this Lease, (G) any amendment or supplement to or modification or termination of this Lease requested by Tenant or necessitated by any action of Tenant, including without limitation, any default by Tenant in the performance of any of its obligations under this Lease, (H) any act undertaken by Landlord (or its counsel) at the request of Tenant, any act of Landlord performed on behalf of Tenant (pursuant to any express right of Landlord to act on Tenant’s behalf under the terms of this Lease), or the reasonable and customary review and monitoring of compliance by Tenant with the terms of this Lease and applicable Law, and (I) all other items expressly required to be paid by Tenant under this Lease;
(ii)    subject to Paragraph 2(b) of Exhibit D, if all or any portion of any installment of Basic Rent is due and not paid by the applicable Basic Rent Payment Date, an amount (the “Late Charge”) equal to five percent (5%) of the amount of such unpaid installment of Basic Rent or portion thereof to reimburse Landlord for its Costs and inconvenience incurred as a result of Tenant’s delinquency; and
(iii)    subject to Paragraph 2(b) of Exhibit D, interest, from the date of delinquency, at the rate (the “Default Rate”) of five percent (5%) over the Prime Rate per annum on the following sums until paid in full: (A) all overdue installments of Basic Rent from the respective due dates thereof, (B) all overdue amounts of Additional Rent relating to obligations which Landlord shall have paid on behalf of Tenant, from the date reimbursement is due from Tenant (including any applicable notice, cure, and grace periods) under the express terms of this Lease, and (C) all other overdue amounts of Additional Rent, from the date when such amount becomes due (including any applicable notice and grace periods).
(b)    Tenant shall pay and discharge any Additional Rent not later than five (5) Business Days after Landlord’s demand for payment thereof, in the case of items billed to Landlord, and

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within five (5) Business Days after the due date, in the case of items billed directly to Tenant. After the occurrence of an Event of Default, upon request from Landlord, all payments of Rent shall be paid by automated clearing house debit initiated by Landlord pursuant to Paragraph 6(b).
(c)    In no event shall amounts payable under Paragraphs 7(a)(i), (ii), and (iii) or elsewhere in this Lease exceed the maximum amount permitted by applicable Law.
(d)    Landlord acknowledges that in no event shall “Additional Rent” include, nor shall Landlord have any rights under this Lease, to any charges or other amounts paid by subtenants or others for parking at the Leased Premises.
8.    Net Lease: Non-Terminability.
(a)    This is an absolute net lease and all Rent shall be paid without notice or demand, except as otherwise expressly set forth herein, and without set-off, counterclaim, recoupment, abatement (except as otherwise set forth herein), suspension, deferment, diminution, deduction, reduction or defense (collectively, a “Set-Off”).
(b)    Except as otherwise expressly set forth herein (including without limitation Paragraph 36(p)), this Lease and the rights of Landlord and the obligations of Tenant hereunder shall not be affected by any event or for any reason or cause whatsoever foreseen or unforeseen.
(c)    The obligations of Tenant hereunder shall be separate and independent covenants and agreements, all Rent shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and the obligations of Tenant hereunder shall continue unaffected unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. The obligation to pay Rent shall not be affected by any collection of rents by any governmental body pursuant to a tax lien or otherwise. All Rent payable by Tenant hereunder shall constitute “rent” for all purposes (including Section 502(b)(6) of the Federal Bankruptcy Code).
(d)    Except as otherwise expressly provided herein, Tenant shall have no right and hereby waives all rights which it may have under any Law to (i) quit, terminate or surrender this Lease or any of the Leased Premises, or (ii) exercise any right of Set-Off of any Rent.
9.    Payment of Impositions.
(a)    Tenant shall pay and discharge when due the following to the extent they are imposed on, or with respect to, the Leased Premises: all taxes (including real and personal property taxes, franchise taxes (to the extent imposed in lieu of real property taxes), sales taxes, use taxes, commercial activity taxes (to the extent imposed in lieu of rent taxes), gross receipts (to the extent imposed in lieu of rent taxes) and rent taxes); all charges for any Easement Agreement; all assessments and levies; all taxes, fines, penalties and other Costs in connection with noncompliance of any of the Leased Premises with any applicable Law; all permit, inspection and license fees; all rents and charges for water, sewer, utility and communication services relating to any of the Leased Premises; all ground rents and all other public charges, imposed upon or assessed against (i) Tenant, (ii) Tenant’s interest in any of the Leased Premises, (iii) any of the Leased Premises, or (iv) Landlord

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as a result of or arising in respect of the acquisition, ownership, occupancy, leasing, use, possession or sale of any of the Leased Premises, any activity conducted on any of the Leased Premises, or the Rent (collectively, the “Impositions”); provided, however that nothing herein shall obligate Tenant to pay (A) income, excess profits, gross receipts tax, franchise or other taxes of Landlord (or Lender) which are determined on the basis of Landlord’s (or Lender’s) net income or net worth (unless such taxes are in lieu of or a substitute for any other tax, assessment or other charge upon or with respect to any of the Leased Premises which, if it were in effect, would be payable by Tenant under the provisions hereof or by the terms of such tax, assessment or other charge, e.g., any real property tax that is recharacterized as a franchise tax) or that is imposed upon Landlord (or Lender) under Code Section 59A, (B) any estate, inheritance, succession, gift or similar tax imposed on Landlord, (C) any tax imposed on Landlord in connection with the sale, transfer or other disposition of either of the Leased Premises or any interest therein, including, but not limited to, any transfer, capital gains, sales, gross receipts, value added, income, stamp, real property gains or withholding taxes, and (D) any interest or penalties or other charges related to the foregoing. For the avoidance of doubt, nothing in this Paragraph 9(a) shall make Tenant responsible for Landlord’s Ohio Commercial Activity Tax liability.
(b)    Upon expiration of the Term (or any earlier termination of this Lease), all unpaid taxes and assessments shall be apportioned. If the tax bill for the tax year in which the expiration of the Term (or any earlier termination of this Lease) occurs has not been issued, the apportionment of taxes shall be computed based upon the most recent tax bill available. Landlord and Tenant shall pro-rate any tax refund received by Landlord or Tenant for the tax year in which the expiration of the Term (or any earlier termination of this Lease) occurs.
(c)    If any Imposition may be paid in installments without penalty, Tenant shall have the option to pay such Imposition in installments and shall only be liable for the payment of such installments as they become due and payable and that occur during the Term of this Lease. If any Imposition may be paid in installments with interest, Tenant shall have the option to pay such Imposition in installments, provided that if such installments extend beyond the Term, Landlord shall have the option to repay all remaining installments coming due following the Term without interest.
(d)    Tenant shall prepare and file all tax reports required by governmental authorities which relate to the Impositions. Landlord shall promptly deliver to Tenant any bill, invoice, settlement or notice that Landlord receives with respect to the Impositions. In addition, Landlord agrees to cooperate with Tenant as and when necessary to enable Tenant to receive tax bills, settlements and notices with respect to the Impositions directly from the respective taxing authorities. Tenant shall deliver to Landlord (i) copies of all settlements and notices pertaining to the Impositions which may be issued by any governmental authority within ten (10) days after Tenant’s receipt thereof, (ii) receipts for payment of all taxes required to be paid by Tenant hereunder within thirty (30) days after the due date thereof, and (iii) receipts for payment of all other Impositions within ten (10) days after Landlord’s request therefor.
(e)    Notwithstanding anything to the contrary herein, Tenant shall not be required to pay or cause to be paid any tax, assessment, charge or levy that is not yet past due, or is being contested in good faith by appropriate actions or proceedings, so long as by reason of such nonpayment and

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contest no material item or portion of the Leased Premises is in jeopardy of being seized, levied upon or forfeited. Tenant shall be entitled to any refund of any Impositions (including, without limitation, penalties or interest thereon) received by Tenant or Landlord, whether or not such refund was a result of actions or proceedings instituted by Tenant.
(f)    Impositions shall include, without limitation, any increase in any of the foregoing taxes, payments or costs based upon construction of improvements on the Leased Premises or “change in ownership” (as defined in the California and Revenue Taxation Code) of the Leased Premises.
(g)    During the continuance of an Event of Default, Tenant shall pay to Landlord or Lender such amounts (each an “Escrow Payment”) as required by Landlord or Lender so that there shall be in an escrow account an amount sufficient to pay as they become due the Escrow Charges that will accrue over such period of time as Landlord or Lender shall reasonably require. As used herein, “Escrow Charges” means real estate taxes and assessments on or with respect to any of the Leased Premises or payments in lieu thereof and premiums on any insurance required by this Lease, payments due under any Easement Agreement and any reserves for capital improvements, deferred maintenance, repair and/or tenant improvements and leasing commissions. Landlord shall reasonably determine the amount of the Escrow Charges (it being agreed that if required by a Lender, such amount shall equal any corresponding escrow installments required to be paid by Landlord) and the amount of each Escrow Payment. Notwithstanding the immediately preceding sentence (including without limitation any Lender requirements), the Escrow Payments shall not be commingled with other funds of Landlord or other Persons (and shall not exceed twelve (12) months of Escrow Charges at any given time), shall not exceed with respect to any Escrow Charge in any month one twelfth (1/12th) of the annual amount of the applicable Escrow Charge, and in no event may Landlord require any Escrow Payment regarding any Escrow Charge if Landlord is holding the aggregate annual amount of such Escrow Charge. No interest thereon shall be due or payable to Tenant. Landlord or Lender, as applicable, shall apply the Escrow Payments to the payment of the Escrow Charges in such order or priority as Landlord or Lender shall determine or as required by Law. Subject to the foregoing, if at any time the Escrow Payments theretofore paid to Landlord or Lender, as applicable, shall be insufficient for the payment of the Escrow Charges, Tenant, within ten (10) days after Landlord’s written demand therefor, shall pay the amount of the deficiency to Landlord or Lender, as applicable.
(h)    Tenant agrees to notify Landlord immediately of any changes to the amounts, schedules, or instructions for payment of any Impositions and premiums on any insurance held under this Lease of which Tenant has obtained knowledge and authorizes Landlord or Lender to obtain duplicate copies of the bills for Impositions or Escrow Charges directly from the appropriate authority or entity.
(i)    To the extent required by NPDES Permit No. CAG994004, Tenant agrees to (i) conduct monthly sampling of the water in the sump pump at the Long Beach Real Property, and (ii) provide the applicable quarterly reporting thereof to the LA Regional Water Quality Control Board.

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10.    Compliance with Laws and Easement Agreements; Environmental Matters.
(a)    Tenant shall, at its expense, comply with and conform to, and cause each of the Leased Premises and any other Person occupying any part of any of the Leased Premises to materially comply with and conform to all Insurance Requirements and all Legal Requirements (including all applicable Environmental Laws); provided, however, that Tenant shall only be required to cause any other Person to comply with Insurance Requirements if and to the extent such Insurance Requirements are reasonably applicable to such Person and its activities or operations at any Leased Premises. Tenant shall not at any time (i) cause, permit, or suffer to occur, any Environmental Violation or any environmental lien whether due to the acts of Tenant or any other party, (ii) permit any subtenant, assignee or other Person occupying any of the Leased Premises under or through Tenant to cause, permit or suffer to occur any Environmental Violation and, at the request of Landlord, Tenant shall promptly remediate or undertake any other appropriate response action to correct any existing Environmental Violation, however immaterial, or (iii) without the prior written consent of Landlord, permit any drilling or exploration for or extraction, removal, or production of any oil, gas or minerals from the surface or the subsurface of the Real Property, regardless of the depth thereof or the method of mining or extraction thereof. Any and all reports prepared for or by Landlord with respect to any of the Leased Premises shall be for the sole benefit of Landlord and no other Person shall have the right to rely on any such reports.
(b)    Tenant, at its sole cost and expense, will at all times promptly and faithfully abide by, discharge and perform all of the covenants, conditions and agreements contained in any Easement Agreement on the part of Landlord, Tenant or any subtenant to be kept and performed thereunder; provided, however, that Landlord shall reasonably cooperate with Tenant to enable and assist Tenant in connection therewith. Neither Party will alter, modify, amend or terminate any Easement Agreement, give any consent or approval thereunder, or enter into any new Easement Agreement without, in each case, the prior written consent of the other Party. Tenant agrees to reasonably cooperate with Landlord, at Tenant’ sole cost and expense, in connection with (i) the granting of easements, licenses, rights-of-way and other rights and privileges in the nature of Easement Agreements reasonably necessary or desirable for ownership and operation of any of the Leased Premises as herein provided; (ii) the execution of petitions to have any of the Leased Premises annexed to any municipal corporation or utility district; and (iii) the execution of amendments to any covenants and restrictions affecting any of the Leased Premises; provided, however, that in no event shall Landlord undertake any of the actions described in clauses (i), (ii) and (iii) or any other grant, release, dedication, transfer, easement, amendment or government action, or other action or agreement relating to either of the Leased Premises (any of the foregoing, a “Property Action”) without the prior written consent of Tenant, which consent Tenant shall not unreasonably withhold, condition or delay; provided, however, that Tenant may condition such consent in part on receiving from Landlord a certificate stating that such Property Action will not materially interfere with Tenant’s use and enjoyment of the Leased Premises.
(c)    Subject to the provisions of this Paragraph 10(c), so long as no Event of Default has occurred and is continuing, Landlord hereby agrees to reasonably cooperate with the following actions by Tenant, in the name and stead of Landlord and cause Lender to cooperate with, but at Tenant’s sole cost and expense: (i) the granting of easements, licenses, rights-of-way and other rights and privileges in the nature of Easement Agreements reasonably necessary or desirable for

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the construction, operation, restoration, use, repair, renovation or maintenance of any of the Leased Premises as herein provided; (ii) the execution of petitions to have any of the Leased Premises annexed to any municipal corporation or utility district; (iii) the execution of amendments to any covenants and restrictions affecting any of the Leased Premises; (iv) Tenant’s obtaining all necessary government or third-party actions, consents or agreements necessary for the performance and completion of any Alteration; provided, however that in each case Tenant shall have delivered to Landlord a certificate stating that: (A) the Property Action does not impair the value, utility or remaining useful life of such Leased Premises or have an adverse effect on the value of Landlord’s interest in such Leased Premises (other than to a de minimis extent, or, with respect to an Alteration, a temporary extent), (B) such Property Action is reasonably necessary in connection with the use, maintenance, alteration, renovation, construction, operation, restoration, repair or improvement of such Leased Premises, (C) Tenant shall remain obligated under this Lease and under any instrument executed by Tenant consenting to the assignment of Landlord’s interest in this Lease as security for indebtedness, in each such case in accordance with their terms, and (D) Tenant shall pay any Costs of Landlord under such Property Action. Without limiting the effectiveness of the foregoing, Landlord shall, within thirty (30) days of receipt of the written request of Tenant, and at Tenant’s sole cost and expense (including reasonable fees and disbursements of counsel to Landlord and Lender to review such Property Action), review and either approve or disapprove in writing the proposed Property Action, and, if approved, execute and deliver any instruments and take any other action reasonably necessary or appropriate to confirm any such Property Action, to any person permitted under this Paragraph 10 or to implement any such Property Action.
(d)    Upon prior written notice from Landlord, Tenant shall permit such persons as Landlord may designate (“Site Reviewers”) to visit any of the Leased Premises during normal business hours and in a manner which does not unreasonably interfere with Tenant’s operations and perform environmental site investigations and assessments (“Site Assessments”) on such Leased Premises in any of the following circumstances: (i) in connection with any sale, financing or refinancing of such Leased Premises; (ii) within the six (6) month period prior to the expiration of the Term; (iii) if required by Lender or the terms of any credit facility to which Landlord is bound; (iv) if an Event of Default exists; (v) if required under any applicable Law; or (vi) at any other time that, in the opinion of Landlord or Lender, a reasonable basis exists to believe that an Environmental Violation or any condition that could reasonably be expected to result in any Environmental Violation exists; provided, however, that Landlord and Lender may only conduct, in the aggregate, one (1) Site Assessment per calendar year, unless Landlord or its Lender has a reasonable basis to believe that a previously undisclosed material Environmental Violation exists. Such Site Assessments may include both above and below the ground testing for Environmental Violations and such other tests as may be necessary, in the opinion of the Site Reviewers, to conduct the Site Assessments including additional Site Assessments that may be required as a result of any limited Phase II environmental report prepared prior to the date hereof or as may be required by Lender or any provider of insurance for such Leased Premises. Tenant shall supply to the Site Reviewers such historical and operational information regarding such Leased Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments, and shall make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The cost of performing and reporting any Site Assessments pursuant to subsections (i) and (iii) of this Paragraph 10(d) shall be paid by Landlord; all other costs relating to Site Assessments shall be paid by Tenant.

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(e)    If an Environmental Violation occurs or is found to exist and, in Landlord’s reasonable judgment, the cost of remediation of, or other response action with respect to, the same is likely to exceed Five Hundred Thousand Dollars ($500,000), Tenant shall provide to Landlord, within ten (10) days after Landlord’s written request therefor, adequate financial assurances, as determined in Landlord’s reasonable discretion, that Tenant will effect such remediation in accordance with applicable Environmental Laws, and fulfill Tenant’s indemnification obligations that could reasonably be expected to arise as a result of such Environmental Violation. Such financial assurances shall be in an amount equal to or greater than Landlord’s reasonable estimate, based upon a Site Assessment performed pursuant to Paragraph 10(d), of the anticipated cost of such remedial action. Tenant shall comply with all reasonable requests of Landlord with respect to an Environmental Violation, including without limitation (i) a request to effectuate a remediation of any Environmental Violation, (ii) a request for Tenant to comply with any Environmental Laws or to comply with any directive from a governmental authority, or (iii) a reasonable request to take any action necessary to protect human health and safety.
(f)    Notwithstanding any other provision of this Lease, if an Environmental Violation occurs or is found to exist and the Term would otherwise terminate or expire, then, at the option of Landlord, the Term shall be automatically extended beyond the date of termination or expiration and this Lease shall remain in full force and effect on a month-to-month basis beyond such date until the earlier to occur of (i) the completion of all remedial action in accordance with applicable Environmental Laws or (ii) the date specified in a written notice from Landlord to Tenant terminating this Lease.
(g)    If Tenant fails to comply with any requirement of any Environmental Law, Landlord shall have the right (but no obligation) to take any and all actions as Landlord shall deem necessary or advisable in order to comply with such Environmental Law.
(h)    Except as provided in Schedule 10(h), Tenant represents and warrants that (i) it is not aware of any Environmental Violation or suspected Environmental Violation at any of the Leased Premises as of the Effective Date and (ii) Tenant has disclosed to Landlord all known or suspected Environmental Violations and the presence of Hazardous Conditions or Hazardous Substances existing on any of the Leased Premises prior to the Effective Date. If Tenant fails to comply with any requirement of any Environmental Law in connection with any Environmental Violation which occurs or is found to exist, Landlord shall have the right (but no obligation) to take any and all actions as Landlord shall deem necessary or advisable in order to cure such Environmental Violation.
(i)    Tenant shall notify Landlord on the earlier of (i) three (3) Business Days after obtaining knowledge thereof or (ii) the date on which notice is required to be delivered to any governmental authority under applicable Environmental Law, or contemporaneous with notice being provided to any governmental authority, with respect to (X) any Environmental Violation (or alleged Environmental Violation), (Y) spill or release of any Hazardous Substances that could reasonably be expected to result in a claim or liability under Environmental Law, or (Z) noncompliance with any of the covenants contained in this Paragraph 10, and shall promptly forward to Landlord copies of all orders, reports, notices, permits, applications or other communications relating to any such violation or noncompliance.

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(j)    Intentionally Omitted.
(k)    Tenant shall, from time to time, upon Landlord’s reasonable request, provide Landlord with evidence (a duly authorized and executed officer’s certificate from Tenant shall be sufficient evidence) satisfactory to Landlord that the Real Property complies with all Legal Requirements or is exempt from compliance with such Legal Requirements.
(l)    Except for the water tank more particularly described in Schedule 10(l) (the “Water Tank”), and the above-ground tank containing diesel fuel described in Schedule 10(l) (the “Diesel Tank”), there are no above or underground tanks at either of the Leased Premises as of the date hereof. Tenant represents and warrants that the Water Tank has not been used by Tenant or its Affiliates for any purpose other than to hold water from a domestic water line as a water reservoir for the fire sprinkler system at the Long Beach Leased Premises. Unless otherwise directed by Landlord, and except for the Water Tank and the Diesel Tank, Tenant shall, at its sole cost and expense, close any tanks (above or underground) or remnants thereof at each of the Leased Premises prior to the termination or expiration of the Term. Tenant shall: (i) remove any such tanks, their contents, and associated equipment and piping at each of the Leased Premises in accordance with Environmental Law; (ii) close any such tanks in accordance with Environmental Law; (iii) perform any Site Assessments reasonably necessary to determine whether the prior use of or removal or closure procedures with respect to any such tanks resulted in an Environmental Adverse Condition; (iv) remediate all Environmental Adverse Conditions associated with any such tanks in accordance with this subparagraph; and (v) notify as required all appropriate Governmental Authorities of the closure and removal of any such tanks that are regulated in accordance with Environmental Law. In the event that Landlord notifies Tenant that any or all of the tanks that otherwise are required to be removed pursuant to this Paragraph 10(l) may remain on any of the Leased Premises at the termination or expiration of the Term, Tenant shall take all appropriate actions to ensure that such tanks are in good working order, are emptied of all contents, are in compliance with all Environmental Laws, and do not constitute an Environmental Adverse Condition at the termination or expiration of the Term. Prior to the termination or expiration of the Term, Tenant shall provide Landlord with (x) proof of closure or removal of any such tanks that are required to be closed or removed pursuant to this Paragraph 10(l), (y) copies of all Site Assessments performed in conjunction with the closure or removal of any such tanks, and (z) all documentation of the regulatory status of all tanks at any of the Leased Premises (including without limitation any such documentation regarding the Water Tank and the Diesel Tank, and any other tanks whether or not Landlord has allowed Tenant to leave in place any other tanks at such Leased Premises).
11.    Liens; Recording.
(a)    Except as contemplated in Paragraph 10, Tenant shall not, directly or indirectly, create or permit to be created or to remain and shall promptly discharge or remove any lien, levy or encumbrance on any of the Leased Premises or on any Rent or any other sums payable by Tenant under this Lease, other than any Mortgage or Assignment, the Permitted Encumbrances and any mortgage, lien, encumbrance or other charge created by or resulting solely from any act or omission of Landlord. NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES, EQUIPMENT OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING OR OCCUPYING ANY OF THE

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LEASED PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS’ OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO ANY OF THE LEASED PREMISES. LANDLORD MAY AT ANY TIME POST ANY NOTICES ON ANY OF THE LEASED PREMISES REGARDING SUCH NON-LIABILITY OF LANDLORD. Landlord may record, at its election, notices of non-responsibility pursuant to California Civil Code Section 8444 in connection with any work performed by Tenant at the Leased Premises.
(b)    At the request of either Party, the other Party shall execute, deliver and record, file or register (collectively, “Record”) all such instruments as may be reasonably required or permitted by any present or future Law in order to evidence the respective interests of Landlord and Tenant in the Leased Premises, and shall cause a memorandum of this Lease and a memorandum memorializing any amendment or supplement hereto or thereto, to be Recorded in such manner and in such places as may be required or permitted by any present or future Law in order to protect the validity and priority of this Lease.
12.    Maintenance and Repair.
(a)    Tenant shall complete the repairs listed on Schedule 12(a) (the “Immediate Repairs”) no later than twelve (12) months after the Effective Date. Upon completion of the Immediate Repairs, Tenant shall deliver to Landlord (i) lien waivers reasonably satisfactory to Landlord and (ii) a certificate of Tenant, signed by an officer of Tenant, stating that the Immediate Repairs have been fully completed and comply with the applicable requirements of this Lease and with all Legal Requirements. Landlord hereby agrees that no Letter of Credit or other security shall be required to be delivered by Tenant to Landlord in connection with the Immediate Repairs.
(b)    Subject to the completion of the Immediate Repairs, any Alterations permitted hereunder, restorations following any Casualty or Condemnation, and all other rights of Tenant under this Lease, and subject to reasonable wear and tear, Tenant shall at all times maintain each of the Leased Premises in as good repair, appearance and condition as they are on the Effective Date and fit to be used for the Permitted Use in accordance with the practices generally recognized as then acceptable by other office tenants, and (ii) the Equipment, in as good mechanical condition as it was on the later of the date hereof or the date of its installation, except for ordinary wear and tear, and subject to maintenance, repair and replacement of same. Tenant shall take every other action necessary or appropriate for the preservation and safety of each of the Leased Premises and the life safety of any occupants of each of the Leased Premises or their invitees. Tenant shall promptly make all Alterations of every kind and nature, whether foreseen or unforeseen, which may be required to comply with the foregoing requirements of this Paragraph 12(b) or to comply with any Legal Requirement. Landlord shall not be required to make any Alteration, whether foreseen or unforeseen, or to maintain any of the Leased Premises in any way, and Tenant hereby expressly waives any right which may be provided for in any Law now or hereafter in effect to make Alterations at the expense of Landlord or to require Landlord to make Alterations. Any Alteration made by Tenant pursuant to this Paragraph 12 shall be made in conformity with the provisions of Paragraph 13. Tenant hereby agrees and covenants not to commit or permit any of the Leased Premises to suffer waste, and shall take all precautions necessary to prevent waste from occurring at any of the Leased Premises.

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(c)     Tenant shall provide Landlord with an engineering or property condition report (at Tenant’s sole cost and expense and in form and substance satisfactory to Landlord, in Landlord’s reasonable discretion) not more than twenty-four (24) months nor less than eighteen (18) months prior to the end of the Initial Term or any Renewal Term (a “Property Condition Report”). If (i) such Property Condition Report lists replacements of the roof or HVAC systems as required or advisable on any of the Leased Premises during the remainder of the Initial Term or any Renewal Term, or (ii) an Alteration or repair to any of the Leased Premises is required by any Legal Requirement during the last eighteen (18) months of the Initial Term or any Renewal Term, then, provided that such Alteration or repair is the result of normal wear and tear and not due to neglect or waste by Tenant, then the cost of such Alteration or repair, as the case may be, will be apportioned between Landlord and Tenant with Tenant’s share equal to the cost of such Alteration or repair, as the case may be, multiplied by a fraction, the numerator of which shall be the remainder of the Term from the time such Alteration or repair is made pursuant to subparagraphs (i) or (ii) above, and the denominator of which shall be the anticipated useful life of such Alteration or repair, as the case may be. If such Alteration or repair is required due to neglect or waste by Tenant or the breach of any of Tenant’s other obligations under this Lease, Tenant shall bear the full cost of such Alteration or repair, including any reasonable Costs incurred by Landlord to ensure that the Alteration and repair are completed, and such Alteration or repair shall be made in accordance with Paragraphs 12 and 13 of this Lease.
(d)    Except as disclosed by a survey or other writing provided to Landlord prior to the Effective Date, if any Improvement, now or hereafter constructed, shall (i) materially encroach upon any setback or any property, street or right-of-way adjoining such Leased Premises, (ii) materially violate any zoning restrictions, including without limitation height or set-back restrictions, or the provisions of any restrictive covenant affecting such Leased Premises, (iii) hinder or obstruct any Easement Agreement to which such Leased Premises is subject or (iv) impair the rights of others in, to or under any of the foregoing, Tenant shall, promptly after receiving written notice or otherwise acquiring actual knowledge thereof, either (A) obtain from all necessary parties waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, hindrance, obstruction or impairment, whether the same shall affect Landlord, Tenant or both, or (B) take such action as shall be necessary to remove all such encroachments, hindrances or obstructions and to end all such violations or impairments, including, if necessary, making Alterations.
(e)    Tenant waives and releases any right it may have to make repairs at Landlord's expense or to quit the Leased Premises under Sections 1941, 1942(a) and 1932(1) of the California Civil Code or any other statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Leased Premises in good order, condition and repair.
13.    Alterations and Improvements.
(a)    Tenant shall not make (i) any non-structural Alterations to any of the Long Beach Leased Premises that cost more than One Million Dollars ($1,000,000.00) or to any of the Columbus Leased Premises that cost more than Five Hundred Thousand Dollars ($500,000.00), each in the aggregate, in any calendar year or (ii) any structural Alterations to any Leased Premises, without

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having first obtained the prior written consent of Landlord (such consent not to be unreasonably withheld, conditioned or delayed); provided, however that the Alterations (x) in progress as of the Effective Date, (y) planned to be completed before the end of the year 2014, or (z) that are tenant improvements under Existing Subleases and described in Schedule 13(a) of this Lease, are not subject to, and do not and shall not count against, the foregoing monetary caps and are hereby approved by Landlord in all respects. Tenant shall not construct upon the Real Property any additional buildings or other structural improvements without having first obtained the prior written consent of Landlord. Landlord shall have the right to require Tenant to remove at the end of the Term any Alterations so long as Landlord gives Tenant written notice of election to require removal within ten (10) days of giving Tenant approval for such Alteration; provided, however, that Landlord shall not have the right to require Tenant to remove any of the following: Alterations required by Law, Alterations generally consistent with office use, and tenant improvements by subtenants under approved Subleases.
(b)    If Tenant makes any Alterations pursuant to this Paragraph 13 or as required by Paragraph 12 or Paragraph 17 (such Alterations and actions being hereinafter collectively referred to as “Work”) to any of the Leased Premises, then (i) the market value of such Leased Premises shall not be lessened or its usefulness impaired, by the completion of such Work (ii) all such Work shall be performed by Tenant in a good and workmanlike manner, (iii) all such Work shall be expeditiously completed in compliance with all Legal Requirements, (iv) all such Work shall comply with the requirements of all insurance policies required to be maintained by Tenant hereunder, (v) if any such Work involves the replacement of Equipment or parts thereto, all replacement Equipment or parts shall have a value and useful life equal to the greater of (A) the value and useful life on the Effective Date of the Equipment being replaced or (B) the value and useful life of the Equipment being replaced immediately prior to the occurrence of the event which required its replacement (assuming such replaced Equipment was then in the condition required by this Lease), (vi) Tenant shall promptly discharge or remove all liens filed against such Leased Premises arising out of such Work, (vii) Tenant shall procure and pay for all permits and licenses required in connection with any such Work, (viii) the product and results of all such Work shall be the property of Landlord and shall be subject to this Lease, and Tenant shall execute and deliver to Landlord any document reasonably requested by Landlord evidencing the assignment to Landlord of all estate, right, title and interest (other than the leasehold estate created hereby) of Tenant or any other Person thereto or therein, and (ix) if such Alterations will cost in excess of One Million Dollars ($1,000,000.00), Tenant shall comply, to the extent requested by Landlord or required by this Lease, with the provisions of Paragraph 19(a)(i)-(vii) (provided that (x) any “Restoration Fund” shall be funded within ten (10) Business Days after Landlord’s approval of such Alterations, in such as amount as Landlord shall reasonably determine, (y) Tenant shall not be required to hire a casualty consultant, and (z) neither Landlord nor Lender shall commingle amounts in any “Restoration Fund” created pursuant to this Paragraph 13(b) with Landlord’s or Lender’s other funds, and Tenant agrees that such amounts in any such “Restoration Fund” shall not bear interest), whether or not such Work involves restoration of any of the Leased Premises.
14.    Permitted Contests.
Notwithstanding any other provision of this Lease, Tenant shall not be required to (a) pay any Imposition, (b) comply with any Legal Requirement, (c) discharge or remove any lien referred

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to in Paragraph 11 or Paragraph 13 or (d) take any action with respect to any encroachment, violation, hindrance, obstruction or impairment referred to in Paragraph 12(d) (such non-compliance with the terms hereof being hereinafter referred to collectively as “Permitted Violations”) and may dispute or contest the same, so long as at the time of such non-compliance no Event of Default exists and so long as Tenant shall contest, in good faith, the existence, amount or validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord’s liability therefor by appropriate proceedings which shall operate during the pendency thereof to prevent or stay (i) the collection of, or other realization upon, the Permitted Violation so contested, (ii) the sale, forfeiture or loss of any of the Leased Premises or any Rent to satisfy or to pay any damages caused by any Permitted Violation, (iii) any interference with the use or occupancy of any of the Leased Premises, (iv) any interference with the payment of any Rent, (v) the cancellation or increase in the rate of any insurance policy or a statement by the carrier that coverage will be denied or (vi) the enforcement or execution of any injunction, order or Legal Requirement with respect to the Permitted Violation. Tenant shall provide Landlord security (by way of example only, in the form of a cash escrow or Letter of Credit) which is satisfactory, in Landlord’s reasonable judgment, to assure that such Permitted Violation is corrected, including all Costs, interest and penalties that may be incurred or become due in connection therewith. While any proceedings which comply with the requirements of this Paragraph 14 are pending and the required security is held by Landlord, Landlord shall not have the right to correct any Permitted Violation thereby being contested unless Landlord is required by Law to correct such Permitted Violation and Tenant’s contest does not prevent or stay such requirement as to Landlord. Each such contest shall be promptly and diligently prosecuted by Tenant to a final conclusion, except that Tenant, so long as the conditions of this Paragraph 14 are at all times complied with, has the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay any and all losses, judgments, decrees and Costs in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest and Costs thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject Landlord to the risk of any civil or criminal liability. Without limiting the foregoing, Tenant shall also have the right to take any action or undertake any proceeding against any applicable collecting authority to (y) seek an abatement or refund of any Impositions or a reduction in the valuation of the Leased Premises, and/or (z) contest the applicability of any Impositions. In any instance where any permitted action or proceeding is being undertaken by Tenant as set forth in this Paragraph 14, Landlord shall cooperate reasonably with Tenant, at no cost or expense to Landlord, and execute any and all documents reasonably required in connection therewith. Tenant shall be entitled to any refund of any amounts received by Tenant or Landlord pursuant to any permitted action or proceeding described in this Paragraph 14.
15.    Indemnification.
(a)    Tenant shall pay, protect, indemnify, defend, save and hold harmless Landlord, Lender and all other Indemnitees from and against any and all liabilities, losses, damages (including punitive damages), penalties, Costs (including reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands or judgments of any nature whatsoever, without regard to the form of action and whether based on strict liability, gross negligence, negligence, or any other theory of

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recovery at law or in equity (collectively, “Losses”), in each case proximately caused by events occurring during the Term, and arising from (i) the ownership, leasing, use, non-use, occupancy, operation, management, condition, design, construction, maintenance, repair or restoration of any of the Leased Premises; (ii) any Casualty in any manner arising from any of the Leased Premises, whether or not Indemnitee has or should have knowledge or notice of any defect or condition causing or contributing to said Casualty; (iii) any violation by Tenant of (A) any provision of this Lease (including any representation or warranty), (B) any contract or agreement to which Tenant is a party, (C) any Legal Requirement or (D) any Permitted Encumbrance or any other encumbrance consented to by Tenant; (iv) any default by Landlord of any Loan, to the extent caused by an Event of Default by Tenant under this Lease, or (v) any alleged, threatened or actual Environmental Violation, including (A) liability for response costs and for costs of removal and remedial action incurred by the United States Government, any state or local governmental unit or any other Person, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to Sections 107 or 113 of CERCLA, or any successor section or act or provision of any similar state or local Law, (B) liability for costs and expenses of abatement, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any of the other Environmental Laws and (C) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of a dangerous activity; provided that such acts or omissions took place during the term of the Lease; and provided, further, that, notwithstanding the foregoing, Tenant shall have no liability or obligation to any Indemnitee under this Paragraph 15 to the extent of any Loss arising out of any Indemnitee’s gross negligence or willful misconduct.
(b)    Landlord shall pay, protect, indemnify, defend, save and hold harmless Tenant from and against any and all Losses arising from any default by Landlord under this Lease, the actions of any Site Reviewers at any of the Leased Premises, any Site Assessments, or the gross negligence or willful misconduct of Landlord or any of Landlord’s directors, members, officers, general partners, limited partners, shareholders, employees or agents, or any predecessor, successor or affiliate of any of the foregoing.
(c)    In case any action or proceeding is brought against any party indemnified under this Paragraph 15, (i) such indemnified party shall notify the indemnitor to resist or defend such action or proceeding, and such indemnified party will cooperate and assist in the defense of such action or proceeding if reasonably requested to do so by the indemnitor and (ii) in the case that Tenant is the indemnitor, Tenant may, except during the continuance of an Event of Default caused by the failure of Tenant to pay to Landlord any amounts due under this Lease (after any applicable notice and cure periods), select and, retain its own counsel and defend such action (it being understood that Landlord may employ counsel of its choice to monitor the defense of any such action, the cost of which shall be paid by Tenant). During the continuance of an Event of Default caused by the failure of Tenant to pay to Landlord any amounts due under this Lease (after any applicable notice and cure periods), Landlord shall have the right to select counsel, and the fees and expenses of such counsel shall be paid by Tenant.
(d)    Tenant hereby indemnifies and holds harmless Landlord from and against any claims (including reasonable attorneys’ fees) for brokerage fees or commissions arising out of any existing

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Subleases at the Leased Premises. Tenant also hereby indemnifies and holds harmless Landlord against any such action brought by any subtenant at the Leased Premises and any claims or damages suffered by Landlord during the Term as a result of any such action brought by any subtenant, unless such claims or damages are the result of Landlord’s gross negligence, willful misconduct, breach of this Lease, or breach of any agreement between Landlord and any subtenant.
(e)    The obligations of Landlord and Tenant under this Paragraph 15 shall survive any termination, expiration or rejection in bankruptcy of this Lease.
16.    Insurance.
(a)    Each policy of insurance listed on Schedule 16(a) attached hereto (the “Existing Insurance Policies”) is in full force and effect and all premiums due with respect thereto have been paid. There are no claims outstanding or pending under any Existing Insurance Policies.
(b)    Tenant shall obtain, pay for and maintain the following insurance on or in connection with each of the Leased Premises:
(i)    Insurance against all risk of physical loss or damage to the Improvements and Equipment as provided under “Special Causes of Loss” form coverage, including the perils of hail, windstorm, flood coverage, earthquake and acts of terrorism, in amounts not less than the actual replacement cost of the Improvements and Equipment without deduction for depreciation on agreed amount basis (except at least $5,000,000 limit for earthquake and flood); provided that, if Tenant’s insurance company is unable or unwilling to include any or all of such excluded perils, Tenant shall have the option of purchasing coverage against such perils from another insurer on a “Difference in Conditions” form or through a stand-alone policy. Such policies shall contain if Special Causes of Loss form Law and Ordinance – Full Building Value, $10,000,000 Increased Cost of Construction and Demolition and if standalone earthquake policy $1,000,000 Building Law, Increased Cost of Construction and Demolition. Such policies and endorsements shall contain deductibles not more than $100,000 per occurrence except that earthquake coverage may have a deductible not to exceed 5% percent of actual replacement cost of the Improvements and flood coverage may have a deductible not to exceed $100,000. All such deductibles are Tenant’s responsibility. Such policies shall name Landlord as a Named Insured, and Lender as mortgagee/loss payee, with respect to such Leased Premises.
(ii)    Comprehensive Boiler and Machinery/Equipment Breakdown Insurance on any of the Equipment in such Leased Premises, in an amount not less than the full replacement cost of such Equipment (subject to an aggregate sublimit of $100,000,000) per accident for damage such Equipment (and which may be carried as part of the coverage required under clause (i) above or pursuant to a separate policy or endorsement). If such coverage is provided pursuant to a separate Boiler and Machinery policy or endorsement, Tenant will obtain a Joint Loss Agreement. Either such Boiler and Machinery policy endorsements or the Special Causes of Loss policy required in clause (i) above shall include at least $5,000,000 per incidence for Off-Premises Service Interruption and Expediting Expenses, Ammonia Contamination, and Hazardous Materials Clean-Up Expense and may contain a deductible not to exceed $100,000 (which is Tenant’s responsibility). Such policies shall name Landlord and Lender as loss payees, with respect to such Leased Premises.

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(iii)    Business Income/Extra Expense Insurance at limits sufficient to cover 100% of the period of indemnity not less than eighteen (18) months from time of loss and an extended period of indemnity of not less than one hundred eighty (180) days. Such policies shall name Landlord and Lender as loss payees with respect to any payments under such policies for Rent under the Lease, and shall name Tenant as the loss payee for all other payments thereunder.
(iv)    Commercial General Liability Insurance against claims for personal injury, bodily injury, death, accident or property damage occurring on, in or as a result of the use of such Leased Premises, in an amount not less than $1,000,000 per Occurrence/$2,000,000 Annual Aggregate and $2,000,000 Products/Completed Operations Annual Aggregate on a per location basis and on an occurrence basis. Coverage shall also include elevators/escalators (if any), independent contractors, contractual liability and Products/Completed Operations Liability coverage and liability caused by acts of terrorism. Such policies shall name Landlord and Lender as additional insureds with respect to such Leased Premises.
(v)    Business Automobile Liability Insurance (including Owned – if any; Non-Owned and Hired Automobile Liability) in an amount of $1,000,000 Combined Single Limit.
(vi)    Workers’ Compensation insurance in the amount required by applicable Law (or, in lieu of any Workers’ Compensation insurance, a program of self-insurance complying with the rules, regulations and requirements of the appropriate governmental agency).
(vii)    Employers’ Liability insurance covering all persons employed by Tenant in connection with any work done on or about such Leased Premises in the amount of $1,000,000 per accident, $1,000,000 per illness, per employee, and $1,000,000 per illness, in the aggregate (or, in lieu of any Workers’ Compensation insurance (which shall contain Employers’ Liability insurance), a program of self-insurance complying with the rules, regulations and requirements of the appropriate governmental agency). Landlord reserves the right to have evidence shown that any self-insurance program has been accepted by the appropriate governmental agency.
(viii)    Excess/Umbrella Liability in an amount of not less than $25,000,000 on a per location basis that includes Follow Form coverage for Commercial General Liability, Business Automobile Liability and Employers’ Liability coverages (provided, however, that if and to the extent Tenant determines, in its reasonable business judgment, that changes to such coverage are advisable given Tenant’s current business and operations, Landlord agrees not to unreasonably withhold, condition or delay its consent to such changes).
(ix)    During any period in which any Alterations at any Leased Premises are being undertaken by Tenant, and such Alterations are not insured pursuant to the policies and endorsements required in Paragraph 16(b)(i) above, builder’s risk insurance or property insurance (either of which may contain commercially reasonable sublimits) covering the total completed value, including all hard costs with respect to any Improvements being constructed, altered or repaired (on a completed value, non-reporting basis), replacement cost of work performed and equipment, supplies and materials furnished in connection with such construction, alteration or repair of Improvements or Equipment, together with such other endorsements as Landlord may reasonably require, and general liability, worker’s compensation and automobile liability insurance with respect to the

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Improvements being constructed, altered or repaired, all in form and substance reasonably acceptable to Lender, Landlord and Tenant. Such policies shall name Landlord and Lender as Named Insured, Mortgagee, Additional Insured and/or Loss Payees with respect to such Leased Premises, as applicable.
(x)    If Tenant handles, stores or utilizes Hazardous Substances (other than pesticides, cleaning supplies, toner for photocopying machines, and other commercially reasonable amounts of substances directly related to the cleaning, operation and/or maintenance of the Leased Premises or Tenant’s office equipment (including, without limitation, diesel fuel contained in the Diesel Tank)) in its business operations, pollution legal liability insurance (with limits to be reasonably determined by Landlord and Tenant on a case by case basis). Such pollution legal liability insurance shall name Landlord and Lender as additional insureds with respect to such Leased Premises.
(xi)    Such other insurance of the type and amount that is at the time requested customarily carried by prudent owners or tenants with respect to properties similar in character, location, use and occupancy to the respective Leased Premises (or other terms with respect to any insurance required pursuant to this Paragraph 16, including without limitation amounts of coverage, deductibles, form of mortgagee clause) on or in connection with such Leased Premises, all as may be reasonably agreed upon by Landlord, Lender and Tenant.
(c)    The insurance required by Paragraph 16(b) shall be written by companies having a Best’s rating of A-X or above and are authorized to write insurance policies by the State Insurance Department (or its equivalent) for the states in which each of the Leased Premises is located. The insurance policies (i) shall be for such terms as Landlord may reasonably approve and (ii) shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof. If said insurance or any part thereof shall expire, be withdrawn, become void, voidable, unreliable or unsafe for any reason, including a breach of any condition thereof by Tenant or the failure or impairment of the capital of any insurer, or if for any other reason whatsoever said insurance shall become reasonably unsatisfactory to Landlord, Tenant shall promptly obtain new or additional insurance reasonably satisfactory to Landlord.
(d)    Each insurance policy referred to in clauses (i), (ii), (iii) and (ix) of Paragraph 16(b) shall contain standard non-contributory mortgagee clauses in favor of and acceptable to Lender. Each policy required by any provision of Paragraph 16(b) shall provide that it may not be cancelled, or allowed to lapse until ten (10) days following nonpayment of any premium therefor. Tenant shall use commercially reasonable efforts to cause each insurer issuing a policy required by any provision of Paragraph 16(b) to agree not to cancel such policy without at least ten (10) days’ prior notice to Landlord and Lender.
(e)    Tenant shall pay as they become due all premiums for the insurance required by Paragraph 16(b), shall renew or replace each policy and deliver to Landlord evidence of the payment of the full premium therefor or installment then due at least ten (10) days prior to the expiration date of such policy, and shall promptly deliver to Landlord all original certificates of insurance evidencing such coverages or, if requested by Landlord or required by Lender, original or certified policies. All certificates of insurance (including liability coverage) provided to Landlord and Lender

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shall be on ACORD Form 28 (2003/10) for Property Coverages or ACORD Form 25 Liability Coverages (or its equivalent in the Landlord’s sole discretion).
(f)    Anything in this Paragraph 16 to the contrary notwithstanding, any insurance that Tenant is required to obtain pursuant to Paragraph 16(b) may be carried under a “blanket” policy or policies covering other properties of Tenant or under an “umbrella” policy or policies covering other liabilities of Tenant, as applicable; provided that, such blanket or umbrella policy or policies otherwise comply with the provisions of this Paragraph 16, and upon request, Tenant shall provide to Landlord a Statement of Values which may be reviewed annually and shall be amended to the extent determined necessary by Landlord based on revised Replacement Cost Valuations. The original or a certified copy of each such blanket or umbrella policy shall promptly be delivered to Landlord.
(g)    Tenant shall not carry separate insurance concurrent in form or contributing in the event of a Casualty with that required in this Paragraph 16 unless (i) Landlord and Lender are included therein as Named Insureds, Additional Insureds, Mortgagee and with Loss Payable as provided herein, and (ii) such separate insurance complies with the other provisions of this Paragraph 16. Tenant shall immediately notify Landlord of such separate insurance and shall deliver to Landlord the original policies or certified copies thereof.
(h)    Each policy (other than workers’ compensation coverage or any other coverage prohibited by law) shall contain a full waiver of subrogation against the Landlord.
(i)    The proceeds of any insurance required under Paragraph 16(b) shall be payable as follows: proceeds payable under clauses (iv), (v), (vi), (vii) and (viii) of Paragraph 16(b) and proceeds attributable to the general liability coverage of construction/alterations insurance under clause (ix) of Paragraph 16(b) shall be payable to the Person entitled to receive such proceeds; and proceeds of insurance required under clauses (i) and (ii) of Paragraph 16(b) and proceeds attributable to construction/alterations insurance (other than its general liability coverage provisions) under clause (ix) of Paragraph 16(b) shall be payable to Landlord or Lender and applied as set forth in Paragraph 17 or, if applicable, Paragraph 18. Proceeds of insurance required under clause (iii) of Paragraph 16(b) for the payment of Rent under the Lease (and proceeds from any other business interruption or similar coverage required hereunder for the payment of Rent under the Lease) shall be payable to Landlord and Lender, and all other proceeds of insurance required under clause (iii) of Paragraph 16(b) (and proceeds from any other business interruption or similar coverage required hereunder other than for the payment of Rent under the Lease) shall be payable to Tenant. Notwithstanding the foregoing in this clause (i), the Parties agree that any proceeds of insurance initially paid by any insurer jointly to Landlord and Tenant shall not be a breach of this Lease; provided, however, that upon any such joint payment, Tenant agrees to take all reasonable steps to deliver any such proceeds (or the full right to such proceeds, if payment is made in the form of a settlement check) to Landlord if and to the extent Landlord is entitled to same under the terms of this Lease. Tenant shall apply the Net Award to restoration of such Leased Premises in accordance with the applicable provisions of this Lease unless a Termination Event shall have occurred and Tenant has given a Termination Notice.
17.    Casualty and Condemnation.

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(a)    Tenant shall give Landlord prompt notice of the occurrence of any Casualty at any of the Leased Premises. Landlord, in its discretion and upon notice to Tenant (except that no notice to Tenant shall be required if an Event of Default has occurred and is continuing), may adjust, collect and compromise all claims under any of the insurance policies required by Paragraph 16(b) (except claims (i) payable from comprehensive general public liability insurance, or (ii) in an amount less than One Million Dollars ($1,000,000) (“Excluded Claims”) and to execute and deliver on behalf of Tenant all necessary proofs of loss, receipts, vouchers and releases required by the insurers. Provided that no Event of Default has occurred and is continuing, Tenant shall be entitled to participate with Landlord in any adjustment, collection and compromise of the insurance claim payable in connection with a Casualty. Tenant agrees to sign, upon the request of Landlord, all such proofs of loss, receipts, vouchers and releases. Landlord reserves the right to join Tenant in any claim. If Landlord so requests, Tenant shall adjust, collect and compromise any and all such claims, and Landlord shall have the right to join with Tenant therein. Any adjustment, settlement or compromise of any such claim shall be subject to the prior written approval of Landlord, and Landlord shall have the right to prosecute or contest, or to require Tenant to prosecute or contest, any such claim, adjustment, settlement or compromise. Each insurer is hereby authorized and directed to make payment under said policies, including return of unearned premiums, directly to Landlord instead of to Landlord and Tenant jointly, and Tenant hereby appoints Landlord as Tenant’s attorney-in-fact to endorse any draft therefor. The rights of Landlord under this Paragraph 17(a) shall be extended to Lender if and to the extent that any Mortgage so provides. Notwithstanding anything to the contrary contained herein, Tenant shall have the exclusive right to adjust, collect and compromise all Excluded Claims and each insurer is hereby authorized and directed to make payments with respect to Excluded Claims solely to Tenant.
(b)    Each Party shall provide the other with immediate written notice of its receipt of a Condemnation Notice relating to any of the Leased Premises. Landlord is authorized to collect, settle and compromise, in its discretion (and, if no Event of Default exists, upon notice to Tenant), the amount of any condemnation award. Provided that no Event of Default has occurred and is continuing, Tenant shall be entitled to participate with Landlord in any Condemnation proceeding or negotiations under threat thereof and to contest the Condemnation or the amount of the condemnation award therefor. No agreement with any condemning authority in settlement or under threat of any Condemnation shall be made by Tenant without the written consent of Landlord. Subject to the provisions of this Paragraph 17(b), Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant is or may be entitled by reason of any Condemnation, whether the same shall be paid or payable for Tenant’s leasehold interest hereunder or otherwise; but nothing in this Lease shall impair Tenant’s right to any award or payment on account of Tenant’s trade fixtures, equipment or other tangible property that is not part of the Equipment, moving expenses, loss of goodwill, or loss of business, if available, to the extent that and so long as (i) Tenant shall have the right to make, and does make, a separate claim therefor against the condemning authority and (ii) such claim does not in any way reduce either the amount of the award otherwise payable to Landlord for the Condemnation of Landlord’s interest in such Leased Premises or the amount of the award (if any) otherwise payable for the Condemnation of Tenant’s leasehold interest hereunder. The rights of Landlord under this Paragraph 17(b) shall also be extended to Lender if and to the extent that any Mortgage so provides.

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(c)    If any Partial Casualty (whether or not insured against) shall occur (other than a Requisition) to any of the Leased Premises, this Lease shall continue, notwithstanding such event, and there shall be no abatement or reduction of any Rent. Promptly after such Partial Casualty or Partial Condemnation, Tenant, as required in Paragraphs 12(b) and 13(b), shall commence and diligently continue to restore such Leased Premises as nearly as possible to its value, condition and character immediately prior to such event (assuming such Leased Premises to have been in the condition required by this Lease). Landlord and Lender shall make any Net Award available to Tenant for restoration in accordance with and subject to the provisions of Paragraph 19(a). If a Requisition shall occur, Tenant shall comply with the terms and conditions of Paragraph 17(d). If any Casualty or Condemnation that is not a Partial Casualty or Partial Condemnation or Requisition shall occur, Tenant shall comply with the terms and conditions of Paragraph 18. Upon the expiration of the Term, any portion of the Net Award that shall not have been paid as expressly set forth herein shall be retained by Landlord.
(d)    If any Partial Condemnation or Requisition shall occur to any of the Leased Premises, this Lease shall continue, notwithstanding such event, and the Rent due and payable hereunder shall be reduced by a fraction, the numerator of which is the Net Award paid to Landlord or Lender with respect thereto, and the denominator of which is the Acquisition Cost for the applicable Leased Premises set forth on Exhibit E. In the event of a Requisition of any of the Leased Premises, any Net Award payable by reason of such Requisition shall be (i) retained by Landlord, or (ii) paid to Lender to the extent that any Mortgage so provides.
18.    Termination Events.
(a)    If all or substantially all of any of the Leased Premises shall be taken by a Condemnation, Tenant shall, within thirty (30) days after Tenant receives a Condemnation Notice, give to Landlord written notice of Tenant’s election to terminate this Lease with respect to the applicable Leased Premises (a “Termination Notice”).
(b)    If any portion of either of the Leased Premises shall be subject to a Condemnation that has or will render such Leased Premises inaccessible, unavailable for use, or unsuitable for restoration for continued use and occupancy in Tenant’s business, as determined by a certified structural engineer or other suitable third party retained by Tenant and reasonably acceptable to Landlord, or would prevent current use under applicable zoning or use regulations, Tenant shall have the option of (i) restoring such Leased Premises, to the extent practicable, using the Net Award payable in connection with such Condemnation in accordance with the conditions and requirements set forth in this Lease or (ii) delivering to Landlord a Termination Notice with respect to the applicable Leased Premises prior to the earlier of (x) thirty (30) days after Tenant receives the report of such certified structural engineer or other suitable third party, a copy of which report shall be delivered to Landlord with the Termination Notice, and (y) sixty (60) days after Tenant receives the applicable Condemnation Notice. If Tenant elects not to deliver a Termination Notice, then Tenant shall restore such Leased Premises, to the extent practicable, in accordance with Paragraphs 17 and 19.
(c)    If a Casualty occurs with respect to any of the Leased Premises which shall be determined by a certified structural engineer retained by Tenant and acceptable to Landlord to be a loss so substantial that restoration or rebuilding for any Permitted Use under Paragraph 4(a) would

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either take more than two hundred seventy (270) days or be economically infeasible, Tenant shall have option of (i) restoring, rebuilding or repairing such Leased Premises, using the Net Award payable in connection with such Casualty in accordance with the conditions and requirements of this Lease, or (ii) delivering to Landlord a Termination Notice with respect to the applicable Leased Premises prior to the earlier of (X) thirty (30) days after Tenant receives the report of such certified structural engineer, a copy of which report shall be delivered to Landlord with the Termination Notice, and (Y) sixty (60) days after the date of such Casualty.
(d)    A Termination Notice shall contain (i) notice of Tenant’s intention to terminate this Lease with respect to the applicable Leased Premises on the Basic Rent Payment Date immediately following the date on which Landlord receives the Net Award (the “Termination Date”), and (ii) a binding and irrevocable commitment of Tenant to pay the Termination Amount on the Termination Date.
(e)    If Tenant delivers a Termination Notice to Landlord, this Lease shall terminate on the Termination Date with respect to the applicable Leased Premises. On the Termination Date, (i) Tenant shall pay to Landlord the Termination Amount and all Rent due on or prior to the Termination Date with respect to the applicable Leased Premises (collectively, “Remaining Obligations”), (ii) all other obligations of Tenant under this Lease with respect to the applicable Leased Premises shall terminate except any obligations hereunder that expressly survive termination of the Lease, (iii) Tenant shall immediately vacate and shall have no further right, title or interest in or to such Leased Premises, and (iv) the Net Award shall be retained by Landlord. Notwithstanding anything to the contrary hereinabove contained, if on the Termination Date, Tenant has not satisfied all Remaining Obligations with respect to the applicable Leased Premises, then Landlord may, at its option, extend the Termination Date to a date which is no later than the first Basic Rent Payment Date after the date on which Tenant has satisfied all such Remaining Obligations.
(f)    If this Lease terminates with respect to one of the Leased Premises, this Lease shall continue with respect to the other Leased Premises, and Basic Rent shall be reduced proportionately, consistent with the allocations of Basic Rent between the Leased Premises set forth on Exhibit D.
19.    Restoration.
(a)    If any Net Award with respect to any of the Leased Premises is in excess of One Million Dollars ($1,000,000) (which amount shall be adjusted annually in proportion to increases in the CPI), Landlord (or Lender if required by any Mortgage) shall hold the Net Award in a fund (the “Restoration Fund”) and disburse amounts from the Restoration Fund only in accordance with the following conditions:
(i)    Tenant shall commence the restoration as soon as reasonably practical and diligently pursue completion of such restoration to completion;
(ii)    prior to commencement of restoration, (A) the architects, contracts, contractors, plans and specifications and a detailed budget for the restoration shall have been approved by Landlord, such detailed budget shall reflect that the Restoration Fund is sufficient to cover the costs of restoration, including any additional insurance required as a result of restoration,

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and payments of Rent due under this Lease during the period of such restoration (if Landlord reasonably determines that the Restoration Fund is insufficient to cover such costs, Tenant must deposit such required excess amount as directed by Landlord as provided in, and subject to, Paragraph 19(b) below), (B) Landlord and Lender shall be provided by Tenant with mechanics’ lien insurance, “owner contractor’s protective liability insurance” (if available), builder’s risk completed value insurance and acceptable performance and payment bonds which insure satisfactory completion of and payment for the restoration, are in an amount and form and have a surety acceptable to Landlord, and name Landlord and Lender as additional dual obligees, and (C) appropriate notices of commencement of work shall have been filed if required in the appropriate jurisdiction;
(iii)    at the time of any disbursement, (A) no Event of Default shall exist, (B) all materials installed and work and labor performed (except to the extent being paid out of the requested disbursement) in connection with the restoration shall have been paid in full, and (C) no mechanics’ or materialmen’s liens or stop orders or notices of pendency shall have been filed or threatened against such Leased Premises and remain undischarged or, alternatively, the obligations related to the Work shall be fully bonded to the satisfaction of Landlord;
(iv)    disbursements shall be made no more frequently than once a month and be in an amount not exceeding the cost of the Work completed since the last disbursement, upon receipt of (A) satisfactory evidence, including architects’ certificates, of the stage of completion, the estimated total cost of completion and performance of the Work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (B) waivers of liens (any of which may be conditional waivers if and to the extent the Person delivering the waiver has not yet been paid for the applicable work), (C) sworn statements as to completed Work and the cost thereof for which payment is requested from the contractor engaged to complete the Work, (D) a satisfactory bringdown of title insurance, and (E) other evidence of cost and payment so that Landlord and Lender can verify that the amounts disbursed from time to time are represented by Work that is completed, in place and free and clear of mechanics’ and materialmen’s lien claims;
(v)    each request for disbursement shall be accompanied by a certificate of Tenant, signed by a senior executive officer of Tenant, describing the Work for which payment is requested, stating the cost incurred in connection therewith, stating that Tenant has not previously received payment for such Work and, upon completion of the Work, also stating that the Work has been fully completed and complies with the applicable requirements of this Lease and with all Legal Requirements;
(vi)    Landlord may retain ten percent (10%) of the Restoration Fund until the Work is fully completed; and
(vii)    such other reasonable conditions as Landlord or Lender may impose; including without limitation, if the costs of restoration exceeds One Million Dollars ($1,000,000) for the Long Beach Real Property or Eight Hundred Thousand Dollars ($800,000) for the Columbus Real Property (which amounts shall be adjusted annually in proportion to increases in the CPI) and Landlord so requests, or, if required by Lender, a requirement that Tenant hire a casualty consultant.

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(b)    Landlord agrees that neither Landlord nor Lender shall commingle any amounts in any Restoration Fund with Landlord’s or Lender’s other funds, and Tenant acknowledges that such amounts in any Restoration Fund shall not bear interest. Prior to commencement of restoration and at any time during restoration, if the estimated cost of completing the restoration Work free and clear of all liens, as reasonably determined by Landlord or Lender, exceeds the amount of the Net Award available for such restoration, the amount of such excess shall, upon demand by Landlord, be paid by Tenant to Landlord to be added to the Restoration Fund. Any sum so added by Tenant which remains in the Restoration Fund upon completion of restoration shall be refunded to Tenant. For purposes of determining the source of funds with respect to the disposition of funds remaining after the completion of restoration, the Net Award shall be deemed to be disbursed prior to any amount added by Tenant. For the avoidance of doubt, the Parties acknowledge that any obligation of Tenant to perform any Restoration Work hereunder is conditioned on Tenant being entitled to receive, and receiving (or receiving the benefit of), the applicable Net Award to fund the costs of such Restoration Work (subject to the conditions set forth in this Paragraph 19).
(c)    If any sum remains in the Restoration Fund after completion of the restoration and any refund to Tenant pursuant to Paragraph 19(b), such sum (the “Remaining Sum”) shall be refunded (i) to Tenant, if the applicable Restoration Work was related to a Casualty, and (ii) to Landlord, if the applicable Restoration Work was related to a Condemnation.
(d)    Tenant waives and releases all statutory rights and remedies in favor of Tenant in the event of damage or destruction, including without limitation those available under California Civil Code Sections 1932 and 1933(4). Tenant hereby waives any rights and the benefits of Section 1265.130 of the California Code of Civil Procedure or any other statute granting Tenant specific rights in the event of a Condemnation which are inconsistent with the provisions of Paragraphs 17, 18 and 19.
20.    Intentionally Omitted.
21.    Assignment and Subletting; Prohibition Against Leasehold Financing.
(a)    Except as provided in this Paragraph 21, Tenant shall not assign or sublet Tenant’s interest in this Lease and any purported assignment or sublease in violation of this Paragraph 21 shall be null and void. Tenant hereby waives and releases its rights under Section 1995.310 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect.
(b)    Tenant may assign all, but not less than all, of Tenant’s interest in this Lease (voluntarily or involuntarily, whether by operation of law or otherwise, including through merger or consolidation) in connection with a Permitted Asset Transfer or a Permitted Change of Control (each, a “Preapproved Assignment”), without the prior written consent of Landlord. Any other assignment of Tenant’s interest in this Lease shall be subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant agrees that it shall deliver to Landlord in connection with any request for assignment information regarding the Review Criteria of the proposed assignee.

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(c)    For purposes of this Paragraph 21, the term “Permitted Asset Transfer” shall mean the sale, conveyance, transfer or other disposition by Tenant, to any Person, of all or substantially all of Tenant’s assets whether in a single transaction or series of transactions (an “Asset Transfer”), in which the following conditions are met: (i) the Asset Transfer is to (A) a wholly-owned Subsidiary of Tenant, (B) a Credit Entity (or an entity whose obligations under the Lease are guaranteed by a Credit Entity pursuant to a guaranty in form and substance reasonably acceptable to Landlord), or (C) a Qualified Transferee (or an entity whose obligations under the Lease are guaranteed by a Qualified Transferee pursuant to a guaranty in form and substance reasonably acceptable to Landlord); and (ii) this Lease is assigned to such Person as a part of such Asset Transfer. In the event of a Permitted Asset Transfer, Tenant shall be relieved of its obligations under this Lease upon the complete assignment and assumption of the Tenant’s obligations under this Lease to such Person and any existing Guarantor shall be released from its obligations under its Guaranty upon the delivery to Landlord of a replacement Guaranty in form and substance reasonably acceptable to Landlord (a “Replacement Guaranty”). Any Replacement Guarantor will comply with the financial reporting provisions of Paragraph 28.
(d)    For purposes of this Paragraph 21, the term “Permitted Change of Control” shall mean the acquisition, directly or indirectly, by any Person or “group” (within the meaning of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended) pursuant to a single transaction or series of related transactions of (i) more than 50% of the voting stock, partnership interests, membership interests or other equitable and/or beneficial interests of Tenant or (ii) the power (whether or not exercised) to elect a majority of the directors of Tenant or voting control of any partnership or limited liability company or other entity acting as its general partner or managing member (including through a merger or consolidation of Tenant with or into any other Person) (in either case described in clause (i) and (ii), “Control”), in which the purchaser of such Control (the “Control Person”) is (A) a wholly-owned Subsidiary of Tenant, (B) after taking into account the transaction that resulted in the acquisition of such Control, a Credit Entity, or (C) a Qualified Transferee. None of the following shall be deemed to be a prohibited or restricted assignment for purposes of this Paragraph 21: (x) the sale of stock by persons or parties through the “over-the-counter market” or through any recognized stock exchange, other than by those deemed to be a “control-person” within the meaning of the Securities Exchange Act of 1934A, or (y) any sale or other transfer of less than 50% of the voting stock, partnership interests, membership interests or other equitable and/or beneficial interests of Tenant where the acquiring Person or group does not otherwise satisfy the criteria for “Control” described in clause (ii) of the definition thereof. In the event of a Permitted Change of Control in which the purchaser by such Control is a Credit Entity, upon execution of by such Control Person of a Replacement Guaranty, the existing Guarantor will be released from any existing Guaranty, and such Control Person shall become the Replacement Guarantor hereunder and comply with the financial reporting provisions of Paragraph 28.
(e)    Tenant may, upon thirty (30) days prior written notice to Landlord, and without any requirement for consent or approval by Landlord, enter into one or more Subleases with the following: (i) any Person (including without limitation any Governmental Entity) so long as the aggregate amount of rentable square footage at either of the Leased Premises subject to Subleases to Persons other than Exempt Persons does not exceed 40% of the total rentable square footage at such Leased Premises (the “Subleasing Threshold”), and (ii) without limiting anything contained

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in clause (i) of this sentence, any Exempt Person (any such Sublease referenced in clause (i) or clause (ii) of this sentence, a “Preapproved Sublease”). For the avoidance of doubt, the Parties hereby agree that (1) the total rentable square footage at the Long Beach Leased Premises is 461,263 rentable square feet and the total rentable square footage at the Columbus Leased Premises is 160,000 rentable square feet, (2) in no event shall any Sublease with any Exempt Person be deemed to require consent or approval of Landlord by reason of the Subleasing Threshold (or otherwise, except as provided below with respect to the terms of such Sublease); (3) any Existing Subleases (other than any Existing Subleases that are with Exempt Persons) will be included in any determination of whether the Subleasing Threshold is (or would be) exceeded (if and to the extent such Existing Subleases are Subleases at the time of determination), and (4) in no event shall the fact that the Subleasing Threshold may be exceeded on the Effective Date with respect to Existing Leases at either Leased Premises be deemed a breach by Tenant hereunder or require any additional consent or approval by Landlord.. Other than Preapproved Subleases, at no time during the Term shall Tenant enter into a Sublease with respect to all or any portion of any of the Leased Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, with Landlord agreeing that, without limitation, Landlord shall grant consent to any proposed Sublease with any Person, so long as such Sublease contains the Required Sublease Provisions (if required pursuant to this Paragraph 21), where the Review Criteria for such Person are reasonably determined to meet or exceed the general requirements for such characteristics of tenants or subtenants imposed by landlords of “Class A” office buildings in the market area for the particular Leased Premises that would be subject to such Sublease. Tenant agrees that each Sublease shall provide as follows (collectively, the “Required Sublease Provisions”): (w) the term of the Sublease does not extend beyond the then-current Term minus one day including any extension options of the sublease, (x) the Sublease is subject and subordinate to this Lease and any Mortgage, and the Sublease terminates upon any termination of this Lease, unless Landlord delivers a Sublease SNDA executed by Landlord and Lender (as described in Paragraph 21(f) below) or otherwise agrees not to disturb subtenant upon a termination of the Lease and elects in writing to cause the subtenant to attorn to and recognize Landlord as the lessor under such Sublease, whereupon following any termination of the Lease such Sublease shall continue as a direct lease between the subtenant and Landlord upon all the terms and conditions of such Sublease, (y) the Sublease contains (i) financial reporting requirements materially similar to those described in Paragraph 28 (except for those Subleases demising less than five percent (5%) of the rentable square footage of either Leased Premises, where financial reporting requirements shall be commercially reasonable for the applicable subtenant), (ii) subtenant obligations that are substantially the same (or more favorable to the Tenant as sublandlord) as Tenant’s obligations under Paragraph 4(a) (excluding any provisions therein relating to Alterations), and Paragraph 10(a) (excluding (A) any provisions therein relating to Insurance Requirements, and (B) Paragraph 10(a)(iii)), (iii) provisions requiring subtenant to maintain the sublease premises in as good repair, appearance and condition as they are on the effective date of the applicable Sublease, not to commit or permit waste, and to take all precautions reasonably necessary to prevent waste from occurring at the sublease premises, and (iv) other commercially reasonable terms, and (z) the Sublease requires the subtenant to deliver a certification in form substantially similar to that attached to this Lease as Exhibit G; provided, however, that, in no event shall (A) any Required Sublease Provisions be required to be included in any Exempt Sublease, or (B) any Required Sublease Provisions (except as provided in clause (w) of the Required Sublease Provisions) be required in any Sublease with any Governmental Entity; provided, however,

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that (1) any Sublease with any Governmental Entity shall provide that such Sublease is subordinate to any Mortgage and the Lease, if such Government Entity’s form of lease/sublease so expressly provides, or any applicable regulations so expressly permit, but, without limitation, such Sublease may provide for automatic nondisturbance protection for the subtenant; and (2) if such Sublease is with a state or municipal agency, or any other Governmental Entity that does not have any publicly rated debt, such Sublease shall comply with clause (y)(i) of the Required Sublease Provisions. Without limiting the foregoing, Landlord agrees that it shall not unreasonably withhold, condition or delay its consent to any form of Sublease proposed by Tenant.
(f)    If Tenant assigns all of its rights and interest under this Lease, the assignee under such assignment shall expressly assume all the obligations of Tenant hereunder, actual or contingent, arising after the date of such assignment, by a written instrument delivered to Landlord at the time of such assignment. Landlord shall deliver a subordination, non-disturbance and attornment agreement in connection with any Sublease for more than 7,500 rentable square feet, substantially in the form attached hereto as Exhibit L, or, if requested by Tenant, another form reasonably satisfactory to Landlord and Tenant, in each case executed by Landlord and any Lender or other holder of any Mortgage encumbering the applicable Leased Premises (a “Sublease SNDA”), not less than five (5) Business Days after request therefor from Tenant. Except as expressly provided herein, no assignment or Sublease shall affect or reduce any of the obligations of Tenant hereunder or the obligations of any Guarantor under the Guaranty, and all such obligations of Tenant and such Guarantor shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made.
(g)    Tenant shall, within ten (10) days after the execution and delivery of any assignment or Sublease, deliver a duplicate original copy thereof to Landlord which, in the event of an assignment, shall be in recordable form. With respect to any Preapproved Assignment or any Preapproved Sublease, at least five (5) days prior to the effective date of such assignment or sublease, respectively, Tenant shall provide to Landlord information reasonably required by Landlord to establish that the proposed assignee or subtenant meets the requirements set forth herein regarding a Preapproved Assignment, or Preapproved Sublease, as the case may be.
(h)    As security for the performance of its obligations under this Lease, Tenant hereby grants, conveys and assigns to Landlord all right, title and interest of Tenant in and to all Subleases now in existence or hereafter entered into with respect to all or any portion of any of the Leased Premises, any and all extensions, modifications and renewals thereof and all rents, issues and profits therefrom. Landlord hereby grants to Tenant a license to collect and enjoy all rents and other sums of money payable under any Sublease of any of the Leased Premises; provided, however, that during the continuance of an Event of Default Landlord shall have the right at any time upon notice to Tenant and any subtenants to revoke said license and to collect such rents and sums of money and retain the same. Any amounts collected shall be applied to Rent payments next due and owing. Except with respect to Subleases that do not require Landlord’s consent hereunder, Tenant shall not consent to, cause, or allow, any modification or amendment of any of the terms, conditions or covenants of any of the Subleases or the termination thereof (other than pursuant to termination rights of subtenants contained therein, or the expiration of any Sublease by its terms), without the prior written consent of Landlord, nor shall Tenant accept any rents more than thirty (30) days in

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advance of the due date thereof, nor do anything that constitutes a breach or default under the terms of any Sublease.
(i)    Without limiting Landlord’s other obligations in this Paragraph 21, following any delivery by Tenant to Landlord of any request for consent to any proposed Sublease or form of Sublease, or any assignment of any of Tenant’s interest in this Lease, Landlord agrees that any failure by Landlord to deliver a notice to Tenant, within thirty (30) days after delivery of such request from Tenant to Landlord, either granting Landlord’s consent to same, or withholding Landlord’s consent to same and stating in reasonable detail the reasons therefor, shall be deemed a consent by Landlord of such proposed Sublease, form of Sublease, or assignment (as the case may be) for all purposes hereunder; provided, however, that such time period shall be extended as reasonably necessary for Landlord to obtain the response from its Lender to such request (if Lender’s consent is required with respect thereto under the terms of any applicable loan document) so long as Landlord (i) delivers to such Lender, within five (5) Business Days after Tenant’s request, a written request for such Lender’s consent, and (ii) uses commercially reasonable efforts to obtain Lender’s consent within such thirty (30) day period, and diligently pursues such consent thereafter.
(j)    Except as provided in Paragraph 34, Tenant shall not have the power to mortgage, pledge or otherwise encumber its interest under this Lease or any sublease of any of the Leased Premises, and any such mortgage, pledge or encumbrance made in violation of this Paragraph 21(j) and Paragraph 34 shall be void and of no force or effect.
(k)    Landlord may sell or transfer any of the Leased Premises at any time without Tenant’s consent to any third party (each a “Third Party Purchaser”); provided, however, that as part of, and prior to the closing of, such sale or transfer the Third Party Purchaser expressly agrees in writing to assume all of the right, duties and obligations of Landlord under this Lease. Landlord and Third Party Purchaser shall reasonably cooperate with Tenant in connection with any such sale or transfer, including, without limitation, coordinating with Tenant for the return of any then outstanding Letters of Credit so that same may be reissued in favor of the Third Party Purchaser. In the event of any such sale or transfer, Tenant shall attorn to such Third Party Purchaser as Landlord so long as both Third Party Purchaser and Landlord provide Tenant with (i) prior written notice of such transfer, (ii) the address or wiring instructions for where Rent is to be delivered by Tenant and (iii) a revised notice address for Third Party Purchaser (as the successor Landlord) in accordance with Paragraph 24. At the request and cost of Landlord, Tenant will execute such documents confirming the agreement referred to above and such other agreements as Landlord may reasonably request; provided, however, that all such agreements do not increase the liabilities and obligations of Tenant hereunder. In no event shall any of the foregoing limit any rights of Tenant under Paragraph 31.
(a)    Notwithstanding anything to the contrary contained in this Paragraph 21, Tenant shall not have the right to assign this Lease (voluntarily or involuntarily, whether by operation of law or otherwise, including through merger or consolidation) or sublet all or any part of any of the Leased Premises to any Person at any time that an Event of Default exists or would exist after giving effect to such assignment or sublet.
(b)    Any Letter of Credit delivered to Landlord by a Qualified Transferee shall be held by Landlord as a Security Deposit in accordance with Paragraph 33. If, during any period in which

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such a Letter of Credit is held by Landlord, the Basic Rent increases hereunder, Tenant shall, within thirty (30) days after such increase (but subject to Paragraph 2(b) of Exhibit D), increase the amount of such Letter of Credit in proportion to such increase in Basic Rent.
(c)    Nothing in this Paragraph 21 or otherwise in this Lease shall prohibit or restrict (i) sub-subleases to Tenant or its Affiliates, or assignments by subtenants under Existing Subleases, if and to the extent permitted under the express terms thereof, or (ii) Tenant from entering into commercially reasonable license agreements and access agreements (and modifications thereof) directly related to operations or occupant services at any Leased Premises, including without limitation car wash and detailing, parking operations, telecommunications equipment, and antenna facilities.
22.    Events of Default.
(a)    The occurrence of any one or more of the following (after expiration of any applicable cure period) shall, at the sole option of Landlord, constitute an “Event of Default” under this Lease:
(i)    a failure by Tenant to pay (x) when due any Basic Rent, regardless of the reason, if any, for such failure (provided that (A) the foregoing shall be subject to Paragraph 2(b) of Exhibit D attached hereto, and (B) Tenant shall be entitled to one (1) five (5) day grace period in any twelve (12) month period for failure to pay Basic Rent (in addition to any additional time provided by Paragraph 2(b) of Exhibit D attached hereto)), and (y) within ten (10) Business Days after the date when due any Additional Rent;
(ii)    a failure by Tenant duly to perform and observe, or a violation or breach of, any other provision of this Lease not otherwise specifically mentioned in this Paragraph 22(a), which default continues beyond the date that is thirty (30) days from the date on which Tenant receives notice of such default or, if such default cannot be cured within such thirty (30) day period and delay in the exercise of a remedy would not (in Landlord’s reasonable judgment) cause a material adverse harm to Landlord or any of the Leased Premises, the cure period shall be extended for the period required to cure the default (but such cure period, including any extension, shall not in the aggregate exceed two hundred seventy (270) days); provided that Tenant shall commence to cure the default within said thirty (30) day period and shall actively and diligently and in good faith proceed with and continue the curing of the default until it shall be fully cured;
(iii)    any representation or warranty made by Tenant herein or in any certificate, demand or request made pursuant hereto, including the Purchase and Sale Agreement, proves to have been fraudulent, when made in any material respect.
(iv)    Tenant shall fail to maintain insurance coverage specified in Paragraphs 16(b), 16(c), and 16(d), or timely pay insurance premiums in accordance with Paragraph 16(e);
(v)    Tenant shall enter into a transaction or series of transactions in violation of Paragraph 21, where such transaction or series of transactions are not rescinded within ten (10) days following such violation;

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(vi)    Subject to Tenant’s right to enter into Subleases pursuant to Paragraph 21 (provided that Tenant is in compliance with the provisions thereof), (A) Tenant shall fail to occupy and use substantially all of any of the Leased Premises for a use permitted in accordance with Paragraph 4, or (B) Tenant shall have ceased operations at and/or abandoned any of the Leased Premises, except in each of (A) and (B) for temporary failures, cessations and/or abandonments due to business realignment (not to exceed one hundred twenty (120) days), or Casualty, Condemnation, or Alterations (without limiting the requirements set forth in this Lease regarding Casualty, Condemnation and Alterations).
(vii)    Tenant shall fail to deliver the estoppel certificate described in Paragraph 25 within the time period specified therein;
(viii)    if all of the following occur: (a) Tenant or any Guarantor defaults, after any applicable notice or cure periods, under any provision of its Senior Credit Facility (if any), and (b) the lender under such Senior Credit Facility accelerates the maturity of all indebtedness evidenced thereby as a result of such default pursuant to the terms of such Senior Credit Facility;
(ix)    a final, non-appealable judgment for the payment of money in excess of Two Hundred Fifty Thousand Dollars ($250,000) shall be rendered against Tenant or any Guarantor and the same shall remain undischarged for a period of sixty (60) consecutive days following receipt of written notice regarding such final, non-appealable judgment by either (a) a licensed attorney at law who is employed in the in-house legal department of such Tenant or Guarantor, or (b) the chief executive officer, chief financial officer, or chief operations officer of such Tenant or Guarantor;
(x)    Tenant or any Guarantor shall (A) voluntarily be adjudicated as bankrupt or insolvent, (B) seek or consent to the appointment of a receiver or trustee for itself or for any of the Leased Premises, (C) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (D) make a general assignment for the benefit of creditors, or (E) be unable to pay its debts as they mature; provided, however, that none of the foregoing events with respect to any Guarantor shall be an Event of Default if Tenant delivers to Landlord within thirty (30) days thereafter a Replacement Guaranty;
(xi)    a court shall enter an order, judgment or decree appointing, without the consent of Tenant or any Guarantor, a receiver or trustee for it or for any of the Leased Premises or approving a petition filed against Tenant or any Guarantor which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain undischarged or unstayed ninety (90) days after it is entered; provided, however, that none of the foregoing events with respect to any Guarantor shall be an Event of Default if Tenant delivers to Landlord within thirty (30) days thereafter a Replacement Guaranty;
(xii)    Tenant or any Guarantor shall be liquidated or dissolved or shall intentionally begin proceedings towards its liquidation or dissolution; provided, however, that none of the foregoing events with respect to any Guarantor shall be an Event of Default if Tenant delivers to Landlord within thirty (30) days thereafter a Replacement Guaranty

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(xiii)    the estate or interest of Tenant in any of the Leased Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred and such process shall not be vacated or discharged within ninety (90) days after it is made;
(xiv)    any Guarantor shall (A) fail to perform its obligations under the Guaranty, subject to any applicable notice, cure and grace periods set forth herein or in any Guaranty or (B) take any action that causes the Guaranty to terminate or be unenforceable for any reason (other than (1) as expressly permitted pursuant to Paragraph 21, and (2) as described in clauses (x), (xi) or (xii) of this Paragraph 22); or
(xv)    the failure of any Qualified Transferee to maintain and replenish, if required under the terms of this Lease, any Letter of Credit delivered by such Qualified Transferee; provided, however, that the foregoing shall be subject to Paragraph 2(b) of Exhibit D and shall not be an Event of Default if Qualified Transferee posts cash collateral in favor of Landlord so that the amount of such cash collateral plus the amount of any Letter of Credit equals the amount otherwise required under the Letter of Credit.
23.    Remedies and Damages Upon Default.
(a)    If an Event of Default shall have occurred and is continuing, Landlord shall have the right, at its sole option, then or at any time thereafter, to exercise its remedies and to collect damages from Tenant in accordance with this Paragraph 23, without demand upon or notice to Tenant except as otherwise provided in this Paragraph 23 or under any applicable Legal Requirements.
(b)    If an Event of Default shall have occurred and is continuing, Landlord may give Tenant notice of Landlord’s intention to terminate this Lease on a date specified in such notice. Upon such date, this Lease, the estate hereby granted and all rights of Tenant hereunder shall expire and terminate. Upon such termination, Tenant shall immediately surrender and deliver possession of all of the Leased Premises to Landlord. If Tenant does not so surrender and deliver possession of all of the Leased Premises, Landlord may re-enter and repossess all or any of the Leased Premises not surrendered. Notwithstanding such termination of this Lease, Tenant’s liability under this Lease shall continue unaffected.
(c)    If an Event of Default shall have occurred and is continuing, Landlord may terminate Tenant’s right of possession (but not this Lease) and may repossess all or any of the Leased Premises without terminating this Lease. After repossession of such Leased Premises pursuant hereto, Landlord shall have the right to re-let such Leased Premises to such tenant or tenants, for such term or terms, for such rent, on such conditions and for such uses as Landlord in its sole discretion may determine, and collect and receive any rents payable by reason of such re-letting. Landlord may make such repairs or alterations in connection with such re-letting as it may deem advisable in its sole discretion. If Tenant shall, during the continuance of an Event of Default, voluntarily give up possession of such Leased Premises to Landlord, deliver to Landlord or its agents the keys to such Leased Premises, or both, such actions shall not in any respect diminish Landlord’s rights hereunder and the acceptance thereof by Landlord or its agents shall not be deemed to constitute a termination of this Lease. Landlord reserves the right following any reentry and/or re-letting to exercise its

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right to terminate this Lease by giving Tenant written notice thereof, in which event this Lease will terminate as specified in said notice; provided, however, that no notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states.
(d)    If Landlord terminates this Lease pursuant to Paragraph 23(b), Landlord may accelerate Rent due hereunder by electing to require Tenant to pay to Landlord, upon written demand by Landlord, as liquidated and agreed final damages for Tenant’s default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the Present Value of the excess, if any, of (A) the sum of all Basic Rent, Additional Rent and other sums which would be payable under this Lease by Tenant from the date of such demand to the date on which the Term is scheduled to expire hereunder in the absence of any earlier termination, re-entry or repossession over (B) the then aggregate fair market rent for the Leased Premises for the same period. Tenant shall also pay to Landlord all accrued Rent then due and unpaid, all other amounts payable by Tenant under this Lease which are then due and unpaid, all amounts which arise or become due by reason of Tenant’s default hereunder, including any costs of Landlord in connection with the repossession of such Leased Premises, the removal of all personal property therefrom, and any attempted re-letting or sale thereof, including all brokerage commissions, legal expenses, reasonable attorneys’ fees, employees’ expenses, reasonable costs of repairs and alterations and reasonable expenses and reasonable preparation for re-letting or sale together with interest thereon at the Default Rate.
(e)    If Landlord terminates this Lease pursuant to Paragraph 23(b) and elects not to pursue the remedy available to Landlord under in Paragraph 23(d), or terminates Tenant’s right to possession of all or any of the Leased Premises pursuant to Paragraph 23(c), Tenant shall, until the end of what would have been the Term in the absence of any termination of this Lease, and whether or not any of such Leased Premises shall have been re-let, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages all Basic Rent, Additional Rent and other sums which would be payable under this Lease by Tenant in the absence of such termination as the same would have been due, less the net proceeds, if any, of any re-letting

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pursuant to Paragraph 23(c), after deducting from such proceeds all accrued Rent then due and unpaid, all other amounts payable by Tenant which are then due and unpaid, all obligations of Tenant which arise or become due by reason of such Event of Default, including any costs of Landlord incurred in connection with such repossessing and re-letting, including the cost of removal of all personal property from such Leased Premises, all brokerage commissions, reasonable attorneys’ fees, expenses and preparation for re-letting together with interest thereon at the Default Rate if not paid within five (5) Business Days after demand therefor.
Tenant’s Initials: ________ Landlord’s Initials: _____________
(f)    Landlord may recover from Tenant all costs and expenses, including attorneys’ fees, court costs, expert witness fees, costs of tests and analyses, travel and accommodation expenses, deposition and trial transcripts, copies and other similar costs and fees, paid or incurred by Landlord as a result of an Event of Default, regardless of whether or not legal proceedings are actually commenced.
(g)    During the continuance of any Event of Default, Landlord may, and with or without notice, except as required herein, set off any money of Tenant or Guarantor, if any, held by Landlord under this Lease or the Guaranty, if any, against any sum owing by Tenant or Guarantor, if any, hereunder.
(h)    During the continuance of an Event of Default, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue the Lease in effect after Tenant breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any Event of Default, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.
(i)    Notwithstanding anything to the contrary herein contained, in lieu of or in addition to any of the foregoing remedies and damages, Landlord may exercise any remedies and collect any damages available to it at law or in equity during the continuance of an Event of Default. During the continuance of an Event of Default, if Landlord is unable to obtain full satisfaction pursuant to the exercise of any remedy, it may pursue any other remedy which it has hereunder or at law or in equity, including, without limitation, specific performance.
(j)    Landlord shall not be required to mitigate any of its damages hereunder unless required to by any applicable Legal Requirement. If any applicable Legal Requirement shall validly limit the amount of any damages provided for herein to an amount which is less than the amount agreed to herein, Landlord shall be entitled to the maximum amount available under such Legal Requirement.
(k)    No termination of this Lease, repossession or re-letting of any of the Leased Premises, exercise of any remedy or collection of any damages pursuant to this Paragraph 23 shall relieve Tenant of any obligations of Tenant which survive such expiration or termination by their own terms.

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(l)    WITH RESPECT TO ANY REMEDY OR PROCEEDING OF LANDLORD OR TENANT HEREUNDER, LANDLORD AND TENANT EACH HEREBY WAIVES THE SERVICE OF NOTICE WHICH MAY BE REQUIRED BY AN APPLICABLE LAW AND WAIVES ANY RIGHT TO A TRIAL BY JURY TO THE FULLEST EXTENT NOW OR HEREAFTER PERMITTED BY APPLICABLE LAW.
(m)    During the continuance of any Event of Default, Landlord shall have the right (but no obligation) to perform any act required of Tenant hereunder and charge to Tenant all costs and expenses incurred in connection therewith, together with interest at the Default Rate, which amount shall be deemed Additional Rent and shall be immediately due and payable to Landlord. If performance of such act requires that Landlord enter any of the Leased Premises, Landlord may enter such Leased Premises for such purpose.
(n)    During the continuance of any Event of Default, Tenant hereby waives and surrenders, for itself and all those claiming under it, including creditors of all kinds: (i) any right and privilege which it or any of them may have under any present or future Legal Requirement to redeem any of the Leased Premises or to have a continuance of this Lease after termination of this Lease or of Tenant’s right of occupancy or possession pursuant to any court order or any provision hereof; and (ii) the benefits of any present or future Legal Requirement which exempts property from liability for debt or for distress for rent.
(o)    During the continuance of any Event of Default, Tenant shall be and remain liable for all sums aforesaid, and Landlord may recover such damages from Tenant and institute and maintain successive actions or legal proceedings against Tenant for the recovery of such damages. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired by its own terms had there been no such Event of Default.
(p)    Except as otherwise provided herein, all remedies are cumulative and concurrent and no remedy is exclusive of any other remedy. Each remedy may be exercised at any time an Event of Default has occurred and is continuing and may be exercised from time to time. No remedy shall be exhausted by any exercise thereof.
(q)    Except as otherwise expressly set forth in this Lease, in the event Tenant remains in possession of any of the Leased Premises after the expiration of this Lease, and without the written consent of Landlord, Tenant, at the option of Landlord, shall be deemed to be occupying such Leased Premises as a tenant from month to month, subject to all the conditions, provisions and obligations of this Lease, at one hundred fifty percent (150%) of the Basic Rent. Except as otherwise expressly set forth in this Lease, Tenant shall also pay and perform, during the period of any such holdover, all other costs and obligations imposed upon Tenant by this Lease, including, without limitation, payment of all real estate taxes, maintenance of all required insurance coverages and all other maintenance and repair obligations hereunder. In the event that Landlord does not consent to Tenant’s holding over after the expiration of this Lease, Tenant shall defend, indemnify, protect and hold harmless Landlord and its directors, officers, employees, agents and lenders from and against any and all losses, costs and expenses resulting from Tenant’s failure to surrender possession of such Leased Premises upon the expiration of the Term, including, without limitation, any claims

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made by any succeeding tenant due to its inability to take possession of such Leased Premises in a timely manner.
(r)    No failure by either Landlord or Tenant to insist upon the strict performance by the other of any covenant, agreement, term or condition of this Lease, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent or other monetary obligation during the continuance of any such breach shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No consent or waiver, express or implied, by either Landlord or Tenant to or of any breach by the other of any covenant, condition or duty under this Lease shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty, unless in writing signed by the Party waiving same.
(s)    Notwithstanding anything to the contrary contained in this Lease, in no event shall Landlord or Tenant have the right to seek or receive special, punitive or other similar measures of damages against the other nor shall Landlord or Tenant be entitled to receive any consequential, indirect or speculative damages, and each Party hereby irrevocably waives, for itself and its successors and assigns, its right to seek or receive any such measure of damages or remedy.
24.    Notices.
All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease shall be in writing and shall be deemed to have been given and received for all purposes when delivered in person or by Federal Express or other reliable 24-hour delivery service or five (5) Business Days after being deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other Party at the address set forth below or when delivery is refused, and such notices shall be addressed as follows:

To Landlord:	AGNL Clinic, L.P. c/o Angelo, Gordon & Co., L.P. 245 Park Avenue, 26th Floor New York, NY 10167-0094 Phone No.: (212) 883-4157 Fax No.: (212) 883-4141 Attn: Gordon J. Whiting

With a copy to:	AGNL Manager II, Inc. c/o Angelo, Gordon & Co., L.P. 245 Park Avenue, 26th Floor New York, NY 10167-0094 Phone No.: (212) 692-2296 Fax No.: (212) 867-6448 Attn: Joseph R. Wekselblatt

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With a copy to:	Sheppard, Mullin, Richter & Hampton LLP 1300 I Street, N.W. Washington, D.C. 20005-3314 Phone No.: (202) 469-4943 Fax No.: (202) 312-9411 Attn: Michele E. Williams, Esquire

To Tenant:	Director of Facilities
Molina Healthcare, Inc.
200 Oceangate, Suite 100
Long Beach, CA 90802-4317
Phone No.: (562) 435-3666
Fax No.: (562) 901-1086

With a copy to:	Sidley Austin LLP
555 West 5th Street, Suite 4000
Los Angeles, CA 90013
Phone No.: (213) 896-6048
Fax No.: (213) 896-6600
Attn: Edward Prokop, Esq.

For the purposes of this Paragraph, any Party may substitute another address stated above (or substituted by a previous notice) for its address by giving ten (10) days’ notice of the new address to the other Party, in the manner provided above. Any notices to be provided by Landlord under this Paragraph 24 shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the California Code of Civil Procedure.
25.    Estoppel Certificate.
At any time upon not less than ten (10) Business Days’ prior written request by either Landlord or Tenant (the “Requesting Party”) to the other Party (the “Responding Party”), the Responding Party shall deliver to the Requesting Party a statement in writing, executed by an authorized officer of the Responding Party, certifying (a) that, except as otherwise specified, this Lease is unmodified and in full force and effect, (b) the dates to which Rent has been paid, (c) that, to the knowledge of the signer of such certificate and except as otherwise specified, no default by either Landlord or Tenant exists hereunder, (d) such other matters as the Requesting Party may reasonably request, and (e) if Tenant is the Responding Party that, except as otherwise specified, there are no proceedings pending or, to the knowledge of the signer, threatened, against Tenant before or by a court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition and operations of Tenant. Any such statements by the Responding Party may be relied upon by the Requesting Party, any Person whom the Requesting Party notifies the Responding Party in its request for the certificate is an intended recipient or beneficiary of the certificate, any Lender or their assignees and by any prospective purchaser or mortgagee of any of the Leased Premises. Any certificate required under this Paragraph 25 and delivered by Tenant shall state that, in the opinion of each person signing the same, he or she has

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made such examination or investigation as is necessary to enable him or her to express an informed opinion as to the subject matter of such certificate.
26.    Surrender.
On the date of the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises to Landlord in the same condition in which the Leased Premises were at the commencement of this Lease, except as repaired, rebuilt, restored, altered, replaced or added to as permitted or required by any provision of this Lease, and ordinary wear and tear excepted. Upon such surrender, Tenant shall (a) remove from the Leased Premises all property which is owned by Tenant or third parties (not including any property owned by Landlord or any Alterations) and (b) repair any damage caused by such removal. Property not so removed shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from any of the Leased Premises. The costs of removing and disposing of such property and repairing any damage to any of the Leased Premises caused by such removal shall be paid by Tenant to Landlord upon demand. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any such property which becomes the property of Landlord pursuant to this Paragraph 26. The obligations, duties and rights of the parties set forth in this Paragraph 26 shall survive the expiration or termination of this Lease.
27.    No Merger of Title.
There shall be no merger of the leasehold estate created by this Lease with the fee estate in any of the Leased Premises by reason of the fact that the same Person may acquire or hold or own, directly or indirectly, (a) the leasehold estate created hereby or any part thereof or interest therein and (b) the fee estate in any of the Leased Premises or any part thereof or interest therein, unless and until all Persons having any interest in the interests described in (a) and (b) above which are sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.
28.    Books and Records.
(a)    Tenant shall keep adequate records and books of account with respect to the finances and business of Tenant generally and with respect to each of the Leased Premises, in accordance with generally accepted accounting principles consistently applied (“GAAP”) (with the exception that quarterly statements do not need to include footnotes), and shall permit Landlord and Lender by their respective agents, accountants and attorneys, upon reasonable notice to Tenant, to visit and inspect any of the Leased Premises and examine (and make copies of) the records and books of account and to discuss the finances and business with the officers of Tenant and Sponsor, if any, at such reasonable times as may be requested by Landlord. Upon the request of Lender or Landlord (either telephonically or in writing), Tenant shall provide the requesting party with copies of any information to which such party would be entitled in the course of a personal visit.
(b)    Subject to subparagraph (c) below, Tenant shall deliver to Landlord within ninety (90) days of the close of each fiscal year, annual audited consolidated financial statements of Tenant or, if Tenant is a wholly-owned Subsidiary of a Guarantor, if any, annual audited consolidated

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financial statements of such Guarantor, prepared by nationally recognized independent certified public accountants. Tenant shall also furnish to Landlord within forty-five (45) days after the end of each of the three remaining quarters unaudited financial statements and all other quarterly reports of Tenant or Guarantor, as applicable, certified by such reporting party’s chief financial officer. All financial statements delivered to Landlord pursuant to this Paragraph 28(b) shall be prepared in accordance with GAAP. All annual financial statements shall be accompanied (i) by an opinion of said accounting firm stating that (A) there are no qualifications as to the scope of the audit and (B) the audit was performed in accordance with GAAP and (ii) by the affidavit of the president, chief financial officer or vice president of finance of the reporting party dated within five (5) days of the delivery of such statement, stating that (A) the affiant knows of no Event of Default, or event which, upon notice or the passage of time or both, would become an Event of Default which has occurred and is continuing hereunder or, if any such event has occurred and is continuing, specifying the nature and period of existence thereof and what action Tenant or any Guarantor, as the case may be, has taken or proposes to take with respect thereto, (B) except as otherwise specified in such affidavit, that Tenant has fulfilled all of its obligations under this Lease which are required to be fulfilled on or prior to the date of such affidavit and (C) unless Tenant is a public recording company, Tenant shall promptly deliver to Landlord copies of (i) any additional reporting information provided to Tenant’s lenders and (ii) such credit agreements and other loan documents entered into by Tenant as Landlord may reasonably request.
(c)    If Tenant or any Guarantor is a public reporting company, the annual and quarterly financial reporting delivery requirements set forth in Paragraph 28(b) shall be waived by Landlord so long as Tenant, or Guarantor, as the case may be, timely files with the Securities and Exchange Commission, for the applicable reporting periods, its Form 10-K, Form 10-Q and other required filings pursuant to the provisions of the Securities Exchange Act of 1934, as amended and any other applicable Law.
29.    Non-Recourse as to Landlord.
Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be limited to actual damages and shall be enforced only against the Leased Premises and not against any other assets, properties or funds of (a) Landlord, (b) any director, member, officer, general partner, limited partner, employee or agent of Landlord (or any legal representative, heir, estate, successor or assign of any thereof), (c) any predecessor or successor partnership, corporation, limited liability company (or other entity) of Landlord, or any of its general partners, members or shareholders, or (d) any other affiliate of Landlord.
30.    Financing.
(a)    Tenant agrees to pay, within three (3) Business Days after written demand therefor, any Cost imposed upon Landlord by Lender pursuant to the Note, the Mortgage or the Assignment which is caused by an Event of Default by Tenant under this Lease and which is not otherwise reimbursed by Tenant to Landlord pursuant to any other provision of this Lease.
(b)    If Landlord desires to obtain or refinance any Loan, Tenant shall agree, upon request of Landlord, to supply any such Lender with such notices and information as Tenant is required to

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give to Landlord hereunder, and to execute a commercially reasonable modification to this Lease so long as such modification does not materially and adversely affect any right, benefit or privilege of Tenant under this Lease or materially increase Tenant’s obligations under this Lease. Tenant shall also provide, upon the written request of such Lender, an SNDA, so long as such SNDA does not materially and adversely affect any right, benefit or privilege of Tenant under this Lease or materially increase Tenant’s obligations under this Lease.
31.    Subordination, Non-Disturbance and Attornment.
(a)    This Lease shall be subject and subordinate to the lien of any Mortgage now or hereafter in force against either of the Leased Premises, and Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any Mortgage to which this Lease is subordinate, to attorn, to the purchaser upon any such foreclosure sale, if so requested to do so by such purchaser, and to recognize such purchaser as the case may be, as the lessor under this Lease; provided, however, that the foregoing subordination to the lien of any future Mortgage in force against the Leased Premises, and attornment to the purchaser upon any such foreclosure sale, shall each be conditioned upon Landlord providing Tenant with a subordination, non disturbance and attornment agreement in favor of Tenant in the form attached hereto as Exhibit J, or other commercially reasonable form (either, an “SNDA”) requested by Landlord that provides, without limitation, that this Lease and the rights of Tenant hereunder shall survive any foreclosure proceeding brought under such Mortgage. Without limiting the foregoing, as of the Effective Date, each of Landlord, Lender, and Tenant shall execute and deliver to each other an SNDA in the form attached hereto as Exhibit J.
(b)    In addition to Tenant’s rights under Paragraph 34, if requested by a lender (“Secured Lender”) holding or obtaining a security interest in any personal property of Tenant (“Secured Property”) that is located at the Leased Premises, Landlord shall enter into such reasonable and customary documentation as the Secured Lender shall reasonably request, including a subordination of any statutory lien that Landlord may have in such Secured Property and permitting such Secured Lender reasonable access to the Leased Premises for the purpose of enforcing such Secured Lender’s lien with respect to such Secured Property.
32.    Tax Treatment; Reporting.
Landlord and Tenant each acknowledges that each shall treat this transaction as a true lease for state law purposes and shall report this transaction as a lease for federal income tax purposes. For federal income tax purposes each Party shall report this Lease as a true lease with Landlord as the owner of all of the Leased Premises and Tenant as the lessee of such Leased Premises including: (i) treating Landlord as the owner of any of the Improvements and Equipment eligible to claim depreciation deductions under Section 167 or 168 of the Internal Revenue Code of 1986 (the “Code”) with respect to such Improvements and Equipment, (ii) Tenant reporting its Rent payments as rent expense under Sections 162 and Section 467 of the Code, as applicable, and (iii) Landlord reporting the Rent payments as rental income. Notwithstanding the foregoing, nothing contained herein shall (a) require Landlord or Tenant to take any action that would be inconsistent with the requirements of GAAP or violate any state or federal law, or (b) be deemed to constitute a guaranty, warranty or representation by either Landlord or Tenant as to the actual treatment of this transaction for state

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or federal tax purposes of for purposes of accounting or financial reporting, including but not limited to the determination as to whether this Lease shall qualify for sale-leaseback accounting treatment or whether this Lease shall be properly classified as an operating lease or finance lease in accordance with GAAP.
33.    Security Deposit.
(a)    On the Commencement Date, Tenant shall not be required to deliver to Landlord any Letter of Credit or security deposit. If in the future, a Letter of Credit is delivered to Landlord pursuant to the provisions of Paragraph 14 or Paragraph 21, such Letter of Credit shall be held by Landlord as a security deposit (the “Security Deposit”) and the terms of this Paragraph 33 shall apply. Thereafter, the Security Deposit shall remain in full force and effect during the Term as security for the payment by Tenant of the Rent and all other charges or payments to be paid hereunder and the performance of the covenants and obligations contained herein. In the event Landlord holds any cash Security Deposit hereunder, Landlord shall hold it in trust in a separate, interest-bearing account, and any interest earned thereon shall be added to the Security Deposit.
(b)    Upon any adjustment of Basic Rent pursuant to Exhibit D, Tenant shall not later than thirty (30) days after Landlord delivers written notice of such adjustment, adjust the amount of the Letter of Credit, if any, to maintain the Security Deposit in an amount equal to the amount of eighteen (18) months of Basic Rent (or twelve (12) months of Basic Rent, if the original amount of the Letter of Credit required hereunder was twelve (12) months of Basic Rent). The Letter of Credit shall be renewed at least sixty (60) days prior to any expiration thereof. If Tenant fails to renew the Letter of Credit by such date, Landlord shall have the right at any time after the thirtieth (30th) day before such expiration date, and after providing Tenant with five (5) days’ prior written notice, to draw on the Letter of Credit and to deposit the proceeds of the Letter of Credit as a cash Security Deposit.
(c)    If at any time (except any time during which Landlord is already holding a Cash Security Deposit) the Security Deposit does not meet the requirements of the definition of Letter of Credit, as set forth herein, or if the financial condition of the issuer of such Letter of Credit changes in any other materially adverse way, as determined by Landlord in its reasonable discretion, then Tenant within thirty (30) days after written notice from Landlord shall deliver to Landlord a Replacement Letter of Credit. Tenant’s failure to deliver any such Replacement Letter of Credit shall entitle Landlord to immediately draw under the Letter of Credit and hold the proceeds thereof as a cash Security Deposit.
(d)    In the event that the issuer of any Letter of Credit is insolvent or is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, of if a trustee, receiver or liquidator is appointed for the issuer, then, effective as of the date of such occurrence, such Letter of Credit shall be deemed not to meet the requirements of the definition of Letter of Credit, as set forth herein, and Tenant shall within thirty (30) days after written notice from Landlord deliver to Landlord a Replacement Letter of Credit. Tenant’s failure to deliver any such Replacement Security Deposit shall entitle Landlord to immediately draw under the Letter of Credit and hold the proceeds thereof as a cash Security Deposit.

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(e)    If at any time an Event of Default shall have occurred and be continuing, Landlord shall be entitled, at its sole and absolute discretion, to draw on the Letter of Credit or to withdraw the cash Security Deposit, as the case may be, and apply the proceeds in payment of any Rent that is then due and payable (but in no event shall Landlord apply any Security Deposit funds to prepay any Rent). Tenant further acknowledges and agrees that (1) Landlord’s application of the proceeds of the Letter of Credit or cash Security Deposit towards the payment of Rent that is then due and payable constitutes a fair and reasonable use of such proceeds and (2) the application of such proceeds by Landlord towards the payment of Rent that is then due and payable shall not constitute a cure by Tenant of the applicable default (except any default in the payment of such Rent); provided, however, that an Event of Default shall not exist if Tenant restores the Security Deposit to its full amount within five (5) Business Days and in accordance with the requirements of this Paragraph 33, so that the original amount of the Security Deposit shall be again on deposit with Landlord.
(f)    So long as no Event of Default then exists, the Letter of Credit or the cash Security Deposit, as the case may be, shall be returned to Tenant within thirty (30) days after the expiration of the Term.
(g)    Tenant waives all provisions of Laws, now or hereinafter in force, that restrict the amount or types of claim that a landlord may make upon a security deposit or imposes upon a landlord (or its successors) any obligation with respect to the handling or return of security deposits, including, without limitation, California Civil Code Section 1950.7 (including waiving the return of the security deposit until such time as the amount of such landlord's damages, including those under California Civil Code Section 1951.2, has been determined).
34.    Permitted Leasehold Mortgages.
Notwithstanding Paragraph 21 above, but subject to the terms of this Paragraph 34, Landlord agrees that Tenant shall have the right to encumber, pledge or hypothecate Tenant’s interest in the leasehold estate created by this Lease (a “Leasehold Mortgage”, and the holder of any such Leasehold Mortgage, a “Leasehold Mortgagee”). All proceeds from any Leasehold Mortgage shall remain the property of Tenant. Landlord shall not be obligated to subordinate any or all of Landlord’s right, title or interest in and to the Leased Premises and this Lease to the lien of any Leasehold Mortgage. A Leasehold Mortgage shall encumber only Tenant’s leasehold interest in the Leased Premises, and shall not encumber Landlord’s right, title or interest in the Leased Premises. Landlord shall have no liability whatsoever for the payment of any obligation secured by any Leasehold Mortgage or related obligations. No Leasehold Mortgage shall be for a term longer than the Term of this Lease. Either prior to or concurrently with the recordation of any Leasehold Mortgage, Tenant shall cause a fully conformed copy thereof and of the financing agreement secured thereby to be delivered to Landlord and its Lender, together with a written notice containing the name and post office address of Leasehold Mortgagee. Upon written request from Tenant, Landlord agrees to deliver an estoppel certificate in favor of Leasehold Mortgagee regarding this Lease, in form and substance reasonably acceptable to Leasehold Mortgagee. If Landlord delivers to Tenant a notice of a default or an Event of Default under this Lease, Landlord shall concurrently notify any Leasehold Mortgagee that has delivered to Landlord a prior written request for such notice, and Landlord shall recognize and accept the performance of any obligation of Tenant hereunder by Leasehold Mortgagee; provided, however that nothing contained herein shall obligate Leasehold Mortgagee to take any such actions.

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Landlord also hereby agrees, upon request by Tenant or any Leasehold Mortgagee, to enter into a commercially reasonable agreement with such Leasehold Mortgagee that may provide, without limitation (a) Landlord’s waiver of any Landlord’s lien or other claim against any property of Tenant, (b) that Landlord shall not terminate or amend the Lease without the prior written consent of the Leasehold Mortgagee, (c) that Leasehold Mortgagee shall have the right, but not the obligation, to pay and perform all obligations of Tenant under this Lease, and all obligations of any Guarantor under any Guaranty, (d) that upon any termination of the Lease, Leasehold Mortgagee shall have the right to a new lease with Landlord, for the remainder of the Term of the Lease, and otherwise with the same covenants, conditions and agreements as are contained in the Lease, and (e) that Leasehold Mortgagee shall have rights to enter upon the Leased Premises to remove Tenant’s personal property following any default under the Leasehold Mortgage, provided, however that Leasehold Mortgager shall maintain adequate insurance and satisfy Tenant’s obligation to pay Basic Rent during such period of possession, not to exceed ninety (90) days, which ninety (90)-day period will be tolled in the event of an applicable bankruptcy proceeding. This Paragraph shall survive termination of this Lease.
35.    Tenant Bankruptcy.
(a)    As a material inducement to Landlord executing this Lease, Tenant acknowledges and agrees that Landlord is relying upon (i) the financial condition and specific operating experience of Tenant and Tenant’s obligation to use each of the Leased Premises specifically for the Permitted Use, (ii) Tenant’s timely performance of all of its obligations under this Lease notwithstanding the entry of an order for relief under the Bankruptcy Code for Tenant and (iii) all defaults under this Lease being cured promptly and this Lease being assumed within sixty (60) days of any order for relief entered under the Bankruptcy Code for Tenant, or this Lease being rejected within such sixty (60) day period and the entire Leased Premises surrendered to Landlord.
(b)    Accordingly, in consideration of the mutual covenants contained in this Lease and for other good and valuable consideration, Tenant hereby agrees that:
(i)    All obligations that accrue or become due under this Lease (including the obligation to pay Rent), from and after the date that a petition is filed under the Bankruptcy Code, a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts is initiated (collectively, an “Action”) shall be timely performed exactly as provided in this Lease and any failure to so perform shall be harmful and prejudicial to Landlord;
(ii)    Any and all obligations under this Lease that accrue or become due from and after the date that an Action is commenced and that are not paid as required by this Lease shall, in the amount of such rents, constitute administrative expense claims allowable under the Bankruptcy Code with priority of payment at least equal to that of any other actual and necessary expenses incurred after the commencement of the Action;
(iii)    Any extension of the time period beyond one-hundred twenty (120) day period, subject to an additional ninety (90) day period for good cause shown, within which Tenant may assume or reject this Lease without an obligation to cause all obligations accruing or coming

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due under this Lease from and after the date that an Action is commenced to be performed as and when required under this Lease shall be harmful and prejudicial to Landlord;
(iv)    Any time period designated as the period within which Tenant must cure all defaults and compensate Landlord for all pecuniary losses which extends beyond the date of assumption of this Lease shall be harmful and prejudicial to Landlord;
(v)    Any assignment of this Lease must result in all terms and conditions of this Lease being assumed by the assignee without alteration or amendment, and any assignment which results in an amendment or alteration of the terms and conditions of this Lease without the express written consent of Landlord shall be harmful and prejudicial to Landlord;
(vi)    Any proposed assignment of this Lease to an assignee: (a) that will not use any of the Leased Premises specifically for the Permitted Use, (b) that does not possess financial condition, operating performance and experience characteristics equal to or better than the financial condition, operating performance and experience of the Tenant as of the Commencement Date, or (c) that does not provide guarantors of the Tenant’s obligations hereunder with financial condition equal to or better than the financial condition of the original guarantors of this Lease as of the Commencement Date, shall be harmful and prejudicial to Landlord;
(vii)    The rejection (or deemed rejection) of this Lease for any reason whatsoever shall constitute cause for immediate relief from the automatic stay provisions of the Code, and Tenant stipulates that such automatic stay shall be lifted immediately and possession of the entire Leased Premises will be delivered to Landlord within a commercially reasonable time (as the court shall determine) without the necessity of any further action by Landlord;
(viii)    No provision of this Lease shall be deemed a waiver of Landlord’s rights or remedies under the Bankruptcy Code or applicable Law to oppose any assumption and/or assignment of this Lease, to require timely performance of Tenant’s obligations under this Lease, or to regain possession of any or all of the Leased Premises as a result of the failure of Tenant to comply with the terms and conditions of this Lease or the Bankruptcy Code;
(ix)    Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as such, shall constitute “rent” for the purposes of the Bankruptcy Code; and
(x)    For purposes of this Paragraph 35 addressing the rights and obligations of Landlord and Tenant in the event that an Action is commenced, the term “Tenant” shall include Tenant’s successor in bankruptcy, whether a trustee, Tenant as debtor in possession or other responsible person.
36.    Miscellaneous.
(a)    The Paragraph headings in this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the Parties or otherwise interpreting this Lease.

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(b)    As used in this Lease, the singular shall include the plural and any gender shall include all genders as the context requires and the following words and phrases shall have the following meanings: (i) “including” means “including without limitation” (except where “including” is already followed by “without limitation” or words of similar effect); (ii) “provisions” means “provisions, terms, agreements, covenants and/or conditions”; (iii) “lien” means “lien, charge, encumbrance, title retention agreement, pledge, security interest, mortgage and/or deed of trust”; (iv) “obligation” means “obligation, duty, agreement, liability, covenant and/or condition”; (v) “the Leased Premises” means “the Leased Premises or any part thereof or interest therein”; (vi) “the Real Property” means “the Columbus Real Property and the Long Beach Real Property or any part thereof or interest therein”; (vii) “the Improvements” means “the Improvements or any part thereof or interest therein”; (viii) “the Equipment” means “the Equipment or any part thereof or interest therein”; and (ix) “the adjoining property” means “the adjoining property or any part thereof or interest therein”.
(c)    Any act which Landlord is permitted to perform under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord. Each appointment of Landlord as attorney-in-fact for Tenant hereunder is irrevocable and coupled with an interest, but shall only apply during the continuance of an Event of Default.
(d)    Except as otherwise expressly provided in this Lease, Landlord shall not unreasonably withhold, condition, or delay its consent or approval whenever such consent or approval is required under this Lease.
(e)    Time is of the essence with respect to the performance by Tenant of its obligations under this Lease.
(f)    Landlord shall in no event be construed for any purpose to be a partner, joint venturer or associate of Tenant or of any subtenant, operator, concessionaire or licensee of Tenant with respect to any of the Leased Premises or otherwise in the conduct of their respective businesses.
(g)    This Lease and any documents which may be executed by Tenant on or about the Effective Date hereof at Landlord’s request, including, without limitation, the Purchase and Sale Agreement, constitute the entire agreement between the parties and supersede all prior understandings and agreements, whether written or oral, between the parties hereto relating to any of the Leased Premises and the transactions provided for herein. Landlord and Tenant are business entities having substantial experience with the subject matter of this Lease and have each fully participated in the negotiation and drafting of this Lease. Accordingly, this Lease shall be construed without regard to the rule that ambiguities in a document are to be construed against the drafter.
(h)    This Lease may be modified, amended, discharged or waived only by an agreement in writing signed by the Party against whom enforcement of any such modification, amendment, discharge or waiver is sought.
(i)    The covenants of this Lease shall run with the land and bind Tenant, its successors and assigns and all present and subsequent encumbrances and subtenants of any of the Leased

SMRH:200768858.18	61

LA1 2754711v.2

Premises, and shall inure to the benefit of Landlord, its successors and assigns. If there is more than one Tenant, the obligations of each shall be joint and several.
(j)    If any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
(k)    All exhibits and schedules attached hereto are incorporated herein as if fully set forth.
(l)    Each of Landlord and Tenant hereby agree that the State of New York has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects (including, without limiting the generality of the foregoing, matters of construction, validity and performance) this Lease and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed therein and all applicable Law of the United States of America; except that, at all times, the provisions for the creation of the leasehold estate, enforcement of Landlord’s rights and remedies with respect to right of re-entry and repossession, surrender, delivery, ejectment, dispossession, eviction or other in-rem proceeding or action regarding any of the Leased Premises pursuant to Paragraph 23 hereof shall be governed by and construed according to the Laws of the State where such Leased Premises is located, it being understood that, to the fullest extent permitted by law of such State, the law of the State of New York shall govern the validity and the enforceability of this Lease, and the obligations arising hereunder. To the fullest extent permitted by law, Tenant hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Lease. Except for any legal suit, action or proceeding that pursuant to applicable Law must be brought in the County and State where a Leased Premises is located, any legal suit, action or proceeding against Tenant arising out of or relating to this Lease may be instituted in any federal or state court sitting in the County of New York, State of New York, and Tenant waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding in such County and State, and Tenant hereby expressly and irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. Notwithstanding the foregoing, nothing herein shall prevent or prohibit Landlord or Tenant from instituting any suit, action or proceeding in any other proper venue or jurisdiction in which any of the Leased Premises is located or where service of process can be effectuated.
(m)    To Tenant’s knowledge, neither Tenant nor any of its officers or directors is a Specially Designated National or Blocked Person. As used herein, the term “Specially Designated National or Blocked Person” shall mean a Person (i) designated by the Office of Foreign Assets Control at the U.S. Department of the Treasury, or other U.S. governmental entity, and appearing on the List of Specially Designated Nationals and Blocked Persons (http://www.ustreas.gov/offices/enforcement/ofac/sdn/ index.shtml), which List may be updated from time to time; or (ii) with whom Landlord or its affiliates are prohibited from engaging in transactions by any trade embargo, economic sanction or other prohibition of United States law, regulation, or Executive Order of the President of the United States. Tenant agrees to confirm the statement in the preceding sentence in writing on an annual basis if requested by Landlord to do so.

SMRH:200768858.18	62

LA1 2754711v.2

(n)    Subject to the terms of this Paragraph 36(n), Tenant and Landlord shall each maintain as confidential (a) any and all information, data and documents obtained about Landlord or Tenant (“Information”) prior to and following the execution of this Lease (including without limitation, any financial or operating information of, or related to, the Landlord or the Tenant), and (b) the terms and conditions of this Lease (as originally circulated or as negotiated) and all other documents related to the execution of this Lease. Each Party agrees that it will not retain any item of Information after the use thereof is no longer required, and that it will either destroy or return to the other Party all written materials constituting Information, except to the extent that such destruction is prohibited by law, rule or regulation. Notwithstanding the foregoing, neither Party will be required to destroy or return any Information that may be stored electronically in such Party’s information technology system, whether in the form of an e-mail, saved file or otherwise. Notwithstanding anything to the contrary contained herein, each Party shall be permitted to disclose any or all of the Information: (i) to those principals, employees, representatives, lenders, consultants, counsel, accountants and other professional advisors of such Party who have a legitimate need to review or know such Information and who have, prior to disclosure, agreed to be bound by the terms of confidentiality set forth herein, (ii) any government or self-regulatory agency whose supervision or oversight such Party or any of its affiliates may be subject to the extent required by applicable Law, any governmental authority or a court of competent jurisdiction, in each case to the extent reasonably necessary to comply with any legal or regulatory requirements to which such Party or its affiliates may be subject, and (iii) without limiting the generality of the immediately foregoing subsection, in any filings made by Tenant or its affiliates with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and/or as may be made available to any investors or prospective investors in Tenant or any of its affiliates in conformance with the Securities Act, Exchange Act, and/or the rules, regulations, and orders issued with respect thereto. Except for publicly available filings referenced in clause (iii) of the immediately preceding sentence, upon disclosing Information to any Person to the extent permitted hereunder, Landlord or Tenant, as applicable, shall advise such Person of the confidential nature thereof, and shall take all reasonable precautions to prevent the unauthorized disclosure of such information by such Person. In addition, Landlord and Tenant shall each be permitted to make such disclosures regarding the Lease and the Leased Premises (which may include the use of Tenant’s or Landlord’s name and corporate logo) as are similar or consistent with Landlord’s and Tenant’s respective general public disclosure policy, including disclosures made by Landlord and its affiliates to their investors, lenders and analysts. Landlord agrees that any Lender shall abide by the restrictions applicable to Landlord in this Paragraph 36(n). This provision shall survive the termination of this Lease. Landlord and Tenant shall be required to execute, deliver, record and furnish such documents as may be necessary to correct any errors of a typographical nature that may be contained in this Lease, or in any memorandum thereof, whether such memorandum be recorded or unrecorded.
(o)    This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same document.
(p)    If either Party shall be prevented or delayed from punctually performing any obligation or satisfying any condition under this Lease by any condition beyond the control of such Party, exclusive of financial inability of a Party (but including without limitation any of the following

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LA1 2754711v.2

beyond the control of (and not caused) by such Party (collectively, “Force Majeure”): strike, lockout, labor dispute, civil unrest, inability to obtain labor, materials or reasonable substitutes thereof, acts of God, present or future governmental restrictions, regulations or control, insurrection, and sabotage), then the time to perform such obligation or satisfy such condition shall be extended by the delay caused by such event, but only for a reasonable period of time not to exceed, in any event, three hundred sixty-five (365) days.
(q)    Notwithstanding Paragraph 7 or any other provision of this Lease, in the event an arbitration, suit or action is brought by any Party under this Lease to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing Party shall be entitled to reimbursement of reasonable attorneys’ fees, as determined by the arbitrator, trial court and/or appellate court.
(r)    In the event of any reduction of Rent pursuant to the terms hereof (including without limitation pursuant to Paragraph 17 or Paragraph 18), the related terms hereof (including without limitation in Exhibit D and Exhibit F) shall be deemed modified as appropriate reflect such reduction. Without limiting the foregoing, upon any such reduction of Rent, the Parties agree that upon the request of either Party, both Parties will enter into a written amendment to this Lease further evidencing such reduction of Rent and related appropriate modifications.

(s)    [Signature Pages To Follow]

SMRH:200768858.18	64

LA1 2754711v.2

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed under seal as of the day and year first above written.

LANDLORD:

AGNL CLINIC, L.P.,
a Delaware limited partnership

By:    AGNL Clinic GP, L.L.C.,
Delaware limited liability company,
its general partner

By:     AGNL Manager II, Inc.,
a Delaware corporation, its Manager

By: ________________________________
Gordon J. Whiting
President

STATE OF NEW YORK	)
) SS.
COUNTY OF NEW YORK)
I, _______________________, a Notary Public in and for said County in the State aforesaid, do hereby certify that President, the President of AGNL Manager II, Inc., as Manager of AGNL CLINIC, L.P., a Delaware limited partnership, and AGNL Clinic GP, L.L.C., a Delaware limited liability company, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that she signed and delivered such instrument as her own free and voluntary act and as the free and voluntary act of said limited liability company, for the uses and purposes set forth therein.
GIVEN under my hand and notarial seal this      day of _____, 2013.

Notary Public

My Commission expires:________________    ________________________
Printed Name
My County of Residence:________________

TENANT:

MOLINA HEALTHCARE, INC.,
a Delaware corporation

By: ________________________________
Name:_______________________________
Title:________________________________

STATE OF CALIFORNIA        )
) ss:
COUNTY OF __________________    )

On _______________, 2013, before me, ____________________________________, a Notary Public, personally appeared _______________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Signature _______________________________

2

SCHEDULE 10(h)
ENVIRONMENTAL VIOLATIONS
Environmental Violations or suspected Environmental Violations, if any, disclosed to Landlord in any of the following:
1.    Long Beach Leased Premises
a.    Phase 1 Site Assessment undertaken by ESIS Inc. Dated January 4, 2011
b.    Phase 1 Update undertaken by ESIS Inc. dated October 19, 2011
c.    NPDES Permit No. CAG994004
2.    Columbus Leased Premises
a.    Phase 1 Environmental Assessment Dated October 12, 2012

3

SCHEDULE 12(a)
IMMEDIATE REPAIRS

•	Long Beach Property

Description	Immediate Repairs
Epoxy injection of parking garage concrete deck	$5,500
Renewal of sealants	$4,850
Plaza elastomeric deck coating	$156,344
Comprehensive façade inspection & report	$18,000
Repair/repaint cracked stucco surfaces on inside of perimeter roof level parapet walls	$13,000
Built up roof replacement section 01a	$62,230
Replace elastomeric surface/restripe & PM 01b	$5,900
Built up roof replacement section 02	$128,366
Built up roof replacement section 03a	$62,230
Replace elastomeric surface/restripe & PM 03b	$5,900
Built up roof replacement section 04	$128,366
Replace elastomeric surface/restripe & PM 05	$2,700
Perform IR survey	$4,800
Annual inspection & testing FLS system	$5,400
Inspect & certify elevators	$13,650
Install new slab edge fire-safing (200 locations)	$115,000
Perform repairs recommended in façade inspection report	$60,375
$792,611

•	Columbus Property

Description	Immediate Repairs
Regrade along west side of building	$2,500
Full depth asphalt repairs and overlay	$168,458
Repair curbs	$36,000
Repair asphalt paths	$1,000
Replace missing landscape material	$22,500
Repair and level concrete benches	$1,000
Clean fabric pavilion	$500
Repair retaining wall	$15,000
Remove wiring to former plyon signs	$500
Sealant and control joint renewal	$20,400
Roof	$7,330
ADA add handicap parking spaces	$600
ADA add van-access parking spaces	$250
ADA sign for van-access parking	$150
ADA access path of travel route	$350
$276,538

SCHEDULE 13(a)
PENDING ALTERATIONS AND IMPROVEMENTS
Long Beach Property Pending Alterations

Project	Cost
New central plant	$3,787,496
Plaza waterproofing	$371,486
Carbon monoxide monit system	$34,912
Bldg stairwell lighting retrofit	$34,989
Bldg window tint both towers	$250,000
Parking struct lighting retrofit	$264,229
VAV DDC conversion both towers	$841,824
Fire alarm control panel & devices	$340,000
Fire safing survey & installation	$134,220
Atrium cooling system retrofit	$114,272
Bldg lighting retrofit	$676,234
Phase 2 plaza waterproofing	$3,000,000
Roof replacement both towers	$394,192
$10,243,854

Long Beach Property Tenant Improvements

•	200 Tower

Suite No.	Sq. Ft.	New Tenant	Occupancy Date	TI’s PSF	TI Cost
800	3,784	Molina	6/1/2013	$35.00	$132,440
1550	8,150	Molina*	10/1/2013	$350.00	$2,852,500
	11,934				$2,984,940

* This cost is based on Event Hall with specialized kitchen for Molina corp g

•	300 Tower

Suite No.	Sq. Ft.	New Tenant	Occupancy Date	TI’s PSF	TI Cost**
150	6,456	Molina**	7/1/2013	$150.00	$968,400
500	16,575	Molina*	8/1/2013	$35.00	$580,125
600	16,575	Molina*	7/1/2013	$35.00	$580,125
910	6,516	Molina*	12/1/2013	$35.00	$228,060
1400	16,580	Molina	7/1/2013	$35.00	$580,300
	62,702				$2,937,010

*These costs are estimated based upon average build-out costs for Molina @$35 psf.
** This cost is based on fitness center for Molina employees @$150 psf

Columbus Property Pending Alterations

Project	Cost
Security console desk	$20,000
Asphalt repair & slurry seal	$168,458
Repair curbs	$36,000
Landscape material	$22,500
Repair retaining wall	$15,000
Sealant & control joint renewal	$20,400
Generator	$300,000
$582,358

Columbus Property Tenant Improvements

2

Suite No.	Sq. Ft.	New Tenant	Occupancy Date	TI’s PSF	Total TI Cost
100	11326	Molina*	11/1/2013	$35.00	$396,410
130	3726	Molina **	11/1/2013	$200.00	$745,200
	1500	Molina***	11/1/2013	$150.00	$225,000
160	4362	Molina*	11/1/2013	$35.00	$152,670
200	27775	Molina*	11/1/2013	$35.00	$972,125
320	21932	Molina*	11/1/2013	$35.00	$767,620
400	16050	Molina*	8/1/2013	$35.00	$561,750
401	4123	Molina*	8/1/2013	$35.00	$144,305
402	2335	Molina*	8/1/2013	$35.00	$81,725
403	5456	Molina*	8/1/2013	$35.00	$190,960
500	27204	Molina*	11/1/2013	$35.00	$952,140
610	13947	Molina*	7/1/2013	$35.00	$488,145
	139736				$5,678,050

* These dates are estimates only and may change if iQor fails to vacate in a timely ______________ experienced with space plan finalization or permitting.
**This cost is based on fitness center for Molina employees @$200 psf
*** This cost is based on café for the building as an amenity @$150 psf

3

SCHEDULE 16(a)
EXISTING INSURANCE POLICIES

	Carrier	Coverage	Policy #
1.	Lexington Insurance Co.	Property	13113039
2.	Philadelphia Indemnity Insurance Co.	Commercial General Liability	PHPK987040
3.	Philadelphia Indemnity Insurance Co.	Automobile	PHPK987040
4.	Liberty Insurance Underwriters Inc.	Umbrella Liability	1000037294-02
5.	TBD	Flood	TBD
6.	TBD	Earthquake	TBD

EXHIBIT A-1
COLUMBUS REAL PROPERTY
PARCEL 1:
Situated in the City of Columbus, County of Franklin and State of Ohio, lying in Quarter Township 2, Township 2, Range 17, United States Military Lands:
And known as being a part of the 13.727 acre tract, and all of the 0.875 acre tract conveyed to 17 Land Realty Corp. by deeds of record in O.R. 14066 B11 and O.R. 25716 J11, respectively, records of the Recorder’s Office, Franklin County, Ohio, and being more particularly described as follows:
Beginning at a railroad spike set at the intersection of the Southerly right-of-way line of Interstate 270 (FRA-270-18.32N) and centerline of Cooper Road (60 feet in width). Said railroad spike being the Northeasterly corner of said 0.875 acre tract;
Thence South 26 deg. 55’ 00” East, a distance of 241.79 feet, along said centerline of Cooper Road and Easterly line of said 0.875 acre tract, to a railroad spike set at the Southeasterly corner of said 0.875 acre tract;
Thence North 78 deg. 47’ 04” West, a distance of 38.14 feet, along the Southerly line of said 0.875 acre tract, to an iron pin set in the Westerly right-of-way line of said Cooper Road;
Thence South 26 deg. 55’ 00” East, a distance of 295.14 feet, along said Westerly right-of-way line of Cooper Road and along the Easterly line of said 13.727 acre tract, to an iron pin set at the point of curvature in the Northerly right-of-way line of Corporate Exchange Drive (60 feet in width) of record in Plat Book 60, Page 22 and 23;
Thence the following four (4) courses and distances along said Northerly right-of-way line of Corporate Exchange Drive and Southerly line of said 13.727 acre tract;
1.Thence along arc of said curve to the right having a radius of 35.00 feet, a central angle of 90 deg. 00’ 00”, and a chord bearing South 18 deg. 05’ 00” West, a chord distance of 49.50 feet to the point of tangency;
2.    Thence South 63 deg. 05’ 00” West, a distance of 35.00 feet, to an iron pin found at the point of curvature;
3.    Thence along arc of said curve to the right having a radius of 270.00 feet, a central angle of 28 deg. 56’ 27”, and a chord bearing South 77 deg. 33’ 14” West, a chord distance of 134.94 feet, to an iron pin set at the point of tangency;
4.    Thence North 87 deg. 58’ 33” West, a distance of 788.06 feet, to an railroad spike set;
Thence North 02 deg. 01’ 27” East, a distance of 318.00 feet across said 13.727 acre tract to a railroad spike set in a Southerly line of the 5.103 acre tract conveyed to Corporate Exchange Buildings IV and V Limited Partnership by deed of record in O.R. 24554 B04;

Thence South 87 deg. 58’ 33” East, a distance of 15.00 feet along said Southerly line of the 5.103 acre tract to a railroad spike set at a Southeasterly corner of said 5.103 acre tract;
Thence the following three (3) courses and distances along the Easterly lines to said 5.103 acre tract;
1.    Thence North 02 deg. 01’ 27” East, a distance of 185.00 feet, to a P.K. nail found;
2.    Thence South 87 deg. 58’ 33” East, a distance of 57.50 feet, to a railroad spike set;
3.    Thence North 02 deg. 01’ 27” East, a distance of 167.21 feet, to an iron pin set in aforesaid Southerly right-of-way line of Interstate 270 at a Northeasterly corner of said 5.103 acre tract;
Thence South 78 deg. 46’ 49” East, a distance of 677.06 feet, along said Southerly right-of-way line of Interstate 270 and partly along the Northerly line of said 13.727 acre tract and partly along the Northerly line aforesaid 0.875 acre tract, to the point of beginning.
Containing 11.814 acres, more or less, of which 0.167 acres lies within the Cooper Road right‑of-way.
The bearings in the above description are based on the bearing of South 87 deg. 58’ 33” East, for the centerline of Corporate Exchange Drive, as shown on the dedication Plat for Corporate Exchange Drive, of record in Deed Book 60, Page 22 and 23, records of the Recorder’s Office, Franklin County, Ohio.
PARCEL 2:
Situated in the City of Columbus, County of Franklin and State of Ohio, lying in Quarter Township 2, Township 2, Range 17, United States Military Lands:
And known as being a part of the 4.500 and 13.727 acre tracts conveyed to 17 Land Realty Corp. by deed of record in O.R. 14066 B11, Records of the Recorder’s Office, Franklin County, Ohio, and being more particularly described as follows:
Beginning for reference at a PK nail found at the centerline intersection of Presidential Gateway (60 feet in width) as established by the Plat of record in Plat Book 83, Page 80 and Corporate Exchange Drive (60 feet in width) as established by the Plat of record in Plat Book 60, Page 22;
Thence North 87 deg. 58’ 33” West, a distance of 329.18 feet along the centerline of Corporate Exchange Drive to a point;
Thence North 02 deg. 01’ 27” East, a distance of 30.00 feet, to a railroad spike set on the Northerly right-of-way line of Corporate Exchange Drive and the Southerly line of said 13.727 acre tract and being the point of true beginning;
Thence the following three (3) courses and distances along the said Northerly right-of-way line of Corporate Exchange Drive and the Southerly line of said 13.727 and 4.500 acre tracts;
1.    Thence North 87 deg. 58’ 33” West, a distance of 94.38 feet to an iron pin set at a point of curvature;

2

2.    Thence along the arc of said curve to the right, having a radius of 420.00 feet, a central angle of 27 deg. 22’ 54”, a chord bearing North 74 deg. 17’ 06” West, and a chord distance of 198.81 feet to an iron pin found at the point of tangency;
3.    Thence North 60 deg. 35’ 39” West, a distance of 28.10 feet to an iron pin set at a Southeasterly corner of a 5.103 acre tract conveyed to Corporate Exchange Buildings IV and V Limited Partnership by deed of record in O.R. 24554 B04;
Thence the following two (2) courses and distance along the Easterly and Southerly lines of said 5.103 acre tracts;

1.	Thence North 02 deg. 01’ 27” East, a distance of 258.02 feet to a railroad spike set;
2.    Thence South 87 deg. 58’ 33” East, a distance of 312.50 feet to a railroad spike set;
Thence South 02 deg. 01’ 27” West, a distance of 318.00 feet across said 13.727 acre tract to the point of true beginning, containing 2.183 acres, more or less, subject to all easements, restrictions and rights-of-way of record.

3

EXHIBIT A-2
LONG BEACH REAL PROPERTY
PARCELS 2 AND 3, AS SHOWN ON PARCEL MAP NO. 5196, IN THE CITY OF LONG BEACH, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, FILED IN BOOK 71 PAGE 14 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
EXCEPT THEREFROM, ALL OIL, GAS, HYDROCARBON SUBSTANCES AND MINERALS OF EVERY KIND AND CHARACTER LYING MORE THAN 500 FEET BELOW THE SURFACE OF SAID LAND, TOGETHER WITH THE RIGHT TO DRILL INTO, THROUGH AND TO USE AND OCCUPY ALL PARTS OF SAID LAND LYING MORE THAN 500 FEET BELOW THE SURFACE THEREOF FOR ANY ALL PURPOSES INCIDENTAL TO THE EXPLORATION FOR AND PRODUCTION OF OIL, GAS, HYDROCARBON SUBSTANCES OR MINERALS FROM SAID OR OTHER LANDS, BUT WITHOUT, HOWEVER, ANY RIGHT TO USE EITHER THE SURFACE OF SAID LAND OR ANY PORTION OF SAID LAND WITHIN 500 FEET OF THE SURFACE FOR ANY PURPOSE OR PURPOSES WHATSOEVER AS RESERVED BY VARIOUS DEEDS OF RECORD, AMONG THEM, BEING THE DEED RECORDED JULY 19, 1965 AS INSTRUMENT NO. 885 IN BOOK D2981 PAGE 153 OFFICIAL RECORDS.
APN: 7278-003-035 AND 7278-003-036

EXHIBIT B-1
Columbus Other Assets
The term “Columbus Property Other Assets” means (a) all “fixtures”, as defined by Section 9‑102(a)(41) of the Uniform Commercial Code as adopted by the State of New York, owned by Landlord and that are now or hereafter affixed or attached to or installed in the Columbus Real Property or the Columbus Improvements (the “Columbus Fixtures”), (b) all of the following, if and to the extent affixed to the Columbus Real Property or the Columbus Improvements and owned by Landlord (even if not constituting Fixtures) (collectively, the “Columbus Property Equipment”): built-in fittings and built-in major appliances, including all electrical, anti-pollution, heating, lighting (including hanging fluorescent lighting), incinerating, power, air cooling, air conditioning, humidification, sprinkling, plumbing, lifting, fire prevention, fire extinguishing and ventilating systems, devices and machinery and all engines, pipes, pumps, tanks (including exchange tanks and fuel storage tanks), motors, conduits, ducts, steam circulation coils, blowers, steam lines, compressors, oil burners, boilers, doors, windows, loading platforms, lavatory facilities, stairwells, fencing (including cyclone fencing), passenger and freight elevators, overhead cranes and garage units, and (c) all Columbus Intangible Property; provided, however, notwithstanding the foregoing, Columbus Property Other Assets expressly excludes each and all of the following items (collectively, the “Columbus Property Excluded Items”):

1.
all personal property located at the Columbus Real Property or the Columbus Improvements including, without limitation, all computers and other information technology devices, but excluding all items described in clause (b) of the definition of Columbus Property Other Assets; and

2.	those other items (regardless of whether such items constitute Fixtures) described on Exhibit B-1-A hereof.

EXHIBIT B-1-A
Columbus Other Assets Excluded Items

Qty	Mfg	Description	Model#	Location
1	Aircycle	Bulb eater	55VRSU	Shop
1	Westward	Toolbox		Shop
1	CLC	Toolbag		Shop
2	Maha	Battery Chargers		Shop
1	Dayton	Leaf Blower		Fire pump room
1	Briggs	Generator 5500 watts		Fire pump room
1	Ariens	Snow blower		Fire pump room
1	Snow Ex	Salt Spreader		Switch Gear Cage
1	Rubbermaid	Light bulb cart		Shop
1	Ridgid	Drain snake		Shop
1	Dewalt	Air compressor		Shop
1	Dewalt	18v Drill		Shop
1	Dewalt	18v Impact drill		Shop
1	Dewalt	18v Circular saw		Shop
1	Dewalt	18v Reciprocating saw		Shop
1	Dewalt	Bench grinder		Shop
1	Dewalt	Masonary bit set		Shop
1	Dewalt	Drill bit set		Shop
1	Westward	Bench grinder		Shop
1	Stanley	25ft Tape measure		Shop
1	Irwin	Paddle bit set		Shop
1	Fluke	Multimeter		Shop
1	Fluke	Infrared thermometer		Shop
1	Ideal	Amp clamp		Shop
1	Streamlight	Flashlight		Shop
1	Klein	10 in 1 screw driver		Shop
4	Vise Grip	Pliers		Shop
3	Westward	Adjustable wrenches		Shop
1	Westward	Wrench set		Shop
1	Westward	Socket Set		Shop
1	Stanley	Utility knife		Shop
1	Stanley	Tripod light		Shop
3	Westward	Pliers		Shop
1	Elkind	Allen wrench set		Shop
1	Megapro	15 in 1 screw driver		Shop
1	Brother	Printer	MCF845CW	Shop
1	Dell	Computer		Shop
1	Rigid	Hand snake		Shop

1	Zicron	Stud Finder	Shop
1		Scafold 4ft	Shop
1		5 gallon gas can	Fire pump room
1		2 gallon gas can	Fire pump room
1	Ridgid	Power washer 3300psi	Fire pump room
1	Shop Vac	Sweeper	Switch Gear cage

2

EXHIBIT B-2
Long Beach Other Assets
The term “Long Beach Property Other Assets” means (a) all “fixtures”, as defined by Section 9‑102(a)(41) of the Uniform Commercial Code as adopted by the State of New York, owned by Landlord and that are now or hereafter affixed or attached to or installed in the Long Beach Real Property or the Long Beach Improvements (the “Long Beach Fixtures”), (b) all of the following, if and to the extent affixed to the Long Beach Real Property or the Long Beach Improvements and owned by Landlord (even if not constituting Fixtures) (collectively, the “Long Beach Property Equipment”): built-in fittings and built-in major appliances, including all electrical, anti-pollution, heating, lighting (including hanging fluorescent lighting), incinerating, power, air cooling, air conditioning, humidification, sprinkling, plumbing, lifting, fire prevention, fire extinguishing and ventilating systems, devices and machinery and all engines, pipes, pumps, tanks (including exchange tanks and fuel storage tanks), motors, conduits, ducts, steam circulation coils, blowers, steam lines, compressors, oil burners, boilers, doors, windows, loading platforms, lavatory facilities, stairwells, fencing (including cyclone fencing), passenger and freight elevators, overhead cranes and garage units, and (c) all Long Beach Intangible Property; provided, however, notwithstanding the foregoing, Long Beach Property Other Assets expressly excludes each and all of the following items (collectively, the “Long Beach Property Excluded Items”):

1.
all personal property located at the Long Beach Real Property or the Long Beach Improvements including, without limitation, all computers and other information technology devices, but excluding all items described in clause (b) of the definition of Long Beach Property Other Assets; and

2.	those other items (regardless of whether such items constitute Fixtures) described on Exhibit B-2-A hereof.

EXHIBIT B-2-A
Long Beach Other Assets Excluded Items
See attached.

TOOL INVENTORY

Qty	Mfg	Description	Model # (If Applicable)	Location (If Applicable)
1	Ridged	24” bolt cutter
1	Fluke	Multimeter	73 III
1	Yellow Jacket	Super EVAC LCD Vacuum Gauge	69070
1	Lisle	Ring Compressor Wrinkle band	21700
1	Zim	Piston Ring Expander
1	DeWalt	Cordless Drill 12v	1PZ14
1	Makita	Cordless Drill 9.c Volts (Angle)	DA391DW
1		One Way Screw Remover tool	PH-17061
1	Ritchie	Manifold Charging Set	41212
1	Ritchie	Valve Stem Wrench ¼” 3/16” 5/16” ⅜”	60613
1	Ritchie	Big Mini tubing cutter 1⅛” max.	60142
1	Fluke	Clamp meter Amps/volts/Ohms	322
1	Rigio	Tubing Cutter	154
1	Shopvac	Dry/wet vacuum
2	Vaughn	Ball Peen Hammers 12 oz.
1	Armstrong	½” Drive Adapter ¾” male	12-952
1	Armstrong	½” Drive Adapter ⅜” male	12-951
1	Allen	½” Drive Quick Release Ratchet	12800
1	Proto	½” Drive Flex Head Handle Breaker bar 18⅝”	5468
1		U-Shaped Claw and Offset Chisel Bar 24”	No I.D. Markings
2	Supco	HVAC/R Current Probe with Micro Amps	CPH 100
1	Motorola	UHF Portable Hand held Radio	HT 750
1	Motorola	UHF Portable Hand held Radio	HT 750
1	Motorola	UHF Portable Hand held Radio	HT 750
1	Motorola	UHF Portable Hand held Radio	HT 750
1	Harris	TS30 Test set portable handset	TS30
1 set	C.S. Osborne	Hole punch set (6)
4		Misc. Hole punch tools
1		Combination TEE
1	Proto	Snap Ring Pliers	391

Rev Date: 6/4/2013

Qty	Mfg	Description	Model # (If Applicable)	Location (If Applicable)
	Proto	Ignition set wrenches	3200c
1 set	Milwaukee	Flat boring bit kit	49-22-0071
1	Stanley	Side Cutters	84-133
22		Misc. Files
1	Lenox	File brush
1	Zim	Piston Ring Expander	204
1		Piston Ring compression tool
1	Imperial Eastman	Tubing Bender	368-FH
1		Heavy Duty Puller
1	UT	⅜” Air Ratchet & Sockets
1	Vise Grip	9” Locking Welding Clamp
1	Proto	Small Puller
1 set	Allen	15 pc. Metric Long Arm Hex Key Set
2		Star Wrenches Lug Nut Removal tool
2	Flex-hone	Cylinder Wall deglazer hones
1	Proto	¾” Drive Ratchet
1	Proto	¾” Drive Breaker Bar
1	Turbo Cat III	Floor Dryer	4390-00
1		Oxy-Ace Welding set Lg.
1		Oxy-AC Welding set Sm.
1		Hex L-Key set 12 pc.
1		Metric Hex L-Key set 9 pc.
18	Proto	Assorted open end wrenches
1 set	Proto	Ratchet box end wrench
7	Proto	⅜” Swivel head socket
1	Unibit	Step drill ⅛” to ½”
1	Proto	Torque wrench ½” drive
1	Utica	⅜” inch pound torque wrench
1	Proto	½” Speed handle
1	Proto	⅜” Speed handle
1 set	Proto	⅜” and ½” drive Hex
12	Proto	Metric open-box wrenches
1 set	Taiwan	Torx head Drivers
30		Assorted Allen Wrenches
11		Assorted Screw Drivers
9		Nut Drivers
1	Imperial	Tubing cutter
1	Proto	Snap Ring Pliers

Rev Date: 6/4/2013

Qty	Mfg	Description	Model # (If Applicable)	Location (If Applicable)
4		Vise Grips Pliers
7		Assorted Masonry Drill bits
1	Proto	Small Gear Puller	4205-B
1 set	Jawco	Hex Dies
1 set	Buck bros.	Wood chisels (6)
1	Irwin	Expansive Wood Bit
1	Greenlee	Knockout Punch set
1	Marson	Rivit Gun	HP-2
1	Desmond	Stone dresser
1		Slag Remover chipping hammer
1	Raytek	Noncontact thermometer	ST2
1	Amprobe	Test master
1	PASAR	Current tracer
1	Sensit RFC	Refrigerant Gas Leak Detector	RFC-1
1	Check-it	Digital Psychrometer set	622
1	General Electric	Foot Candle meter
1	Electro-Therm	Digital Thermometer	SH66
1	Robertshaw	Receiver controller and transmitter calibration kit	900-012
1	Starrett	Dial indicator	25-144
1	DeWalt	Cordless Drill 12v	DW972
1	Makita	Cordless Drill 12v	6311D
1	Makita	Cordless Drill 9.6v	6095D
1	Makita	Cordless Drill 9.6v	6093D
1	Makita	Cordless Drill 7.2v	DA3000D
1	Proto	Roll Away Tool Box
1	ilco Unican	Key Duplicator Machine	17
1	Ridgid	Vise
1	Vaco	T-Handle Hex Keys (set)	90153
1	K-D	T-Handle Hex Keys (set)
1 set	Proto	Ratchet, Extensions, sockets ⅜”
1 set	Proto	Ratchet, Extensions, sockets ½”
1 set	Proto	Ratchet, Extensions, sockets ¾”
1 set		Pipe thread taps (6)
14	Proto	Assorted End-Open End Wrench
1
1		50w 12v Drop Light
1	Magnehelic	2” of water capacity
1	Magnehelic	1” of water capacity
1	Weller	Soldering gun	TC-202
2	Powr-Grip	Vacuum-Attaching handtool	LJ6VH

Rev Date: 6/4/2013

Qty	Mfg	Description	Model # (If Applicable)	Location (If Applicable)
1 set	Armstrong	Quick Release Ratchet set
2	Sellstrom	Gas welding goggles
1	Ridgid	Lever Bender	408
1	Magnehlic	3” of water capacity
3	Bacharach	Tempscribe
1	Dickson	Tempscribe
1
1	Schlage	Boring Jig	40-012
1	Amprobe	AMP, Volt, OHM Meter	ACD-11
1	Simpson	Volt, OHM Meter	260
1	Solomat	IAQ monitoring system
1	Starrett	Dial Caliper	120A-6
1	Simpson	Therm O Meter	389
1	Leviton	Splice Pro Tool	49550
1	Yellow Jacket	Schrader Valve Removal Tool
1	TIF	Automatic Halogen Leak Detector	6000
1		Digital Light Meter	DLM2
1	TIF	Capacitor tester	660
1	UE1	Digital multimeter	DM383
1	Amprobe	Fastemp
2	Lenox	Hole Saw Kits		PI Shop
1	Dayton	8 Piece Silver and Deming Drill Set	1A050
1	Milwaukee	Heavy Duty Electric Impact Wrench
1	Kett	Power Shear	K-100
1		Nut Driver Power Drill
1	Lenox	Hacksaw	4012
1	Christie	Portable Car-Start	CS-2
1	Wilmar	2¼ Ton Floor Jack	W-1634
1	Kodiak	Shovel	72830
1	Dayton	Ratchet puller	2Z449-B
1	Ramset	Powder Actuated tool	4170
1	Hilti	Power Actuated tool	DX451
1	DeWalt	7” Angle Grinder	DW474
1	Milwaukee	7¼” Circular Saw	6365
1	Milwaukee	Rotary Hammer
1	Milwaukee	⅜” Drill
1	Black & Decker	⅜” Drill
1	Black & Decker	Rotary Hammer
1	Master	Heat Gun	HG-751B
1	Wen	Electric Pencil Engraver	21

Rev Date: 6/4/2013

Qty	Mfg	Description	Model # (If Applicable)	Location (If Applicable)
1	Vibro-Graver	Electric Engraver	74
1	Black & Decker	Butane gas soldering gun
1	Master	Butane gas soldering gun	UT-100si
1	Arrow Fastener	Staple gun	T-50m
1	Dwyer	Visi-Float Flowmeter	VFB-55-BV
1	Allpax	Gasket cutter
2	Proto	Crescent wrench 16”		One in each mech. Rm.
1	Proto	Crescent wrench 12”		One in each mech. Rm.
1	Mayes	Level 24”		One in each mech. Rm.
2	Pony	‘C’ clamps	245	One in each mech. Rm.
2	Pony	‘C’ clamps	246	One in each mech. Rm.
1	Uniweld	Manifold Gauge Set	FL 33312	One in each mech. Rm.
1		Manifold Gauge Set	4 port	One in each mech. Rm.
1		12v Drop Light
1	Empire	Level 48”
3		‘T’ Squares 24”
1		‘T’ Squares 48”	Wood
1	Johnson	48” Straight edge	TS48M
1	Ridgid	36” Bolt cutters
1	Millers Falls	Sledge hammer
1		5’ Pry Bar
1	DeWalt	Heavy Duty 4½” Small Angle Grinder	DW818
1	Makita	Finishing Sander	BO4530
1	SKIL	Soldering gun	2410
1	Milwaukee	Jig saw
1	Dremel	Dremel variable speed grinder
2 sets	ACE	Tap & Die Set	614
1	Desco	Tap & Die Set #4 thru 1”	44348
1	Milwaukee	⅜” Hammer Drill
1	Milwaukee	Sawzall
1	Weller	Soldering Gun	8200N
1	Milwaukee	Heavy Duty ½” Drill
1	Craftsman	Drill Press 17” 16sp ¾hp		PI Shop
1	Speedaire	Air compressor		PI Shop

Rev Date: 6/4/2013

Qty	Mfg	Description	Model # (If Applicable)	Location (If Applicable)
1	Graymills	Parts Cleaner/Washer	DM136	PI Shop
1	Milwaukee	Bench Grinder 7”		PI Shop
2	Ridgid	Aluminum Pipe Wrench	836 36”	PI Shop
1	Ridgid	Aluminum Pipe Wrench	824 24”	PI Shop
1	Ridgid	Pipe Cutter ⅛”-2”	No. 202	PI Shop
1	Chicago Specialty	Pipe Cutter 1”-3⅛”	No. 3720	PI Shop
1 set	Ridgid	Thread Cut set ⅛”-2” pipe		PI Shop
1	Ridgid	115v Power Threader	700	PI Shop
1	Ridgid	Spiral Reamer	No. 2-S	PI Shop
2	Jorgensen	“C” Clamps 6”	176	PI Shop
2	Jorgensen	“C” Clamps 4”	174	PI Shop
1	Proto	“C” Clamp 2”	402	PI Shop
1	Armstrong	“C” Clamp 8”	78-408	PI Shop
1	Ridgid	Flare	No. 459 45°	PI Shop
1	Proto	Flaring Tool	No. 351 45°	PI Shop
1	Ridgid	Basin wrench	No. 1017	PI Shop
1	Ridgid	Hex wrench	No. 11	PI Shop
1	Ridgid	Offset hex wrench	No. E-110	PI Shop
1 set	Proto	Open end box wrench	⅜” to 1¼”	PI Shop
2	Proto	Brass Hammer		PI Shop
1		Plastic mallet		PI Shop
2	Proto	Rubber mallets		PI Shop
1		Ball Peen Hammer 32 oz.		PI Shop
1	Stanley	Claw Hammer		PI Shop
1	Vaughan	Ball Peen hammer 16 oz.		PI Shop
3	Wiss	Tin snips		PI Shop
1	Ridgid	Spud wrench	No.342	PI Shop
2	Sloan Valve	Universal wrench		PI Shop
4	Rachex	Ratchet Action Wrench	10-17mm box wrench	PI Shop
1	Lincoln	Wire Feed Welder SP175 T	Link 2302-1
1	Pro Star	Welding Helmet Auto Darkening	FIB HPD1-F10
1	J/B	Deep Vacuum Pump 10cfm ½hp	DV-285N
1	Makita	Portable Cut-off (chop saw)	2414NB
1	BernzOmatic	High Temperature Torch	TS4000T
1	LSI	Cordless Spotlight	RC-1100N
1	Channellock	21” Channel Lock Pliers
1	SKIL	7¼ Circular Saw	5400
1	Honda	Portable Generator	EM5000SX
1	Schumacher	Battery Charger	SE4022

Rev Date: 6/4/2013

Qty	Mfg	Description	Model # (If Applicable)	Location (If Applicable)
1	Pinnacle	Refrigerant Recovery Unit
1	Fluke	Volt-OHM Tester	T+PRO
1	AEMC	Megohm Tester	1026
3	DeWalt	14.4v Cordless Drill
1	Armstrong	10 pc. Claw Foot (open end)
1	Empire	4’ Level Aluminum
1	Armstrong	⅜” Socket Set MM 13 pcs.
1	Armstrong	⅜” Socket Set MM (Long) 12 pcs.
1	Proto	¼” Socket set
1	Proto	⅜” Socket set
4	Wood’s	Powr-Grip 8”	N4950
1	Milwaukee	Portable Band Saw
1	Milwaukee	Roto Hammer	5318-21
1	CPS	Thermo-Psychrometer	TM360
1	Ridgid	Handheld Drain Cleaning Machine	K45
1	Milwaukee	18v Sawzall + Charger
2	Dayton	Pumpout wet vac	6AKY1
1	Fluke	Clamp on Meter AMP Probe	324
1	Milwaukee	120v Sawzall
1	Ridgid	Pipe Breaker	276
1	Dayton	8” Bench Grinder ¾ hp	2LKR9
1	Weller	120v Solding Gun	SP23L
1	Master	Gas Solding Gun Ultratorch	UT-40si
1	Milwaukee	Electric ½” Drill 5320010330067
1	Genie	1 Person Lift
1	Genie	Material Lift
1	Eureka	Hepa Vacuum Cleaner
1		Fence Post Installer
1		Cherry Picker
1	Husky	5 Piece Reversible Ratching Wrench’s	SKU630699
1	Greenlee	Circuit Seeker	CS 8000
1	Arrow Crane Hoist	Iron 1 Ton capacity Hoist	B-9620
1	SPANCO Inc.	Aluminum 1 ton Capacity Hoist	1ALU1212B
1	Coffing	1 Ton Chainfall
1	CM	Electric 1 Ton Hoist	WL 480v
1	Tomcat	Walk Behind Floor Scrubber

Rev Date: 6/4/2013

MOLINA CENTER, LLC - OFFICE EQUIPMENT BY DEPARTMENT

Year	Type of Equipment	Model/Make	Dept	Location	Serial Number	Vendor
1999	Desk Top Multiplex - Security	Pelco Multiplexer MX4016 CS	Console	Plaza Level	6644 9F	Sentry Control Systems
2009	Security Camera System Monitor	Samsung SMT-1922 19 1-yr Wty: 4/1/09 to 4/1/2010	Console	Lobby Level	Serial # Y3OC3VUQ900002	CDW Computer Centers, Inc.
2009	Security Camera System Monitor	Planar PL1520M 15 SPK Part Number 997-3266-00 1-yr Wty: 3/27/09 to 3/27/2011	Console	Lobby Level	Serial # P96886JA25192	CDW Computer Centers, Inc.
2009	Security IdentiPass system CPU	Dell Optiplex 740 MiniTower Athlon 1640B 3-yr Wty: 3/3/09 to 3/3/2012	Console	Lobby Level	Service Tag # H8MDGJ1	Dell.com
2013	Desk Top Keyboard - Security Console	Pelco KBD300A Keyboard Vari-speed Pan, Tilt & Zoom Joystick; Model #KBD300A. Installed 1/8/2013	Console	Lobby Level	SN ACW-VP J8	Vision Communications
2013	Security DVR	Pelco Hybrid Video Recorder 16 channel (DVR); Model DX4816-2000; installed 1/8/2013	Console	Lobby Level	SN ACV-2002	Vision Communications
2000	Desk Top Printer - Engineer	HP DeskJet 842C	Engineer	P-1 Level	CN01M1P0W8	KDC
2005	Desk Top Monitor - Engineer	1704FPTt-HVAC Monitor	Engineer	P-1 Level	CNOY42997161856AANJH	Dell Computer Corporation
2010	Desk Top Printer - Chief Engr’s Office	HP LaserJet P2035n Purchased: May 13, 2010 1-yr Wty: 5/13/2010 to 5/12/2011	Engineer	P-1 Level	Serial # CNB9D27365; Mfg#: H-P-CE462A#ABA	CDW Computer Centers, Inc.
2010	Desk Top Computer - Chief Engr	Dell Opti Plex 380 MiniTower Base 3-yr Wty: 5/6/2010 to 5/5/2013	Engineer	P-1 Level	Service Tag $ 21QTRL1; Express Code: 4459089637; Mfg Date: 5/5/2010	Dell.com
2010	Desk Top Monitor - Chief Engr	Dell 22 inch Flat Panel Display; E2210H: 3-yr Wty: 5/2/2010 to 5/2/2013	Engineer	P-1 Level	DP/N OH265R; CN-OH265R-64180-047-1USL	Dell.com
2010	Desk Top Computer - Engineer - Chief Engineer’s Andover HVAC System	Dell OptiPlex380 – Intel Core 2 Duo 2.93 Ghz, 4 GB, 160 GB 7200 RPM SATA HD, 16X DVD-ROM; Service Tag: BCG1PN1; Express Service Code: 24697153549	Engineer	P-1 Level	Windows 7 Pro/OA; Product key: TMXCJ-2VBY4-WV43H-R4TH4-HRDTVX16-96076; 00186-77-094-237; OKXGVD	CGB Enterprises

Rev Date: 6/4/2013

Year	Type of Equipment	Model/Make	Dept	Location	Serial Number	Vendor
2012	Printer - Engineers’ Lunch Room	HP DeskJet 5650	Engineer	P-2 Level	SN MY7CL1R1JP	Dell
2012	Desk Top Monitor - Engineers’ Lunch Rm	Model # E1911C; 22 inch Monitor	Engineer	P-2 Level	SN CN-ONO1VP-64180-219-1C9B	Dell
2012	Desk Top Computer - Engineers’ Lunch Rm	Model # Core i5; Windows 7; Product Key# 328HW-M472H-GDMW7-4JK 32-2H8M9	Engineer	P-2 Level	Service Tag # 1KMMJS1; Express Service Code: 342109473	Dell
2013	Desk Top Computer - New HVAC System	Dell OptiPlex 990; Intel Core i5; Windows 7; Product Key: 7Q2F2-7WTHG-W8TWR-YH4XP-TKC2W	Engineer	P-1 Level	Service Tag # CVVPYV1; Express Service Code: 28049119165	Emcor
2013	Desk Top Monitor-New HVAC System	LG 32 inch Monitor LS-34; 32LS3410	Engineer	P-1 Level	SN 209MXLS7Q352	Emcor
2013	Potable Radio	Hytera PD702 U(2)	Engineer	Craig Aydelott	SN 12816A0500; Radio ID# 2001	Vision Communications
2013	Portable Radio	Hytera PD702 U(2)	Engineer	Esteban Diaz	SN 12816A0496; Radio ID# 2002	Vision Communications
2013	Portable Radio	Hytera PD702 U(2)	Engineer	Alfonso Oregel	SN 12816A0497; Radio ID# 2003	Vision Communications
2013	Portable Radio	Hytera PD702 U(2)	Engineer	Richard Marshall	SN 12816A0499; Radio ID# 2004	Vision Communications
2013	Portable Radio	Hytera PD702 U(2)	Engineer	Jeremiah Lees	SN 12918A0200; Radio ID#2020	Vision Communications
2013	Portable Radio	Hytera PD702 U(2)	Janitorial	Claudia Motte-Alvarez, J1	SN 12816A0495; Radio ID# 2007	Vision Communications

Rev Date: 6/4/2013

Year	Type of Equipment	Model/Make	Dept	Location	Serial Number	Vendor
2013	Portable Radio	Hytera PD702 U(2)	Janitorial	Nancy Hernandez, J2	SN 12816A0494; Radio ID# 2008	Vision Communications
2013	Portable Radio	Hytera PD702 U(2)	Janitorial	Alex Passarelli, J3	SN 12816A0493; Radio ID# 2009	Vision Communications
2013	Portable Radio	Hytera PD702 U(2)	Janitorial	Hector Nunez	SN 12918A0199; Radio ID# 2019	Vision Communications
2013	Lobby Level Directory Monitor	Panasonic 42 inch	Lobby	Lobby Level	SN MB21580709; 200 Twr	Jet Communications
2013	Lobby Level Directory Monitor	Panasonic 42 inch	Lobby	Lobby Level	SN MD22360382; 300 Twr	Jet Communications
2013	Desk Top Printer - Guest Room	HP Photosmart 7550 (Color)	OOB	Guest Desk	CN2BS4214N	World Trade Office Supplies
2013	Desk Top Monitor - Guest Room	1704FPTt	OOB	Guest Desk	CNOY42997161856AANM5	Dell Computer Corporation
2005	Desk Top Monitor - Server Room	E153FP	OOB	Server Room	CNOC53696418053UOL5H	Dell Computer Corporation
2005	Desk Top Computer - Guest Room	DHS Mfg Date: 07 20 05	OOB	Guest Desk	6XWKY71	Dell Computer Corporation
2005	Desk Top Printer - Guest Room	HP Photosmart D7260 (Color)	OOB	Guest Desk	MY789U2NH	HP.com
2009	Desk Top Monitor - Asst. Bldg Mgr	Dell 22” LCD DP/N 0F532H 2208 WFP 3-yr Wty: 5/7/09 to 5/7/2012	OOB	Mary’s Desk	CN-0F532H-74445-93Q-AM6S	Dell.com

Rev Date: 6/4/2013

Year	Type of Equipment	Model/Make	Dept	Location	Serial Number	Vendor
2009	Desk Top Monitor - Asst. Bldg Mgr	Dell 22” LCD DP/N 0F532H 2208 WFP 3-yr Wty: 5/7/09 to 5/7/2012	OOB	Mary’s Desk	CN-0F532H-74445-93Q-ANDS	Dell.com
2009	Desk Top Monitor - Property Asst	Dell 22” LCD DP/N 0F532H 2208 WFP 3-yr Wty: 5/7/09 to 5/7/2012	OOB	Pearl’s Desk	CN-0F532H-74445-93Q-AN9S	Dell.com
2009	Security IdentiPass System CPU	Dell OptiPlex 740 MiniTower Athlon 1640B 3-yr Wty: 3/3/09 to 3/3/2012	OOB	Access Card Desk-OOB	Service Tag # BJFDGJ1	Dell.com
2009	Desk Top Scanner - Print Area	HP ScanJet 7650n; Model: (1P): L1943A; Option (30P); B1H 1-yr Wty: 5/18/09 to 5/17/2010	OOB	Print Area	CN87KT1129	CDW Computer Centers, Inc.
2009	Conference Room TV Monitor	Sharp LC-42SB45UT: 1-yr Wty: 9/4/09 to 9/8/10	OOB	Confce Rm	905817411	Kelty Co.
2009	Lobby Level CPU for Directory	Dell Optiplex 740 3-yr Wty: 9/30/09 to 9/30/2012.	OOB	Lobby Level	200 Tower: Service Tag # FZ67ZK1; Express Code: 34778501569	Dell.com
2009	Lobby Level CPU for Directory	Dell Optiplex 740 3-yr Wty: 9/30/09 to 9/30/2012	OOB	Lobby Level	300 Tower: Service Tag # DZ67ZK1; Express Code: 30424936897	Dell.com
2010	Desk Top Printer – GM’s Office	HP LaserJet P3015dn Purchased: May 13, 2010 1-yr Wty: 5/13/2010 to 5/12/2011	OOB	Ivette’s Desk	Serial # VNBCB406WP; Mfg#: H-P-CE528A#ABA	CDW Computer Centers, Inc.
2010	Desk Top Computer – Property Asst	Dell Opti Plex 380 Minitower Base 3‑yr Wty: 6/7/2010 to 6/6/2013. Placed in Service 6/25/2010.	OOB	Pearl’s Desk	B574KM1	Dell.com

Rev Date: 6/4/2013

Year	Type of Equipment	Model/Make	Dept	Location	Serial Number	Vendor
2010	Desk Top Computer – Asst. Bldg Mgr	Dell Opti Plex 380 Minitower Base 3‑yr Wty: 6/7/2010 to 6/6/2013. Placed in service 6/25/2010.	OOB	Mary’s Desk	B582KM1	Dell.com
2012	Desk Top Computer – Server Room	PowerEdge Dell T310 System	OOB	Server Room	Service Tag: 2VL9JS1; Express Service Code: 6263733601	Carapace Inc.
2012	LapTop Computer – G Mgr	Dell Laptop 13 inch.	OOB	Ivette’s Desk	Service Tag (S/N): CKMYFS1; Express Service Code: 27369269857	Dell purchased by Lori McKinney
2012	HP OfficeJet Pro 8600	Model#: SNPRC-1101-01; Product #: CM749A 1-yr Wty: 1/19/2012 to 1/19/2013	OOB	Print Area	Serial # CN1C31T1C6	Lori McKinney
2012	Desk Top Monitor – GMgr	Dell 22 inch Flat Panel Display	OOB	Ivette’s Desk	S/N# CN-0174R7-72872-24B-A2VU	Dell from Lori McKinney
2012	Desk Top Monitor – GMgr	Dell 22 inch Flat Panel Display	OOB	Ivette’s Desk	S/N# CN-0174R7-72872-24B-A69U	Dell from Lori McKinney
2012	Copy Machine – Server Room	Ricoh Aficio MPC2551	OOB	Server Room	Equipment ID: V9825200222	Leased from Ricoh Business Solutions
2013	OOB WIFI Unit	Ruckus ZoneFlex 7300 Series (7363)	OOB	Telco Rm	SN 543D37054B00	Allcovered
2013	Security Radio Repeater	Hytera Professional Digital Radio Repeater; Model RD982; Installed 1/8/2013	OOB	A5 LRR ElecRm	SN12529A0096; 3 antennas located in A11, A5 and P2 by Stair #1.	Vision Communications
2013	Portable Radio	Hytera PD702 U(2)	OOB	Pearl Tan	SN 12816A0492; Radio ID# 2010	Vision Communications

Rev Date: 6/4/2013

Year	Type of Equipment	Model/Make	Dept	Location	Serial Number	Vendor
2013	Portable Radio	Hytera PD702 U(2)	OOB	Mary Ramsey	SN 12723D0125; Radio ID# 2011	Vision Communications
2013	Portable Radio	Hytera PD702 U(2)	OOB	Ivette Walker	SN 12723D0127; Radio ID# 2015	Vision Communications
2013	Portable Radio	Motorola SL7550	Owner’s Rep	Salvador Gutierrez	SN 682TNB2423; Radio ID# 2016	Vision Communications
2008	Desk Top Monitor – Parking	Parking Access Monitor	Parking	P-1 Parking	S/N #CN-ORY979-74261-848-6D5U	Dell
2009	Desk Top Monitor – Parking	Dell 19” Widescreen LCD SE 198 WFP 1-yr Wty: 1/1/09 to 1/1/2010	Parking	P-1 Parking	CN-OC558H-72872-89Q-OMAM	Best Buy
2009	Security IdentiPass System CPU	Dell Optiplex 740 MiniTower Athlon 1640B 3-yr Wty: 3/3/09 to 3/3/2012.	Parking	P-1 Parking	Service Tag # F8MDGJ1	Dell.com
2010	Desk Top Computer – Parking Mgr	Dell Opti Plex 380 Minitower Base 3‑yr Wty: 6/7/2010 to 6/6/2013. Placed in service 6/25/2010	Parking	P-1 Parking	B583KM1	Dell.com
2011	Desk Top Printer – Parking Mgr	HP Laser Jet 2420d	Parking	P-1 Parking	S/N: CNDJF05457
2012	Brother AIO Printer – Parking Mgr	Brother Model # MFC-7460 DN; 1‑yr Wty: 4/5/2012 to 4/5/2013	Parking	P-1 Parking	Serial #: U62701K1N199757	World Trade Office Supplies
2013	Portable Radio	Hytera PD702 U(2)	Parking	Rosana Brickey; P1	SN 12723D0126; Radio ID# 2012	Vision Communications
2013	Portable Radio	Hytera PD702 U(2)	Parking	Rosana Brickey; P2	SN 12723D0120; Radio ID# 2013	Vision Communications

Rev Date: 6/4/2013

Year	Type of Equipment	Model/Make	Dept	Location	Serial Number	Vendor
2013	Portable Radio	Hytera PD702 U(2)	Parking	Rosana Brickey; P3	SN 12816A0257; Radio ID# 2014	Vision Communications
2013	Portable Radio	Hytera PD702 U(2)	Parking	Rosana Brickey; P4	SN 12817A0326; Radio ID# 2018	Vision Communications
2007	Desk Top Printer – Security	HP LaserJet 1018; Placed in service on May 19, 2012 by Chip at Allcovered	Security	Kevin’s Desk-OOB	CNB1004493	HP.com
2009	Desk Top Monitor – Access Card	Dell Prof 1909, Wide Flat Panel DP/N OW160G: 3-yr Ltd Wty: 9/9/2009 to 9/9/2012	Security	Access Card Desk-OOB	CN-OW160G-72872-97Q-387S	Dell.com
2010	Desk Top Computer – Dir of Security	Dell Opti Plex 380 MiniTower Base 3-yr Wty: 5/6/2010 to 5/5/2013.	Security	Kevin’s Desk-OOB	Service Tag # 21QYRL1; Express Code: 4459322917; Mfg Date: 5/5/2010	Dell.com
2010	Desk Top Monitor – Dir of Security	Dell 22 inch Flat Panel Display; E2210H; 3-yr Wty: 5/3/2010 to 5/2/2013.	Security	Kevin’s Desk-OOB	DP/N OH265R; S/N: CN-OH265R-64180-047-1TGL	Dell.com
2010	Security Camera at Load Dock on P-1 Level (Camera #2)	Pelco ES3012 20X PTZ Camera at Load Dock; Ship Date: April 6, 2010. 1-yr Wty: 4/6/2010 to 4/5/2011	Security	P-1 Level	Serial Number: ABA-AP99	Universal Protection Systems
2010	Security Camera at West Monument. Camera #3 at the Plaza Level	Pelco ES3012 – 2 CLZ20PN; Ship Date: May 21, 2010. 1-yr Wty: 5/21/2010 to May 20, 2011.	Security	Plaza Level	Serial Number: ABC-CYQ8	Vision Communications
2011	Camera 4 on top of East Monument Sign	Pelco Esprit ES3012 Series – Camera (Integrated Positioning System); Installed 3/24/2011.	Security	Plaza Level	SN ABVHVW2; Pelco Esprit ES3012-2CLZ20PN	Vision Communications
2013	Portable Radio	Hytera PD702 U(2)	Security	Console	SN 12816A0498; Radio ID# 2005	Vision Communications
2013	Portable Radio	Hytera PD702 U(2)	Security	Patrol	SN 12816A0491; Radio ID# 2006	Vision Communications
2013	Portable Radio	Motorola SL7550	Security	Kevin Stapleton	SN 682TND2817; Radio ID# 2017	Vision Communications

Rev Date: 6/4/2013

EXHIBIT C
PERMITTED ENCUMBRANCES
The items listed on Schedule B in that certain Proforma Owner’s Policy of Title Insurance issued by Fidelity National Title Insurance Company (“Title Company”) under Order No. 4257983 (Reference No. 508130029), with respect to the Columbus Leased Premises, and the items listed on Schedule B in that certain Proforma Owner’s Policy of Title Insurance issued by Title Company under Order No. 23021588-977-MAT, with respect to the Long Beach Leased Premises.

EXHIBIT D
BASIC RENT PAYMENTS

1.	Basic Rent.
Subject to the adjustments provided for in Paragraph 2 below, Basic Rent payable in respect of the Term shall be $9,221,851 per annum for the Long Beach Property and $1,680,000 per annum for the Columbus Property, payable monthly in advance on the first (1st) Business Day of each calendar month during the Term (each a “Basic Rent Payment Date”), in equal installments of $768,487.58 each month with respect to the Long Beach Property and $140,000 each month with respect to the Columbus Property. Pro rata Basic Rent for the period from the date hereof through the last day of June, 2013 shall be paid on the Effective Date, and pro rata Basic Rent for the period from the final Basic Rent Payment Date of the Term through the last day of the Term shall be paid as the final installment of Basic Rent for the Term.
2.    Adjustments to Basic Rent. (a) Basic Rent shall not be adjusted until the first (1st) anniversary of the Basic Rent Payment Date on which the first full monthly installment of Basic Rent shall be due and payable (the “First Full Basic Rent Payment Date”). As of the first (1st) anniversary of the First Full Basic Rent Payment Date and thereafter on each anniversary of the First Full Basic Rent Payment Date (the “Basic Rent Adjustment Date”), Basic Rent shall be increased by three percent (3%) per annum; provided that Basic Rent for the first (1st) year of each Renewal Term shall be the greater of (i) one hundred three percent (103%) of the Basic Rent for the immediately preceding Lease Year, and (ii) Fair Market Basic Rent (as determined pursuant to Exhibit D-1).
(b)    Notice of the new annual Basic Rent shall be delivered to Tenant on or before the tenth (10th) day preceding each Basic Rent Adjustment Date, but any failure to do so by Landlord shall not be or be deemed to be a waiver by Landlord of Landlord’s rights to collect such sums. Tenant shall pay to Landlord, within ten (10) days after a notice of the new annual Basic Rent is delivered to Tenant, all amounts due from Tenant, but unpaid, because the stated amount as set forth above was not delivered to Tenant at least ten (10) days preceding the Basic Rent Adjustment Date in question (and, for the avoidance of doubt, any failure by Tenant to pay the amount of any increase in Basic Rent, or increase the amount of any Letter of Credit in connection with any increase in Basic Rent, shall not be a default or Event of Default under the Lease, or result in any Late Charge or interest, unless and until (i) with respect to the payment of Basic Rent, Tenant has failed to pay such amount within ten (10) days after notice of the new annual Basic Rent is delivered to Tenant by Landlord, and (ii) with respect to any increase of the amount of any Letter of Credit, Tenant has failed to increase the Letter of Credit within thirty (30) days after notice of the new annual Basic Rent is delivered to Tenant by Landlord).

EXHIBIT D-1
DETERMINATION OF FAIR MARKET BASIC RENT
For purposes of this Lease, Fair Market Basic Rent shall be determined in accordance with the following procedure:
Within ten (10) days after Landlord receives Tenant’s notice that it has elected to extend this Lease pursuant to Paragraph 5(a), Landlord shall deliver to Tenant Landlord’s calculation of the Fair Market Basic Rent for the first year of the applicable Renewal Term. As used herein, “Fair Market Basic Rent” means the sum of (A) amount of Basic Rent that Landlord could reasonably be expected to obtain upon a re-letting of the Long Beach Leased Premises on then current market terms (the “Long Beach FMBR”), plus (B) the amount of Basic Rent that Landlord could reasonably be expected to obtain upon a re-letting of the Columbus Leased Premises on then current market terms (the “Columbus FMBR”), as any of (A) and (B) are appropriately adjusted to reflect the fact that the Leased Premises constitute a portfolio that will be leased as a whole to a single tenant (any such adjustment, a “Portfolio Rent Adjustment Factor”).
If Tenant disagrees with Landlord’s calculation of Fair Market Basic Rent, Tenant shall notify Landlord of such disagreement within five (5) Business Days after Tenant’s receipt of Landlord’s calculation, and Landlord and Tenant shall within five (5) Business Days after the date of Tenant’s notice each appoint one appraiser for each Leased Premises and notify the other in writing of the name, address and qualifications of such appraisers. The appraiser appointed by Landlord with respect to the Long Beach Leased Premises and the appraiser appointed by Tenant with respect to the Long Beach Leased Premises are referred to herein collectively as the “Long Beach Appraisers”. The appraiser appointed by Landlord with respect to the Columbus Leased Premises and the appraiser appointed by Tenant with respect to the Columbus Leased Premises are referred to herein collectively as the “Columbus Appraisers”.
The Long Beach Appraisers shall endeavor to agree upon the Long Beach FMBR based on a written appraisal made by each of them within thirty (30) days after the later of the two appraisers’ appointments. The Columbus Appraisers shall endeavor to agree upon Columbus FMBR based on a written appraisal made by each of them within thirty (30) days after the later of the two appraisers’ appointments. In determining the Long Beach FMBR or Columbus FMBR, as applicable, the appointed appraisers shall determine the amount that a willing tenant would pay, and a willing landlord of a comparable building located in a radius of ten (10) miles of the applicable Leased Premises would accept, at arm’s length, to rent a building of comparable size and quality as the applicable Improvements, taking into account: (i) the age, quality, condition (as required by this Lease) of the Improvements; (ii) that the applicable Leased Premises will be leased as a whole or substantially as a whole to a single user; (iii) a lease term equal to the applicable Renewal Term; (iv) a lease with terms substantially similar to this Lease; and (v) such other items that professional real estate appraisers customarily consider; provided, however, that such appraisers shall not take into account any Portfolio Rent Adjustment Factor. If the Long Beach Appraisers agree upon the Long Beach FMBR, then such determination shall be binding and conclusive upon Landlord and Tenant. If the Columbus Appraisers agree upon the Columbus FMBR, then such determination shall be binding and conclusive upon Landlord and Tenant.

If the Long Beach Appraisers are unable to agree upon the Long Beach FMBR within forty‑five (45) days after the later of the applicable two appraisers’ appointments, then such appraisers shall advise Landlord and Tenant of their respective determinations and shall select a third appraiser within fifteen (15) days thereafter to make the determination of the Long Beach FMBR. If the Columbus Appraisers are unable to agree upon the Columbus FMBR within forty‑five (45) days after the later of the applicable two appraisers’ appointments, then such appraisers shall advise Landlord and Tenant of their respective determinations and shall select a third appraiser within fifteen (15) days thereafter to make the determination of the Columbus FMBR. The selection of any third appraiser pursuant to this paragraph shall be binding and conclusive upon Landlord and Tenant. If a third appraiser is not selected within either such fifteen (15) day period, then either Landlord or Tenant may petition the American Arbitration Association or any successor thereto (“AAA”) (with a copy to the other Party) to so determine such third appraiser and the Parties shall cooperate reasonably with each other and the AAA (including by responding promptly to any requests for information made by the AAA) in connection with such determination. The decision of the AAA shall be final and conclusive as to the identity of any third appraiser. The determination of the Long Beach FMBR or Columbus FMBR, as applicable, made by the applicable third appraiser appointed or determined pursuant hereto shall be made within thirty (30) days after such appointment. The Long Beach FMBR or Columbus FMBR, as applicable, shall be the average of the determination made by the applicable third appraiser and the determination made by the appraiser appointed by Landlord or Tenant whose determination is nearer to that of such third appraiser. Such average shall be binding and conclusive upon Landlord and Tenant.
Once the Long Beach FMBR and Columbus FMBR have been determined pursuant to the foregoing, the Parties will submit all relevant calculations to an appraiser at Jones Lang LaSalle, CB Richard Ellis, Cushman & Wakefield, Eastdil Secured, or another national real estate brokerage firm or accounting firm reasonably acceptable to both Landlord and Tenant for determination of any Portfolio Rent Adjustment Factor within thirty (30) days following such submission.
Each appraiser appointed or selected pursuant to the provisions of this Exhibit D-1 (1) shall be an independent qualified MAI appraiser with at least ten (10) years of experience in the county where the applicable the Leased Premises is located, (2) shall have no right, power or authority to alter or modify the provisions of this Lease, (3) shall utilize the definition of Fair Market Basic Rent hereinabove set forth, and (4) shall be registered in the State where the applicable Leased Premises is located. The fees and costs of the foregoing appraisal process shall be shared equally by Landlord and Tenant (including without limitation any fees associated with the engagement of the AAA).
Exhibit D shall be deemed amended to reflect the Basic Rent for each Leased Premises as determined pursuant to this Exhibit D-1. Notwithstanding the foregoing, at either Party’s request, both Parties shall enter into an amendment of this Lease reflecting the Basic Rent for each Leased Premises as determined pursuant to this Exhibit D-1.

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EXHIBIT E
ACQUISITION COSTS
$134,625,566 for the Long Beach Leased Premises
$24,000,000 for the Columbus Leased Premises

EXHIBIT F
PERCENTAGE ALLOCATION OF BASIC RENT PER LEASED PREMISES
Long Beach Leased Premises – 84.59%
Columbus Leased Premises – 15.41%

EXHIBIT G
CERTIFICATION RELATED TO THE USA PATRIOT ACT
On behalf of [Insert name of subtenant/assignee] (“[Subtenant/Assignee]”), I hereby certify to the following:
1.    [Subtenant/Assignee] maintains a place of business that is located at a fixed address (other than an electronic address or post office box) known as [__________________________].
2.    [Subtenant/Assignee] is subject to the laws of the United States and has no knowledge that it is not in full compliance with laws relating to bribery, corruption, fraud, money laundering and the Foreign Corrupt Practices Act.
3.    The names and addresses of [Subtenant/Assignee]’s Owners, officers and directors are accurately reflected on Annex A to this certification. “Owner” means any individual who owns, controls, or has the power to vote more than 50% of any class of [Subtenant/Assignee]’s stock, or otherwise controls or has the power to control [Subtenant/Assignee].
4.    None of said Owners, officers or directors is a Specially Designated National or Blocked Person. As used herein, the term “Specially Designated National or Blocked Person” shall mean a Person (i) designated by the Office of Foreign Assets Control at the U.S. Department of the Treasury, or other U.S. governmental entity, and appearing on the List of Specially Designated Nationals and Blocked Persons (http://www.ustreas.gov/offices/enforcement/ofac/sdn/ index.shtml), which List may be updated from time to time; or (ii) with whom Landlord or its affiliates are prohibited from engaging in transactions by any trade embargo, economic sanction or other prohibition of United States law, regulation, or Executive Order of the President of the United States. [Subtenant/Assignee] agrees to confirm this representation and warranty in writing on an annual basis if requested by Landlord to do so.
5.    [Subtenant/Assignee] does not transact business on behalf of, or for the direct or indirect benefit of, any individual or entity that is a Specially Designated National or Blocked Person. [Subtenant/Assignee] agrees to confirm this representation and warranty in writing on an annual basis if requested by Landlord to do so.
I, [______________________], certify that I have read and understand this Certification and that the statements made in this certification and the attached Annexes are true and correct.
[Signature Page Immediately Follows]

This Certification is made on behalf of [Subtenant/Assignee].

(Signature)

(Title)
Executed on this ________ day of __________, 20__.

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ANNEX A – OWNERS, OFFICERS AND DIRECTORS

NAME	TITLE/POSITION

EXHIBIT H
FORM OF ACH AUTHORIZATION AGREEMENT
AUTHORIZATION AGREEMENT FOR DIRECT PAYMENTS (ACH DEBITS)

Company	Company
Name __________________________	ID Number ____________________________

I (we) hereby authorize ________________________________, hereinafter called COMPANY, to initiate debit entries to my (our) ☐ Checking Account/ ☐ Savings Account (select one) indicated below at the depository financial institution named below, hereafter call DEPOSITORY, and to debit the same to such account. I (we) acknowledge that the origination of ACH transactions to my (our) account must comply with the provisions of U.S. law.

Depository Name _______________________________	Branch ____________________________
City ________________________________	State ____________	Zip ____________
Routing Number _____________________________	Account Number ____________________________

This authorization is to remain in full force and effect until COMPANY has received written notification from me (or either of us) of its termination in such time and in such manner as to afford COMPANY and DEPOSITORY a reasonable opportunity to act on it.

Name(s) _________________________________	ID Number _______________________
(Please Print)
Date ____________________________________	Signature ________________________

EXHIBIT I
SUBORDINATION AGREEMENT
THIS SUBORDINATION AGREEMENT (“Subordination Agreement”) dated as of _______________, 20___, is made by _______________________, a _____________________ (“Tenant”) and _____________________, a ________________ (“Manager”) in favor of AGNL ________________________, L.L.C., a Delaware limited liability company, (“Landlord”).
WITNESSETH:
WHEREAS, pursuant to a Lease Agreement dated as of the date hereof (the “Lease”) between Landlord and Tenant, Landlord has agreed to lease to Tenant, and Tenant has agreed to lease from Landlord, certain real property and improvements more particularly described therein (the “Property”);
WHEREAS, pursuant to a Management Agreement dated ____________, 20___ (the “Management Agreement”) between Manager and Tenant, Manager is responsible for the management of the business affairs of Tenant, in return for which Tenant is obligated to pay to Manager [__________________] fees (the “Management Fees”); and
WHEREAS, it is a condition precedent to Landlord’s obligation to lease the Property to Tenant under the Lease, that Manager shall have executed and delivered this Subordination Agreement to Landlord;
NOW, THEREFORE, in consideration of the premises and for the purpose of inducing Landlord to enter into the Lease and perform its obligations thereunder, Tenant and Manager hereby covenant and agree as follows:
AGREEMENTS
1.    Incorporation of Recitals. The recitals are incorporated herein by reference.
2.    Capitalized Terms. Capitalized terms not defined herein shall have the meaning ascribed to them in the Lease.
3.    Subordination of Management Fees. The Management Fees are subordinated in right of payment, to the extent and in the manner provided in this Subordination Agreement, to the prior payment in full of all Rent and other Monetary Obligations under the Lease.
4.    Payments to Landlord.
(a)    In the event of any insolvency or bankruptcy proceedings, or any receivership, reorganization or other similar proceedings in connection therewith, relative to Tenant or its property, and in the event of any proceedings for liquidation, dissolution or other winding up of Tenant, whether or not involving insolvency or bankruptcy (any such proceedings hereinafter referred to as “Bankruptcy or Insolvency Proceedings”), Landlord shall be entitled to receive payment in full of all Rent and other Monetary Obligations under the Lease before Manager shall be entitled to receive any payment or distribution on account of the Management Fees. Pursuant to the foregoing, Landlord shall be entitled to receive any payment or distribution on account of the Management Fees which may be payable or deliverable in any such Bankruptcy or Insolvency Proceedings.
(b)    Upon the occurrence of an Event of Default under Paragraph [22(a)(i) of the Lease] (a “Payment Default”), no payment or distribution on account of the Management Fees shall be made until such Payment Default shall have been cured or waived or shall otherwise have ceased to exist.
5.    Default, Termination and Modification of Management Agreement. Manager will notify Landlord promptly of any default by Tenant under the Management Agreement or termination by Tenant of the Management Agreement. Upon any termination of the Management Agreement, Manager may, if allowed in the Management Agreement, seek recourse against Tenant, subject to the subordination provisions contained herein. Manager and Tenant shall not modify or assign the Management Agreement or enter into a new management agreement without the prior written consent of Landlord which shall not be unreasonably withheld, conditioned or delayed, provided that such modification, assignment or new agreement is subject to all provisions hereof relating to the Management Agreement.
6.    Estoppel. Manager shall, within twenty (20) days after the written request of Landlord, execute an estoppel letter confirming, to the extent such matters are true at such time, that (a) the Management Agreement is in full force and effect and has not been modified, amended or assigned, (b) neither Manager nor, to Manager’s knowledge, Tenant is in default under any of the terms, covenants or provisions of the Management Agreement, (c) neither Manager nor Tenant has commenced any action or given or received any written notice for the purpose of terminating the Management Agreement, and (d) all Management Fees have been paid in full.
7.    Further Assurances. Manager and Tenant agree to execute such further agreements of subordination as may be determined by Landlord to be reasonably necessary to establish the priority of Tenant’s obligations under the Lease over its obligations under the Management Agreement, which agreements shall be in substantially the same form as this Agreement and contain such matters of estoppel with respect to Manager’s obligation to perform under the Management Agreement as may be true as of the date of such execution and as may be reasonably required by Landlord.
8.    Indemnification. Manager and Tenant hereby jointly and severally agree to indemnify, defend and hold harmless Landlord; any director, member, officer, general partner, limited partner, employee or agent of Landlord (or any legal representative, heir, estate, successor or assign of any thereof); any predecessor or successor partnership, corporation, limited liability company (or other entity) of Landlord, or any of its general partners, members or shareholders; or any affiliate of Landlord from and against all liabilities, losses, damages, costs, expenses (including, without limitation, reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands or judgments of any nature imposed upon or incurred by or asserted against Landlord by reason of, or in any way related to, this Subordination Agreement.

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9.    Term. This Subordination Agreement shall be effective continuously from the date hereof until payment in full of all Rent and other Monetary Obligations under the Lease.
10.    Legal Fees. Each of Manager and Tenant agrees that it shall be jointly and severally liable for all fees and expenses incurred by Landlord in connection with the enforcement of this Agreement, including, without limitation reasonable attorneys’ fees and expenses.
11.    Assignment of Rights and Responsibilities. This Subordination Agreement shall inure to the benefit of and may be enforced by Landlord and its successors and assigns under the Lease, and shall be binding upon and enforceable against Tenant and Manager and each of their respective successors and assigns.
12.    Choice of Law. This Subordination Agreement will be governed by and construed pursuant to the laws of the State of New York (the “State”). Each of Tenant and Manager specifically consents that any action brought under this Subordination Agreement may be brought in the State in any court of competent jurisdiction and venue therein and consents to the service of process issued from said court. Each of Tenant and Manager hereby waives trial by jury in and in respect of any and every action, proceeding, claim (whether or not denominated, a claim, counterclaim, cross-claim, off-set or the like) brought or asserted by Landlord with respect to any matter arising out of, under or connected with this Subordination Agreement.
13.    Amendments. This Subordination Agreement may be modified, amended, discharged or waived only by an agreement in writing signed by each of the parties hereto.
14.    Severability. If any one or more of the provisions contained in this Subordination Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Subordination Agreement, but this Subordination Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
(Signature page follows.)

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IN WITNESS WHEREOF, the parties hereto have caused this Subordination Agreement to be executed under seal as of the day and year first written above.
MANAGER:
,
a
By:
Name:
Title:
TENANT:
,
a
By:
Name:
Title:

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EXHIBIT J
FORM OF SNDA
SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is entered into as of ______________ ___, 201_ (the “Effective Date”) by and between _____________________________________ (together with any other holder of the Loan (defined below) and their respective successors and assigns, the “Mortgagee”), MOLINA HEALTHCARE, INC., a Delaware corporation (hereinafter, the “Tenant”) and AGNL CLINIC, L.P., a Delaware limited partnership (the “Landlord”), with reference to the following facts:
A.    Landlord owns fee simple title in the real property described in Exhibit “A” attached hereto (the “Property”).
B.    Mortgagee has made or intends to make a loan to Landlord (the “Loan”).
C.    To secure the Loan, Landlord has or will encumber the Property by entering into a mortgage or deed of trust in favor of Mortgagee (as amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time, the “Mortgage”) to be recorded in land records.
D.    Pursuant to the Lease dated [April _____], 2013, (the “Lease”) between Landlord and Tenant, Landlord leased to Tenant a portion of the Property, as said portion is more particularly described in the Lease (the “Leased Premises”).
E.    Tenant and Mortgagee desire to agree upon the relative priorities of their interests in the Property and their rights and obligations if certain events occur.
NOW, THEREFORE, for good and sufficient consideration, Tenant and Mortgagee agree:
1.    Definitions. The following terms shall have the following meanings for purposes of this Agreement.
2.    Foreclosure Event. A “Foreclosure Event” means: (i) foreclosure under the Mortgage; (ii) any other exercise by Mortgagee of rights and remedies (whether under the Mortgage or under applicable law, including bankruptcy law) as holder of the Loan and/or the Mortgage, as a result of which Mortgagee becomes owner of the Property; or (iii) delivery by Landlord to Mortgagee (or its designee or nominee) of a deed or other conveyance of Landlord’s interest in the Property in lieu of any of the foregoing.
3.    Former Landlord. A “Former Landlord” means Landlord and any other party that was landlord under the Lease at any time before the occurrence of any attornment under this Agreement.

4.    Offset Right. An “Offset Right” means any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Landlord pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement against Tenant’s payment of Rent or performance of Tenant’s other obligations under the Lease, arising (whether under the Lease or under applicable law) from Landlord’s breach or default under the Lease.
5.    Rent. The “Rent” means any fixed rent, base rent or additional rent under the Lease.
6.    Successor Landlord. A “Successor Landlord” means any party that becomes owner of the Property as the result of a Foreclosure Event.
7.    Termination Right. A “Termination Right” means any right of Tenant to cancel or terminate the Lease or to claim a partial or total eviction arising (whether under the Lease or under applicable law) from Landlord’s breach or default under the Lease.
8.    Other Capitalized Terms. If any capitalized term is used in this Agreement and no separate definition is contained in this Agreement, then such term shall have the same respective definition as set forth in the Lease.
9.    Subordination. The Lease, as the same may hereafter be modified, amended or extended, shall be, and shall at all times remain, subject and subordinate to the Mortgage (but not to the terms thereof), the lien imposed by the Mortgage, and all advances made under the Mortgage. Notwithstanding the foregoing, Mortgagee may elect, in its sole and absolute discretion, to subordinate the lien of the Mortgage to the Lease.
10.    Nondisturbance, Recognition and Attornment.
11.    No Exercise of Mortgage Remedies Against Tenant. So long as the Tenant is not in default under the Lease beyond any applicable grace or cure periods (an “Event of Default”), Mortgagee (i) shall not terminate or disturb Tenant’s possession of the Leased Premises under the Lease, except in accordance with the terms of the Lease and (ii) shall not name or join Tenant as a defendant in any exercise of Mortgagee’s rights and remedies arising upon a default under the Mortgage unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord or prosecuting such rights and remedies. In the latter case, Mortgagee may join Tenant as a defendant in such action only for such purpose and not to terminate the Lease or otherwise adversely affect Tenant’s rights under the Lease or this Agreement in such action.
12.    Recognition and Attornment. Upon Successor Landlord taking title to the Property (i) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided in this Agreement); (ii) Tenant shall recognize and attorn to Successor Landlord as Tenant’s direct landlord under the Lease as affected by this Agreement; and (iii) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor

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Landlord and Tenant. Tenant hereby acknowledges that pursuant to the Mortgage and assignment of rents, leases and profits, Landlord has granted to the Mortgagee an absolute, present assignment of the Lease and Rents which provides that Tenant continue making payments of Rents and other amounts owed by Tenant under the Lease to the Landlord and to recognize the rights of Landlord under the Lease until notified otherwise in writing by the Mortgagee. After receipt of such notice from Mortgagee, the Tenant shall thereafter make all such payments directly to the Mortgagee or as the Mortgagee may otherwise direct, without any further inquiry on the part of the Tenant. Landlord specifically agrees that Tenant may conclusively rely upon any written notice Tenant receives from Mortgagee notwithstanding any claim by Landlord contesting the validity of any term or condition of such notice, including, but not limited to, any default claimed by Mortgagee, and that Landlord shall not make any claim of any kind whatsoever against Tenant or Tenant’s leasehold interest with respect to any amounts paid to Mortgagee by Tenant or any acts performed by Tenant pursuant to such written notice.
13.    Further Documentation. The provisions of this Article 3 shall be effective and self-operative without any need for Successor Landlord or Tenant to execute any further documents. Tenant and Successor Landlord shall, however, confirm the provisions of this Article 3 in writing upon request by either of them within ten (10) days of such request.
14.    Protection of Successor Landlord. Notwithstanding anything to the contrary in the Lease or the Mortgage, Successor Landlord shall not be liable for or bound by any of the following matters:
15.    Claims Against Former Landlord. Any Offset Right that Tenant may have against any Former Landlord, unless (i) such Offset Right arises after the date Mortgagee encumbers the Property with the Mortgage and (ii) Tenant shall have given written notice to Mortgagee of such Offset Right prior to commencement of a Foreclosure Event. The foregoing shall not limit either (x) Tenant’s right to exercise against Successor Landlord any Offset Right otherwise available to Tenant because of events occurring after the date of attornment or (y) Successor Landlord’s obligation to correct any conditions that existed as of the date of attornment and violate Successor Landlord’s obligations as landlord under the Lease.
16.    Prepayments. Any payment of Rent that Tenant may have made to Former Landlord more than thirty (30) days before the date such Rent was first due and payable under the Lease with respect to any period after the date of attornment other than, and only to the extent that, the Lease expressly required such a prepayment or such payment was delivered to Mortgagee or Successor Landlord.
17.    Security Deposit. Any obligation with respect to any security deposited with Former Landlord, unless such security was actually delivered to Mortgagee or Successor Landlord.
18.    Modification, Amendment or Waiver. Any modification or amendment of the Lease, or any waiver of the terms of the Lease, made without Mortgagee’s written consent,

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excepting, however, commercially reasonable amendments or modifications of the Lease which are the result of good faith, arm’s length negotiations between Landlord and Tenant.
19.    Surrender, Etc. Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease.
20.    Casualty and Condemnation. Mortgagee agrees that, notwithstanding any provision of the Mortgage or any instrument secured by the Mortgage, any insurance proceeds and any condemnation awards which may be received by any party hereto and which relate to the Property shall be used or disbursed in accordance with the terms of the Lease.
21.    Mortgagee’s Right to Cure. Notwithstanding anything to the contrary in the Lease or this Agreement, before exercising any Offset Right or Termination Right:
22.    Notice to Mortgagee. Tenant shall provide Mortgagee with notice of the breach or default by Landlord giving rise to same (the “Default Notice”) and, thereafter, the opportunity to cure such breach or default as provided for below.
23.    Mortgagee’s Cure Period. After Mortgagee receives a Default Notice, Mortgagee shall have a period of thirty (30) days under the Lease in which to cure the breach or default by Landlord. Mortgagee shall have no obligation to cure (and, without limiting anything contained in Section 4.a. above, shall have no liability or obligation for not curing) any breach or default by Landlord, except to the extent that Mortgagee agrees or undertakes otherwise in writing. In addition, as to any breach or default by Landlord the cure of which requires possession and control of the Property, if Mortgagee undertakes such cure or causes such cure to be commenced by a receiver within the period permitted by this paragraph, and so long as Mortgagee continues to or causes a receiver to diligently and in good faith cure such breach or default, Mortgagee’s cure period shall continue for such additional time as Mortgagee may reasonably require.
24.    Miscellaneous.
25.    Notices. Any notice or request given or demand made under this Agreement by one party to the other shall be in writing, and may be given or be served by hand delivered personal service, or by depositing the same with a reliable overnight courier service or by deposit in the United States mail, postpaid, registered or certified mail, and addressed to the party to be notified, with return receipt requested or by telefax transmission, with the original machine‑ generated transmit confirmation report as evidence of transmission. Notice deposited in the mail in the manner hereinabove described shall be effective from and after the expiration of three (3) days after it is so deposited; however, delivery by overnight courier service shall be deemed effective on the next succeeding business day after it is so deposited and notice by personal service or telefax transmission shall be deemed effective when delivered to its addressee or within two (2) hours after its transmission unless given after 3:00 p.m. on a business day, in which case it shall be deemed effective at 9:00 a.m. on the

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next business day. For purposes of notice, the addresses and telefax number of the parties shall, until changed as herein provided, be as follows:
26.    If to the Mortgagee, at:
and
27.    If to the Tenant, at:
Molina Healthcare, Inc.
200 Oceangate, Suite 100
Long Beach, CA 90802
Attn: ____________________
Telecopy No.: (___) _______
28.    Successors and Assigns. This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns. If Mortgagee assigns the Mortgage, then upon delivery to Tenant of written notice thereof accompanied by the assignee’s written assumption of all obligations under this Agreement, all liability of the assignor shall terminate.
29.    Entire Agreement. This Agreement constitutes the entire agreement between Mortgagee and Tenant regarding the subordination of the Lease to the Mortgage and the rights and obligations of Tenant and Mortgagee as to the subject matter of this Agreement.
30.    Interaction with Lease and with Mortgage. If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the Mortgage.
31.    Mortgagee’s Rights and Obligations. Except as expressly provided for in this Agreement, Mortgagee shall have no obligations to Tenant with respect to the Lease. If an attornment occurs pursuant to this Agreement, then all rights and obligations of Mortgagee under this Agreement shall terminate, without thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement or under the Lease.
32.    Interpretation; Governing Law. The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the State in which the Leased Premises are located, excluding such State’s principles of conflict of laws.

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33.    Amendments.    This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the party to be charged.
34.    Due Authorization. Tenant represents to Mortgagee that it has full authority to enter into this Agreement, which has been duly authorized by all necessary actions. Mortgagee represents to Tenant that it has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.
35.    Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
[THIS SPACE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Mortgagee, Tenant and Landlord have caused this Agreement to be executed as of the date first above written.
MORTGAGEE:
[Signature Pages Continue on Following Page]

7

TENANT:
MOLINA HEALTHCARE, INC.
a Delaware corporation
By:
Name:
Title:

LANDLORD:
AGNL Clinic, L.P.,
a Delaware limited partnership
By: AGNL Clinic GP, L.L.C.,
Its general partner
By: AGNL Manager II,
Its manager
By:
Name: Gordon J. Whiting
Title: President

MORTGAGEE’S ACKNOWLEDGEMENT
STATE OF ____________    )
) ss.
COUNTY OF __________    )
On the ____ day of _________ in the year _______ before me, the undersigned, a Notary Public in and for said state, personally, appeared __________________, proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Signature of Notary Public

TENANT’S ACKNOWLEDGMENT
STATE OF ____________    )
) ss.
COUNTY OF __________    )
On the ____ day of _________ in the year _______ before me, the undersigned, a Notary Public in and for said state, personally, appeared __________________, proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Signature of Notary Public

LANDLORD’S ACKNOWLEDGMENT
STATE OF ____________    )
) ss.
COUNTY OF __________    )
On the ____ day of _________ in the year _______ before me, the undersigned, a Notary Public in and for said state, personally, appeared __________________, proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Signature of Notary Public

LIST OF EXHIBITS
If any exhibit is not attached hereto at the time of execution of this Agreement, it may thereafter be attached by written agreement of the parties, evidenced by initialing said exhibit.
Exhibit “A” - Legal Description of the Land

EXHIBIT K
List of Leases, Access Agreements and License Agreements
LEASE AGREEMENTS, ACCESS AGREEMENTS AND LICENSE AGREEMENTS ASSOCIATED WITH 200 & 300 OCEANGATE, LONG BEACH, CALIFORNIA, WITH MOLINA AS LANDLORD:

•	3-Dee International

•	Arthritis National Research Foundation

•	Lisa Brandon, CFLS

•	California Coastal Commission

•	Crowell, Weedon & Co.

•	Department of Industrial Relations

•	High Rise Goodies Restaurant Group, Inc.

•	J. Perez Associates, Inc.

•	Long Beach Publishing Company, Inc. (aka Press Telegram)

•	Lynn E. Moyer

•	D. Michael Trainotti

•	Michael W. Binning

•	Molina Healthcare, Inc.

•	MVP Energy, LLC

•	Pacific Maritime Association

•	Pacific Merchant Shipping

•	Bruce A. Dybens, AP

•	California State Lands Commission

•	US Department of Veterans Affairs

•	Perona, Langer, Beck Serbin & Mendoza

•	Rose, Klein & Marias, LLP

•	United Parcel Services, Inc.

•	APB Car Wash & Detailing Specialist – License

•	Steel Coil

•	Mikko Myong Pivonka, an individual

•	TCG Los Angeles, Inc. (aka AT&T) – ACCESS AND LICENSE

•	XO Communications Services, LLC – LICENSE

•	Molina Healthcare of California (undocumented license agreement)
LEASE AGREEMENTS, ACCESS AGREEMENTS AND LICENSE AGREEMENTS ASSOCIATED WITH 3000 CORPORATE EXCHANGE DRIVE, COLUMBUS, OHIO, WITH MOLINA AS LANDLORD:

•	Bresco Solutions, LLC – LICENSE

•	iQor, Inc.

•	Prime Engineering & Architecture, Inc.

•	U.S. Congressman Patrick Tiberi

•	XO Communications Services, Inc. – ACCESS AGREEMENT

Exhibit L
Form of Sublease SNDA
RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:
Sheppard Mullin Richter & Hampton LLP
1300 I Street NW, Washington, DC 20005
Attention: Michele E. Williams

THIS SPACE ABOVE FOR RECORDER’S USE
SUBORDINATION AGREEMENT; ATTORNMENT AND NON-DISTURBANCE AGREEMENT, AND CONSENT TO SUBLEASE DATED AS OF ____________ __, 2013, EXECUTED BY AGNL CLINIC, L.P., A DELAWARE LIMITED PARTNERSHIP, AS “AGNL”, MOLINA HEALTHCARE, INC., A DELAWARE CORPORATION, AS “MOLINA”, __________________________________, COLLECTIVELY, AS “LENDER” AND ______________________________, A _______________________________, AS “SUB-TENANT”.
NOTICE: SUBJECT TO THE NON-DISTURBANCE PROVISIONS CONTAINED HEREIN, THIS SUBORDINATION AGREEMENT RESULTS IN YOUR LEASE BECOMING SUBORDINATE TO, SUBJECT TO AND OF LOWER PRIORITY THAN THE GROUND LEASE (DEFINED BELOW)
THIS SUBORDINATION AGREEMENT, ATTORNMENT AND NON‑DISTURBANCE AGREEMENT AND CONSENT TO SUBLEASE (this “Agreement”) is made _______________ __, 2013 (the “Effective Date”), by and among AGNL Clinic, L.P., a Delaware limited partnership (“AGNL”), Molina Healthcare, Inc., a Delaware corporation (“Molina”), ________________________________ (collectively, “Lender”) and __________________, a ____________________ (“Sub-Tenant”).
RECITALS:
1.Molina Center LLC, a Delaware limited liability company (“Center”), as landlord, and Sub-Tenant, as tenant (or their respective predecessors in interest), entered into a Lease made and entered into as of ______________________________ (the “Lease”). Pursuant to the Lease, Sub-Tenant leases from Center that certain portion of the Property (defined below) as more particularly described on Exhibit B attached hereto and incorporated herein by this reference (the “Premises”). A copy of the Lease is attached hereto as Exhibit C and incorporated herein by this reference.
2.On the Effective Date, Center, sold and conveyed to AGNL the fee simple interest in that certain real property with an address of 200 and 300 Oceangate Blvd., Long Beach, California 90802, and described on Exhibit A attached hereto and incorporated herein by this reference (which property, together with all improvements now or hereafter located on the property, is defined as the “Property”) and Center assigned the Lease to Molina.
3.On the Effective Date, AGNL, as landlord, and Molina, as tenant, entered into a Lease Agreement dated as of the Effective Date (together with any amendments, modifications, replacements or extensions, the “Ground Lease”) pursuant to which AGNL leased to Molina all of the Property and improvements located thereon as more fully described in the Ground Lease and Lender made a loan (the “Loan”) to AGNL secured by, among other things, that certain _______________________________________ (the “Security Instrument”) encumbering AGNL’s interest in the Property.
4.As a condition to completing the sale and purchase of the Property and entering into the Ground Lease, AGNL and Lender have required that Molina and Sub-Tenant acknowledge and agree that (notwithstanding the fact that the Lease was entered into prior to the Ground Lease) unconditionally and at all times the Ground Lease shall be prior and superior in title to the Lease and that Molina and Sub-Tenant specifically and unconditionally subordinate their respective interests in the Lease to the priority in title of the Ground Lease, subject to certain “non-disturbance” protections for Sub-Tenant described herein.
5.Subject to certain “non-disturbance” protections for Sub-Tenant described herein, the effect of the foregoing subordination shall be that the Ground Lease shall be deemed a master lease or superior lease and that the Lease shall be deemed a sublease under the Ground Lease.
6.The parties have agreed to the foregoing and to all of the other agreements and understandings set forth in this Agreement.
NOW, THEREFORE, for valuable consideration and to induce AGNL to enter into the transaction described in the recitals, AGNL, Molina, Lender and Sub-Tenant hereby agree as follows:

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1.    Subordination; Consent to Sublease. AGNL, Molina, Lender and Sub-Tenant hereby agree that:
1.1    Recitals. The foregoing recitals are incorporated herein by reference as if fully set forth in this Agreement.
1.2    Prior Title. Subject to Section 4 of this Agreement, the Ground Lease, and any modifications, renewals or extensions thereof, is and shall unconditionally be and at all times remain prior and superior in title to the Lease. Molina shall be the direct landlord under the Lease and shall continue to be liable and obligated to Sub-Tenant for all of landlord’s liabilities and obligations thereunder.
2.    Additional Agreements. It is covenanted and agreed that so long as the Ground Lease is in effect:
2.1    No Advance Rents. Sub-Tenant will make no payments or prepayments of rent more than one (1) month in advance of the time when the same become due under the Lease except as may be expressly required of Sub-Tenant under the Lease.
2.2    Assignment of Rents. Upon receipt by Sub-Tenant of written notice from AGNL that AGNL has elected to terminate the Ground Lease or that an Event of Default (as defined in the Ground Lease) has occurred, Sub-Tenant will pay directly to AGNL all rents due and payable under the Lease. Sub-Tenant shall comply with such direction to pay and shall not be required to determine whether the Ground Lease has been terminated or whether Molina is in default under the Ground Lease; Molina and AGNL hereby agreeing with Sub-Tenant that Sub‑Tenant shall be given credit under the Lease for any such payments as though such payments had been made to Molina.
2.3    Assignment and Subletting. Sub-Tenant shall not exercise any of its rights to assign, sublet, license, lease, sublease or otherwise transfer any right of use or occupancy for the Premises which requires the prior consent of Molina under the Lease without obtaining the prior written consent of AGNL in accordance with Section 2.6 hereof (the foregoing requirement for AGNL’s consent shall exist independent of and regardless of whether Molina has granted its consent to such assignment, subletting, license, lease, sublease or other transfer).
2.4    Alterations and Repairs. Tenant shall not make any alteration (as defined in the Lease) at the Premises which requires the prior consent of Molina under the Lease without obtaining the prior written consent of AGNL in accordance with Section 2.6 hereof.
2.5    AGNL Agreement. So long as Molina (or any successor landlord) does not have the right to terminate the Lease by reason of default (after any applicable notice and cure periods) on the part of Sub-Tenant, then, in such event, (a) unless any applicable law requires same, Sub-Tenant shall not be joined as a party defendant in any action or proceeding which may be instituted or taken by AGNL for the purpose of terminating the Ground Lease by reason of any default thereunder, (b) Sub-Tenant shall not be evicted from the Premises nor shall any of Sub-Tenant’s rights under the Lease be affected in any way by reason of any default under the Ground

3

Lease, and (c) Sub-Tenant’s estate under the Lease shall not be terminated or disturbed by reason of any default on the part of Molina under the Ground Lease.
2.6    Consents. AGNL covenants and agrees that any consents by AGNL provided for hereunder generally shall be given, deemed given or withheld under the same standard as would be the case for Molina under the Lease provided that Tenant also delivers to AGNL any notices related to such matters at the same time as delivered to Molina in accordance with the terms of the Lease. Tenant agrees that, if Tenant contends that AGNL improperly withheld its consent to any action or occurrence which requires AGNL’s consent hereunder, then Tenant may seek an action for declaratory judgment against AGNL seeking to reverse such decision, or otherwise avail itself of any other remedies against AGNL to the extent available against the landlord under the Lease. The foregoing shall not limit any and all remedies or claims that Tenant may have against Molina under or pursuant to the Lease.
3.    Attornment. Sub-Tenant agrees for the benefit of AGNL and any transferee, successor or assign of AGNL or lender of AGNL, including, without limitation, Lender, which succeeds to the rights of AGNL, as landlord, pursuant to a foreclosure, deed-in-lieu of foreclosure or other exercise of remedies (hereafter referred to, collectively, as “Prime Landlord”) following a termination of the Ground Lease, but subject in each case to Section 4 of this Agreement, as follows:
3.1    Payment of Rent. Sub-Tenant shall pay to Prime Landlord all rental payments required to be made by Sub-Tenant pursuant to the terms of the Lease for the duration of the term of the Lease.
3.2    Continuation of Performance. Sub-Tenant shall be bound to Prime Landlord in accordance with all of the provisions of the Lease for the balance of the term thereof, and Sub-Tenant hereby attorns to Prime Landlord as its landlord following a termination of the Ground Lease, such attornment to be effective and self-operative without the execution of any further instrument immediately upon Prime Landlord’s termination of the Ground Lease and delivery of written notice thereof to Sub-Tenant.
3.3    No Offset. Prime Landlord shall not be liable for, nor subject to, any offsets, credits or defenses which Sub-Tenant may have by reason of any act or omission of Molina under the Lease (except to the extent specifically provided in the Lease as of the Effective Date and solely for such offsets, credits or defenses accruing or continuing after Prime Landlord becomes the landlord under the Lease), nor for the return of any sums which Sub‑Tenant may have paid to Molina under the Lease as and for security deposits, advance rentals or otherwise, except to the extent that such sums are actually delivered by Molina to Prime Landlord (and provided that the foregoing provisions shall not exempt Prime Landlord, if Prime Landlord succeeds to the interest of Molina under the Lease, from the performance of the obligations of the “Landlord” under the Lease accruing during and applicable to Prime Landlord’s period of ownership).
3.4    Subsequent Transfer. If Prime Landlord, by succeeding to the interest of Molina under the Lease, should become obligated to perform the covenants of Molina thereunder, then, upon any further transfer of Prime Landlord’s interest by Prime Landlord and assumption

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thereof by the transferee, all of such obligations (except those assumed by Prime Landlord during and applicable to Prime Landlord’s period of ownership) shall terminate as to Prime Landlord.
4.    Non-Disturbance. In the event of a termination of the Ground Lease, or other action to enforce AGNL’s remedies under the Ground Lease or any other termination or surrender thereof, including, without limitation, pursuant to Section 365(h) of the U.S. Bankruptcy Code or Lender’s exercise of remedies under the Security Instrument, so long as there shall then exist no right of the landlord to exercise remedies pursuant to the Lease by reason of default (beyond any applicable notice and cure period) by Sub-Tenant such that there is a right to terminate the Lease, AGNL and Lender each agree for itself and each of its successors and assigns that the leasehold interest of Sub-Tenant under the Lease shall not be extinguished or terminated by reason of such termination or exercise of remedies by AGNL or Lender, but rather the Lease shall continue in full force and effect and AGNL or Lender (and any party that shall become a transferee of the Property by reason thereof), as applicable, shall recognize and accept Sub-Tenant as tenant under the Lease subject to and upon the terms and provisions of the Lease except as modified by this Agreement; If a default (beyond any applicable notice and cure period) exists under the Lease such that there is a right to terminate the Lease at the time of the termination of the Ground Lease or the exercise of any of AGNL’s remedies thereunder, then both AGNL and Lender may elect to continue the Lease as provided for in this Agreement or terminate the Lease upon written notice from AGNL and/or Lender to Sub-Tenant.
5.    Miscellaneous.
5.1    Heirs, Successors, Assigns and Transferees. The covenants herein shall be binding upon, and inure to the benefit of, the heirs, successors and assigns of the parties hereto including, without limitation, Lender or any other lender of AGNL that becomes landlord under the Ground Lease or the Lease.
5.2    Notices. All notices or other communications required or permitted to be given pursuant to the provisions hereof shall be deemed served upon delivery or, if mailed, upon the first to occur of receipt or the expiration of three (3) days after deposit in United States Postal Service, certified mail, postage prepaid and addressed to the address of AGNL, Molina or Sub‑Tenant appearing below:
“AGNL”    AGNL Clinic, L.P.
c/o Angelo, Gordon & Co., L.P.
245 Park Avenue, 26th Floor
New York, NY 10167-0094
Phone No.: (212) 883-4157
Fax No.: (212) 883-4141
Attn: Gordon J. Whiting
With a copy to:    AGNL Manager II, Inc.
c/o Angelo, Gordon & Co., L.P.
245 Park Avenue, 26th Floor
New York, NY 10167-0094

5

Phone No.: (212) 692-2296
Fax No.: (212) 867-6448
Attn: Joseph R. Wekselblatt
With a copy to:    Sheppard, Mullin, Richter & Hampton LLP
1300 I Street, N.W., Suite 1100
Washington, D.C. 20005
Phone No.: (202) 469-4943
Fax No.: (202) 312-9411
Attn: Michele E. Williams, Esquire
“Molina”    Director of Facilities
Molina Healthcare, Inc.
200 Oceangate, Suite 100
Long Beach, CA 90802-4317
Phone No.: (562) 435-3666
Fax No.: (562) 901-1086
with a copy to:    Sidley Austin LLP
555 West 5th Street
40th Floor
Los Angeles, CA 90013
Phone No.: (213) 896-6018
Fax No.: (213) 896-6600
Attn.: Marc I. Hayutin, Esquire
and to:    Sidley Austin LLP
555 West 5th Street
40th Floor
Los Angeles, CA 90013
Phone No.: (213) 896-6048
Fax No.: (213) 896-6600
Attn.: Edward C. Prokop, Esquire
“Lender”    [insert lender’s contact information]
“Sub-Tenant”    [insert tenant’s contact information]
provided, however, that any party shall have the right to change its address for notice hereunder by the giving of written notice thereof to the other parties in the manner set forth in this Agreement.

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5.3    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute and be construed as one and the same instrument.
5.4    Remedies Cumulative. All rights of AGNL herein to collect rents on behalf of Molina under the Lease are cumulative and shall be in addition to any and all other rights and remedies provided by law and by other agreements between AGNL and Molina or others.
5.5    Paragraph Headings. Paragraph headings in this Agreement are for convenience only and are not to be construed as part of this Agreement or in any way limiting or applying the provisions hereof.
5.6    Representations. Each of AGNL, Molina, Lender and Sub-Tenant represents to the other respective parties that it has the power and authority to enter into this Agreement.
5.7    Intentionally Omitted.
5.8    Governing Law. It is the intention of the parties hereto that this Agreement (and the terms and provisions hereof) shall be construed and enforced in accordance with the laws of the State of California, without regard to any conflict of law principles.
5.9    Recordation. At AGNL’s option, this Agreement may be recorded in the land records where the Property is located. Any recordation of this Agreement or any memorandum thereof, whether at the request of AGNL, Lender or otherwise, shall not be at SubTenant’s expense.
5.10    Fee Lender Subordination. AGNL, Molina, Lender and Sub-Tenant agree that the Lease shall be subordinate to the Loan and the Security Instrument and any mortgage or other security instrument hereafter placed upon the Property (which includes the Premises) by AGNL, and to any and all advances made or to be made thereunder, to the interest thereon, and all renewals, replacements and extensions thereof; provided, however, that the foregoing shall not limit Lender’s agreements contained herein, including, without limitation, as described in Section 5.4 hereof.
INCORPORATION. Exhibit A, Exhibit B and Exhibit C are attached hereto and incorporated herein by this reference.
(SIGNATURES FOLLOW)

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above-written.

NOTICE:	IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.
“MOLINA”
MOLINA HEALTHCARE, INC.,
a Delaware corporation

By: _____________________________________
Name: ___________________________________
Date: ________________________	Its: ______________________________________

Signature Page to
Sublease SNDA

“AGNL”
AGNL CLINIC, L.P.,
a Delaware limited partnership
By: AGNL CLINIC GP, L.L.C.,
its general partner
By: AGNL Manager II, Inc.,
its manager

Date: ________________________	By: __________________________________
Gordon J. Whiting, President

Signature Page to
Sublease SNDA

“LENDER”

Date: __________________
By: _____________________________
Name: __________________________
Its: _____________________________
Date: __________________
By: ______________________________
Name: ___________________________
Its: ______________________________

Signature Page to
Sublease SNDA

“SUB-TENANT”
[_____________]

Date: ____________________	By: _________________________________
Name: ______________________________
Its: _________________________________

Signature Page to
Sublease SNDA

ACKNOWLEDGEMENT
(For Molina)
STATE OF CALIFORNIA    )
) ss:
COUNTY OF ____________    )
On _________________, before me, _________________________________, a Notary Public, personally appeared _______________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature    (Seal)

Signature Page to
Sublease SNDA

ACKNOWLEDGEMENT
(For AGNL)
STATE OF _____________
COUNTY OF ___________
On [May] __, 2013 before me, ________________________________, a Notary Public in and for said state, personally appeared _________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.
Witness my hand and official seal.

Notary Public in and for said State

Signature Page to
Sublease SNDA

ACKNOWLEDGEMENT
(For Lender)
STATE OF _____________
COUNTY OF ___________
On [May] __, 2013 before me, ________________________________, a Notary Public in and for said state, personally appeared _________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.
Witness my hand and official seal.

Notary Public in and for said State
ACKNOWLEDGEMENT
(For Lender)
STATE OF _____________
COUNTY OF ___________
On [May] __, 2013 before me, ________________________________, a Notary Public in and for said state, personally appeared _________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.
Witness my hand and official seal.

Notary Public in and for said State

Acknowledgement to
Sublease SNDA

ACKNOWLEDGEMENT
(For Sub-Tenant)
[STATE OF CALIFORNIA    )
) ss:
COUNTY OF____________    )
On __________, before me, ________________________________, a Notary Public personally appeared _________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
Witness my hand and official seal.
Signature ______________________________ (Seal)]

Acknowledgement to
Sublease SNDA

EXHIBIT A
PROPERTY
LEGAL DESCRIPTION
PARCELS 2 AND 3, AS SHOWN ON PARCEL MAP NO. 5196, IN THE CITY OF LONG BEACH, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, FILED IN BOOK 71 PAGE 14 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
EXCEPT THEREFROM, ALL OIL, GAS, HYDROCARBON SUBSTANCES AND MINERALS OF EVERY KIND AND CHARACTER LYING MORE THAN 500 FEET BELOW THE SURFACE OF SAID LAND, TOGETHER WITH THE RIGHT TO DRILL INTO, THROUGH AND TO USE AND OCCUPY ALL PARTS OF SAID LAND LYING MORE THAN 500 FEET BELOW THE SURFACE THEREOF FOR ANY ALL PURPOSES INCIDENTAL TO THE EXPLORATION FOR AND PRODUCTION OF OIL, GAS, HYDROCARBON SUBSTANCES OR MINERALS FROM SAID OR OTHER LANDS, BUT WITHOUT, HOWEVER, ANY RIGHT TO USE EITHER THE SURFACE OF SAID LAND OR ANY PORTION OF SAID LAND WITHIN 500 FEET OF THE SURFACE FOR ANY PURPOSE OR PURPOSES WHATSOEVER AS RESERVED BY VARIOUS DEEDS OF RECORD, AMONG THEM, BEING THE DEED RECORDED JULY 19, 1965 AS INSTRUMENT NO. 885 IN BOOK D2981 PAGE 153 OFFICIAL RECORDS.
APN: 7278-003-035 AND 7278-003-036

Exhibit A

EXHIBIT B
PREMISES
The premises leased from Molina to Sub-Tenant under the Lease, consisting of approximately ________ rentable square feet, on portions of the ground and second floors of the office building located at 200 and 300 Oceangate Blvd., Long Beach, California.

Exhibit B

EXHIBIT C
LEASE

Exhibit C